                                                                      Exhibit 10

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                              RESTATED CREDIT AGREEMENT

                             dated as of August 15, 1997,




                                        Among



                           FURNISHINGS INTERNATIONAL INC.,

                      LIFESTYLE FURNISHINGS INTERNATIONAL LTD.,

                        THE SUBSIDIARY BORROWERS NAMED HEREIN,

                               THE LENDERS NAMED HEREIN


                                         and


                              THE CHASE MANHATTAN BANK,
                    as Swingline Lender, Administrative Agent and
                                   Collateral Agent


                         THE FIRST NATIONAL BANK OF CHICAGO,
                           as Issuing Bank and as Co-Agent

                                         and

                                  CIBC, as Co-Agent

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--------------------------------------------------------------------------------

                                 TABLE OF CONTENTS


                                                                            Page
                                     ARTICLE I

                                   Definitions

SECTION 1.01.  Defined Terms...................................................2
SECTION 1.02.  Terms Generally................................................26

                                    ARTICLE II

                                   The Credits

SECTION 2.01.  Commitments....................................................26
SECTION 2.02.  Loans..........................................................26
SECTION 2.03.  Borrowing Procedure............................................28
SECTION 2.04.  Evidence of Debt; Repayment of Loans...........................28
SECTION 2.05.  Fees...........................................................29
SECTION 2.06.  Interest on Loans..............................................30
SECTION 2.07.  Default Interest...............................................30
SECTION 2.08.  Alternate Rate of Interest.....................................30
SECTION 2.09.  Termination and Reduction of Commitments.......................31
SECTION 2.10.  Conversion and Continuation of Borrowings......................31
SECTION 2.11.  [Intentionally Omitted]........................................33
SECTION 2.12.  Optional Prepayment............................................33
SECTION 2.13.  Mandatory Prepayments..........................................33
SECTION 2.14.  Reserve Requirements; Change in Circumstances..................34
SECTION 2.15.  Change in Legality.............................................35
SECTION 2.16.  Indemnity......................................................36
SECTION 2.17.  Pro Rata Treatment.............................................37
SECTION 2.18.  Sharing of Setoffs.............................................37
SECTION 2.19.  Payments.......................................................38
SECTION 2.20.  Taxes..........................................................38
SECTION 2.21.  Assignment of Commitments Under Certain Circumstances; Duty
                 to Mitigate..................................................40
SECTION 2.22.  Swingline Loans................................................42
SECTION 2.23.  Letters of Credit..............................................43

                                      ARTICLE III

                             Representations and Warranties

SECTION 3.01.  Organization; Powers...........................................48
SECTION 3.02.  Authorization..................................................48
SECTION 3.03.  Enforceability.................................................49
SECTION 3.04.  Governmental Approvals.........................................49


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2

SECTION 3.05.  Financial Statements...........................................49
SECTION 3.06.  No Material Adverse Change.....................................49
SECTION 3.07.  Title to Properties; Possession Under Leases...................49
SECTION 3.08.  Subsidiaries...................................................50
SECTION 3.09.  Litigation; Compliance with Laws...............................50
SECTION 3.10.  Agreements.....................................................51
SECTION 3.11.  Federal Reserve Regulations....................................51
SECTION 3.12.  Investment Company Act; Public Utility Holding Company Act.....51
SECTION 3.13.  Use of Proceeds................................................51
SECTION 3.14.  Tax Returns....................................................51
SECTION 3.15.  No Material Misstatements......................................51
SECTION 3.16.  Employee Benefit Plans.........................................52
SECTION 3.17.  Environmental Matters..........................................52
SECTION 3.18.  Insurance......................................................53
SECTION 3.19.  Security Documents.............................................53
SECTION 3.20.  Location of Real Property and Leased Premises..................54
SECTION 3.21.  Labor Matters..................................................54
SECTION 3.22.  Solvency.......................................................54

                                      ARTICLE IV

                                 Conditions of Lending

SECTION 4.01.  All Credit Events..............................................54
SECTION 4.02.  Restatement Credit Event.......................................55

                                       ARTICLE V

                                  Affirmative Covenants

SECTION 5.01.  Existence; Businesses and Properties; Compliance with Laws.....58
SECTION 5.02.  Insurance......................................................58
SECTION 5.03.  Obligations and Taxes..........................................60
SECTION 5.04.  Financial Statements, Reports, etc.............................60
SECTION 5.05.  Litigation and Other Notices...................................61
SECTION 5.06.  Employee Benefits..............................................61
SECTION 5.07.  Maintaining Records; Access to Properties and Inspections......62
SECTION 5.08.  Use of Proceeds................................................62
SECTION 5.09.  Compliance with Environmental Laws.............................62
SECTION 5.10.  Preparation of Environmental Reports...........................62
SECTION 5.11.  Further Assurances.............................................62
SECTION 5.12.  Subsidiaries...................................................63

                                      ARTICLE VI

                                  Negative Covenants

SECTION 6.01.  Indebtedness...................................................63

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                                                                               3

SECTION 6.02.  Liens..........................................................65
SECTION 6.03.  Sale and Lease-Back Transactions...............................67
SECTION 6.04.  Investments, Loans and Advances................................67
SECTION 6.05.  Mergers, Consolidations, Sales of Assets and Acquisitions......69
SECTION 6.06.  Dividends and Distributions; Restrictions on Ability of
                 Subsidiaries to Pay Dividends................................71
SECTION 6.07.  Transactions with Affiliates...................................72
SECTION 6.08.  Other Indebtedness and Agreements..............................72
SECTION 6.09.  Interest Coverage Ratio........................................73
SECTION 6.10.  Total Debt Ratio...............................................74
SECTION 6.11.  Capital Expenditures...........................................74
SECTION 6.12.  Bank Accounts..................................................74
SECTION 6.13.  Business of Holdings, Borrowers and Subsidiaries...............74
SECTION 6.14.  Fiscal Year....................................................75

                                       ARTICLE VII

                                     Events of Default

                                       ARTICLE VIII

                       The Administrative Agent and the Collateral Agent

                                       ARTICLE IX

                                      Miscellaneous

SECTION 9.01.  Notices........................................................80
SECTION 9.02.  Survival of Agreement..........................................80
SECTION 9.03.  Binding Effect.................................................81
SECTION 9.04.  Successors and Assigns.........................................81
SECTION 9.05.  Expenses; Indemnity............................................84
SECTION 9.06.  Right of Setoff................................................85
SECTION 9.07.  Applicable Law.................................................85
SECTION 9.08.  Waivers; Amendment.............................................85
SECTION 9.09.  Interest Rate Limitation.......................................86
SECTION 9.10.  Entire Agreement...............................................87
SECTION 9.11.  WAIVER OF JURY TRIAL...........................................87
SECTION 9.12.  Severability...................................................87
SECTION 9.13.  Counterparts...................................................87
SECTION 9.14.  Headings.......................................................88
SECTION 9.15.  Jurisdiction; Consent to Service of Process....................88
SECTION 9.16.  Confidentiality................................................88
SECTION 9.17.  Obligations Joint and Several..................................89
SECTION 9.18.  Replacement of Existing Credit Agreement.......................80


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4

                                 Exhibits and Schedules

Exhibit A         Form of Administrative Questionnaire
Exhibit B         Form of Assignment and Acceptance
Exhibit C         Form of Borrowing Request
Exhibit D         Form of Indemnity, Subrogation and Contribution Agreement
Exhibit E         Form of Deed of Trust
Exhibit F         Form of Holdings Guarantee Agreement
Exhibit G         Form of Pledge Agreement
Exhibit H         Form of Security Agreement
Exhibit I         Form of Subsidiary Guarantee Agreement
Exhibit J         Form of Opinion of Borrower's Counsel
Exhibit K         Form of Confidentiality Agreement
Exhibit L         Form of Subordination, Nondisturbance and Attornment Agreement
Exhibit M         Form of Note

Schedule 1        Subsidiary Borrowers
Schedule 1.01(a)  Existing Account Parties
Schedule 1.01(b)  Existing Letters of Credit
Schedule 1.01(c)  Mortgaged Properties
Schedule 1.01(d)  Specified HFG Assets
Schedule 1.01(e)  Specified HFG Companies
Schedule 2.01     Commitments
Schedule 3.07(b)  Possession under Leases
Schedule 3.07(c)  Condemnation Proceedings
Schedule 3.07(d) Rights of First Refusal, Options and Other Rights Regarding Interests in Mortgaged Properties
Schedule 3.08     Subsidiaries
Schedule 3.09     Litigation
Schedule 3.17     Environmental Matters
Schedule 3.18     Insurance
Schedule 3.19(d)  Mortgage Filing Offices
Schedule 3.20(a)  Owned Real Property
Schedule 3.20(b)  Leased Real Property
Schedule 3.21     Labor Matters
Schedule 6.01(a)  Indebtedness
Schedule 6.02(a)  Liens
Schedule 6.04(m)  Current Investments, Loans and Advances
Schedule 6.04(n)  Customer Investments, Loans and Advances
Schedule 6.04(o)  Supplier Loans and Advances
Schedule 6.07     Transactions with Affiliates

                   RESTATED CREDIT AGREEMENT dated as of August 15,
              1997, among LIFESTYLE FURNISHINGS INTERNATIONAL LTD., a Delaware corporation (the "Parent Borrower"); each subsidiary of the Parent Borrower listed on Schedule 1 hereto (each, a "Subsidiary Borrower" and collectively, the "Subsidiary Borrowers"; the Parent Borrower and the Subsidiary Borrowers are collectively referred to herein as the "Borrowers"); FURNISHINGS INTERNATIONAL INC., a Delaware corporation ("Holdings"); the Lenders (as defined in Article I); THE CHASE MANHATTAN BANK, a New York banking corporation, as swingline lender (in such capacity, the "Swingline Lender"), as administrative agent (in such capacity, the "Administrative Agent") and as collateral agent (in such capacity, the "Collateral Agent") for the Lenders; THE FIRST NATIONAL BANK OF CHICAGO, as issuing bank (in such capacity, the "Issuing Bank") and as Co-Agent; and CIBC, as Co-Agent.


    Pursuant to the Acquisition Agreement dated as of March 29, 1996, as amended (the "Acquisition Agreement"), between Holdings and Masco Corporation, a Delaware corporation ("Masco"), effective as of August 5, 1996 (the "Acquisition Date"), (a) Holdings acquired from Masco all the capital stock of each of the Subsidiary Borrowers, (b) Holdings acquired through merger the Specified HFG Companies (such term and each other capitalized term used but not defined herein having the meaning given it in Article I), with Holdings as the surviving corporation, and (c) all outstanding intercompany Indebtedness of the Subsidiary Borrowers, the Specified HFG Companies and their respective subsidiaries owed to Masco as of the Acquisition Date was repaid in full (collectively, the "Acquisition").

    In connection with the Acquisition, (a) 399 Venture Partners Inc., a Delaware corporation ("399 Venture Partners"), together with certain institutional investors and members of management, made a cash capital contribution to Holdings in an aggregate amount of approximately $65,300,000 (the "Equity Contribution"), (b) Holdings contributed to the Parent Borrower (which, in turn, contributed to LHL) all the capital stock of each of the Subsidiary Borrowers (other than LHL), all the capital stock of the companies referred to in Section 5.12 and the Specified HFG Assets, (c) the Parent Borrower issued the Subordinated Notes in a public offering, (d) Holdings, the Receivables Subsidiary and certain other Subsidiaries entered into the Receivables Financing and (e) the Lenders made certain loans and extensions of credit to the Borrowers in the form of (i) Tranche A Term Loans, in an aggregate principal amount of $125,000,000, (ii) Tranche B Term Loans, in an aggregate principal amount of $175,000,000, and (iii) a revolving credit facility, in an aggregate principal amount at any time outstanding not in excess of $150,000,000 pursuant to the terms of a Credit Agreement dated as of August 5, 1996, among the Borrowers, Holdings, the Lenders, the Administrative Agent, the Collateral Agent and Chase Manhattan Bank, as issuing bank, as amended by the First Amendment dated as of January 30, 1997 (as so amended, the "Existing Credit Agreement"). In addition, pursuant to the Existing Credit Agreement, the Swingline Lender agreed to extend credit in the form of Swingline Loans in an aggregate principal amount at any time outstanding not in excess of $25,000,000, and the original issuing bank thereunder agreed to issue letters of credit, in an aggregate face amount

2

at any time outstanding not in excess of $50,000,000, to support payment obligations incurred in the ordinary course of business by the Borrowers and the Subsidiaries.

    The parties hereto wish to replace the Existing Credit Agreement with this Restated Credit Agreement (the "Restated Credit Agreement") (a) to replace the existing Tranche A Term Loans and Tranche B Term Loans and revolving credit facility with a single revolving credit facility in an aggregate principal amount at any time outstanding not in excess of $400,000,000, (b) to reduce the applicable interest rates and other charges payable under the Existing Credit Agreement, (c) to appoint The First National Bank of Chicago as Issuing Bank and permit the issuance of electronic and foreign-currency-denominated letters of credit and (d) to modify certain covenants and make certain other changes as set forth herein. For administrative convenience, and in order to reduce associated expenses, the parties hereto have agreed to draft the Restated Credit Agreement as an amendment and restatement of the Existing Credit Agreement. Accordingly, the parties hereto agree that the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

                                  ARTICLE I

                                 Definitions

    SECTION 1.01. Defined Terms. As used in this Restated Credit Agreement, the following terms shall have the meanings specified below:

    "ABR Borrowing" shall mean a Borrowing comprised of ABR Loans.

    "ABR Loan" shall mean any Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of
Article II.

    "Acquired Entity" shall mean the assets, in the case of an acquisition of assets, or the capital stock or other equity interests (or, if the context requires, the person that is the issuer of such capital stock or other equity interests), in the case of an acquisition of capital stock or other equity interests, acquired by any Borrower or any Subsidiary Guarantor pursuant to a Permitted Acquisition.

    "Adjusted LIBO Rate" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the product of (a) the LIBO Rate in effect for such Interest Period and (b) Statutory Reserves.

    "Administrative Agent Fees" shall have the meaning assigned to such term in Section 2.05(b).

    "Administrative Questionnaire" shall mean an Administrative Questionnaire in the form of Exhibit A.

    "Affiliate" shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified.

    "Aggregate Credit Exposure" shall mean the aggregate amount of the Lenders' Credit Exposures.

    "Alternate Base Rate" shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition thereof, the Alternate Base Rate shall be determined without regard to clause (b) of the immediately preceding sentence, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively. The term "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective on the date such change is publicly announced as being effective. The term "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

    "Alternate Currency" shall mean any currency (other than dollars) approved by the Issuing Bank as an "Alternate Currency" hereunder.

    "Alternate Currency Letter of Credit" shall mean a Letter of Credit that provides for payments of drawings thereunder in an Alternate Currency.

    "Applicable Percentage" shall mean, for any day, with respect to (a) any Eurodollar Loan, (b) any ABR Loan or (c) the Commitment Fees, as the case may be, the applicable percentage set forth below under the caption (i) "Eurodollar Spread", (ii) "ABR Spread" or (iii) "Commitment Fees", respectively, based upon the Total Debt Ratio as of the last day of the Parent Borrower's most recently ended fiscal quarter:

4

Total Debt                     Eurodollar            ABR          Commitment
Ratio                            Spread            Spread             Fees
----------                     ----------          ------         ----------

Category 1
Greater than 4.00 to 1.0         1.125%            0.125%            .25%

Category 2
Less than or equal to 4.00 to
1.0, but greater than 3.50 to
1.0                               1.00%             0.0%            .25%

Category 3
Less than or equal to 3.50 to
1.0, but greater than 3.25 to
1.0                               .875%             0.0%           .225%

Category 4
Less than or equal to 3.25 to
1.0, but greater than 3.00 to
1.0                               .75%              0.0%           .20%

Category 5
Less than or equal to 3.00 to
1.0, but greater than 2.50 to
1.0                              .625%              0.0%          .1875%

Category 6
Less than or equal to 2.50 to
1.0, but greater than 2.25 to
1.0                              .50%               0.0%            .15%

Category 7
Less than or equal to 2.25 to
1.0                              .375%              0.0%           .125%


    Each change in the Applicable Percentage resulting from a change in the Total Debt Ratio shall be effective with respect to all Loans and all Letters of Credit outstanding and Commitment Fees on and after the date of delivery to the Administrative Agent of the certificate required by Section 5.04(c) (which shall include attached thereto the financial statements and certificates required by Section 5.04(a) or (b)) indicating such change until the date immediately preceding the next date of delivery of such certificate indicating another such change. Notwithstanding the foregoing, (a) at any time prior to December 31, 1997, the Total Debt Ratio shall be deemed to be not less than that relating to Category 4 for purposes of determining the Applicable Percentage and (b) (i) at any time during which the Parent Borrower has failed to deliver such certificate required by Section 5.04(c) and the financial statements and certificates required by Section 5.04(a) or
(b), as applicable, or (ii) at any time after the occurrence and during the continuance of an Event of Default, the Total Debt Ratio shall be deemed to be in Category 1 for purposes of determining the Applicable Percentage.

    "Asset Sale" shall mean the sale, transfer or other disposition (by way of merger or otherwise) by any Loan Party or any of the Subsidiaries to any person other than any Loan Party or any of the Subsidiaries of (a) any Capital Stock of any of the Subsidiaries or (b) any other assets of any Loan Party or any of the Subsidiaries, provided that none of (i) any asset sale or series of substantially related asset sales described in clause (b) above for consideration, at fair market value, of less than $100,000, (ii) any sale of accounts receivable (or any related assets) under any Permitted Receivables Financing, (iii) any Equity Issuance or (iv) any sale, transfer or other disposition of assets pursuant to Section 6.05(a), (b), (c), (d), (e), (g),
(h), (i) or (j) shall be deemed an "Asset Sale" for purposes of this Restated Credit Agreement.

    "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent, in the form of Exhibit B or such other form as shall be approved by the Administrative Agent.

    "Board" shall mean the Board of Governors of the Federal Reserve System of the United States of America.

    "Borrowing" shall mean Loans of a single Type made by the Lenders on a single date and as to which a single Interest Period is in effect.

    "Borrowing Request" shall mean a request by the Borrowers in accordance with the terms of Section 2.03 and substantially in the form of Exhibit C.

    "Business Day" shall mean any day other than a Saturday, Sunday or day on which banks in New York City are authorized or required by law to close; provided, however, that when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

    "Capital Expenditures" shall mean, for any period, without duplication, the sum of the aggregate of all expenditures (whether paid in cash or other consideration) by Holdings, the Parent Borrower and the Subsidiaries during such period that, in accordance with GAAP, are or should be included in "additions to property, plant or equipment" or similar items reflected in the consolidated statement of cash flows of Holdings, the Parent Borrower and the Subsidiaries for such period; provided, however, that Capital Expenditures shall not include (i) expenditures relating to the development, purchase or acquisition of sample fabric books, (ii) expenditures of proceeds of insurance settlements, condemnation awards and other settlements in respect of lost, destroyed, damaged or condemned assets, equipment or other property to the extent such expenditures are made to replace or repair such lost, destroyed, damaged or condemned assets, equipment or other property or otherwise to acquire assets or properties useful in the business of the Loan Parties and the Subsidiaries within 12 months of receipt of such proceeds,
(iii) with respect to any person, expenditures that are accounted for as capital expenditures of such person and that actually are paid for by a third party and for which neither such person nor any subsidiary of such person has provided or is required to provide or incur, directly or indirectly, any consideration or obligation to such third party or (iv) expenditures constituting Permitted Acquisitions.

6

    "Capital Lease Obligations" of any person shall mean an obligation of such person that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

    "Capital Stock" shall mean, with respect to any person, any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interests in (however designated) equity of such person, including any preferred stock, any limited or general partnership interest and any limited liability company membership interest, but excluding any debt securities convertible into such equity. For purposes of clauses
(a)(i) and (a)(ii) of the definition of the term "Change in Control" and the definition of the term "Equity Issuance", Capital Stock of Holdings shall be deemed to exclude the Class D Common Stock of Holdings.

    "Casualty" shall have the meaning assigned to such term in the Mortgages.

    A "Change in Control" shall be deemed to have occurred if:

         (a) prior to an Initial Public Offering:

              (i) immediately after giving effect to any transfer by any 399 Investor of any shares of Capital Stock or Debentures of Holdings or any issuance of additional shares of Capital Stock of Holdings, the 399 Investors shall cease to own shares of Capital Stock and Debentures of Holdings, beneficially and of record, having an aggregate value (determined as used herein by reference to (A) in the case of common stock and convertible preferred stock, the greater of the fair market value thereof and the original purchase price thereof (it being understood that the original purchase price for all the common stock and convertible preferred stock of Holdings as of the Acquisition Date was $5,000,000), (B) in the case of any other preferred stock, the stated value thereof plus any accrued but unpaid dividends thereon, and (C) in the case of Debentures, the aggregate principal amount thereof plus any accrued but unpaid interest thereon) at least equal to the lesser of
         (x) $35 million and (y) 24% of the aggregate value of all outstanding Capital Stock and Debentures of Holdings (excluding any such outstanding Capital Stock or Debentures then owned by the Management Investors);

              (ii) immediately after giving effect to any transfer by any Masco Investor of any shares of Capital Stock or Debentures of Holdings or any issuance of additional shares of Capital Stock of Holdings, the Masco Investors shall cease to own shares of Capital Stock and Debentures of Holdings, beneficially and of record, having an aggregate value (determined as provided in clause (i) above) at least equal to the lesser of (x) $30 million and (y) 21% of the aggregate value of all outstanding Capital Stock and Debentures of Holdings (excluding any such outstanding Capital Stock or Debentures then owned by the Management Investors);

              (iii) except in the case of any vacancy for 30 days or less resulting from the death or resignation of any director of Holdings, seats on the Board of Directors of Holdings having more than 36% of the total voting power of the Board of Directors of Holdings shall at any time be occupied by persons who were neither (A) nominated by 399 Venture Partners, acting on behalf of the Institutional Investors as authorized by the Stockholders' Agreement, or by the Nominating Committee of Holdings nor (B) appointed by directors so nominated;

              (iv) except in the case of any vacancy for 30 days or less resulting from the death or resignation of any director of Holdings, seats on the Nominating Committee of Holdings having more than one-third of the total voting power of such Nominating Committee shall at any time be occupied by persons who were neither (A) directors nominated by 399 Venture Partners, acting on behalf of the Institutional Investors as authorize by the Stockholders' Agreement, or by such Nominating Committee nor (B) appointed by directors so nominated; or

              (v) 399 Venture Partners shall at any time cease to have the right, through the ownership of voting securities, by contract or otherwise (which may be a contractual right, exercisable upon 399 Venture Partners's determination on behalf of the Institutional Investors, that the Institutional Investors may do so in compliance with applicable law or regulation), to elect directors of Holdings having a majority of the total voting power of the Board of Directors of Holdings;

         (b) following an Initial Public Offering:

              (i) the 399 Investors shall cease to own at any time, beneficially and of record, (A) at least 13% of the outstanding common stock of Holdings and (B) at least 13% of the combined voting power of all classes of Capital Stock of Holdings;

              (ii) the Masco Investors shall cease to own at any time, beneficially and of record, (A) at least 12% of the outstanding common stock of Holdings and (B) at least 12% of the combined voting power of all classes of Capital Stock of Holdings;

              (iii) during any period of two consecutive years beginning after the Acquisition Date, individuals who at the beginning of such period constituted the Board of Directors of Holdings (together with any new directors whose election was approved by a majority of the directors then in office who were either directors at the beginning of such period or whose election was previously so approved) cease for any reason to have a majority of the total voting power of the Board of Directors of Holdings; or

              (iv) any person or group (within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934 as in effect on the date hereof) (other than the

8

         399 Investors, the Masco Investors and the Management Investors) shall own directly or indirectly, beneficially or of record, at any time a percentage of the outstanding shares of common stock of Holdings or of the combined voting power of all classes of Capital Stock of Holdings, in either case in excess of the percentage then owned, beneficially and of record, by the 399 Investors, the Masco Investors and the Management Investors collectively;

         (c) any change in control (or similar event, however denominated) with respect to Holdings or the Parent Borrower shall occur under and as defined in (i) the Masco Notes, (ii) the Subordinated Notes, (iii) the Debentures, (iv) any class of preferred stock of Holdings or (v) any other agreement or instrument evidencing Indebtedness of Holdings, the Parent Borrower or any of the Subsidiaries having, in the case of clause
    (v), an aggregate principal amount in excess of $30,000,000;

         (d) Holdings shall cease to own and control, directly, beneficially and of record, 100% of the outstanding Capital Stock of the Parent Borrower, free and clear of all Liens (other than Liens under the Loan Documents); or

         (e) the Parent Borrower shall cease to own and control, directly or indirectly through one or more wholly owned Subsidiaries, beneficially and of record, 100% of the outstanding Capital Stock of each Subsidiary Borrower, free and clear of all Liens (other than Liens under the Loan Documents), other than any Subsidiary Borrower all the Capital Stock of which has been sold in a transaction permitted by Section 6.05.

    "Citicorp" shall mean Citicorp, a Delaware corporation.

    "Class D Common Stock" shall mean the Class D Common Stock of Holdings the dividends, voting and other rights of which are designed to track the performance of Simmons.

    "Code" shall mean the Internal Revenue Code of 1986 and the rules and regulations promulgated thereunder, as amended from time to time.

    "Collateral" shall mean all the "Collateral" as defined in any Security Document and shall also include the Mortgaged Properties.

    "Collateral Release Date" shall mean the first date on which any of the following shall occur:

         (a) the Parent Borrower's (i) senior unsecured rating is either BBB- or better from S&P or Baa3 or better from Moody's or
    (ii) senior subordinated rating is either BB or better from S&P or Ba2 or better from Moody's;

         (b) the Total Debt Ratio is less than or equal to 2.50 to
    1.00 as at the end of each fiscal quarter for four consecutive fiscal quarters; or

         (c) the Total Debt Ratio is less than or equal to 2.50 to
    1.00 as of such date and the Parent Borrower (on behalf of the Borrowers) has delivered a notice to the

    Administrative Agent that it has elected to become subject to the more restrictive Total Debt Ratio covenant referred to in Section 6.10(b) for the remaining term of this Restated Credit Agreement.

    "Commitment" shall mean, with respect to each Lender, the commitment of such Lender to make Loans hereunder and participate in Letters of Credit and Swingline Loans in an aggregate amount at any time outstanding not in excess of the amount opposite the name of such Lender in Schedule 2.01, or the amount in the Assignment and Acceptance pursuant to which such Lender assumed its Commitment, as applicable, as such amount may be (a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.

    "Commitment Fee" shall have the meaning assigned to such term in Section 2.05(a).

    "Commitment Letter" shall mean the Commitment Letter dated July 21, 1997, among Holdings, the Borrower, The Chase Manhattan Bank and Chase Securities Inc.

    "Condemnation" shall have the meaning assigned to such term in the Mortgages.

    "Condemnation Proceeds" shall have the meaning assigned to such term in the Mortgages.

    "Confidential Information Memorandum" shall mean the Confidential Information Memorandum of the Parent Borrower dated July 1997.

    "Consolidated Current Assets" shall mean, at any date of determination, all assets (other than cash and cash-equivalents) that would, in accordance with GAAP, be classified on a consolidated balance sheet of Holdings, the Parent Borrower and the Subsidiaries as current assets at such date of determination.

    "Consolidated Current Liabilities" shall mean, at any date of determination, all liabilities (other than the current portion of long-term Indebtedness) that would, in accordance with GAAP, be classified on a consolidated balance sheet of Holdings, the Parent Borrower and the Subsidiaries as current liabilities at such date of determination.

    "Consolidated EBITDA" shall mean, for any period, the Consolidated Net Income for such period, plus, without duplication, to the extent deducted in computing Consolidated Net Income, the sum of (a) income tax expense, (b) interest expense (including interest-equivalent costs associated with any Permitted Receivables Financing, whether accounted for as interest expense or loss on the sale of receivables), (c) depreciation and amortization expense, including amortization of sample fabric books, (d) any extraordinary losses,
(e) any non-cash charges or non-cash losses and (f) cash restructuring charges minus, without duplication, to the extent added in computing such Consolidated Net Income, (i) any extraordinary gains and (ii) any non-cash income or any non-cash gains, all as determined on a consolidated basis with respect to Holdings, the Parent Borrower and the Subsidiaries in accordance with GAAP. Notwithstanding anything herein to the contrary, the aggregate amount of cash restructuring charges added back to Consolidated Net Income in the determination of Consolidated EBITDA for any period shall not exceed $3,500,000.

    "Consolidated Interest Expense" shall mean, for any period, the gross interest expense accrued or paid by the Parent Borrower and the Subsidiaries during such period, as determined

10

on a consolidated basis in accordance with GAAP, plus interest-equivalent costs associated with any Permitted Receivables Financing, whether accounted for as interest expense or loss on the sale of receivables, provided that for purposes of this Restated Credit Agreement, "Consolidated Interest Expense" shall not include (i) the Fees or expenses, or any amortization or write-offs thereof, relating to the Transactions or the prior transactions under the Existing Credit Agreement and (ii) penalties and premiums associated with any prepayment of Indebtedness.

    "Consolidated Net Income" shall mean, for any period, net income or loss of Holdings, the Parent Borrower and the Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, provided that there shall be excluded (a) the net income (or loss) of any person in which any other person (other than Holdings, the Parent Borrower, any wholly owned Subsidiary or any director holding qualifying shares or any Nominee Shareholder) has an equity interest, except that (i) Holdings's, the Parent Borrower's or such Subsidiary's equity in the net income of any such person shall be included in determining Consolidated Net Income to the extent of the amount of dividends, other distributions or payments in respect of loans actually paid to Holdings, the Parent Borrower or any of the Subsidiaries, as the case may be, by such person during such period, provided that if the ownership of such equity interest by such other person is required by local ownership laws in any foreign country, Holdings's, the Parent Borrower's or such Subsidiary's equity in the net income of any such person shall be included in determining Consolidated Net Income to the extent that cash could have been distributed by such person during such period to Holdings, the Parent Borrower or such Subsidiary, as the case may be, as a dividend and
(ii) Holdings's or the Parent Borrower's equity in a net loss of any such person for such period shall be included in determining Consolidated Net Income, (b) the net income (or loss) of any person for any period prior to the date it becomes a Subsidiary or is merged into or consolidated with Holdings, the Parent Borrower or any of the Subsidiaries or the date that person's assets are acquired by Holdings, the Parent Borrower or any of the Subsidiaries, (c) any after tax gains or losses attributable to sales of assets out of the ordinary course of business, (d) any interest expense of Holdings in respect of the Masco Notes or the Debentures and (e) the Fees or expenses, or any amortization or write-offs thereof, relating to the Transactions or the prior transactions under the Existing Credit Agreement.

    "Consolidated Working Capital" shall mean, at any date of determination, Consolidated Current Assets at such date of determination minus Consolidated Current Liabilities at such date of determination.

    "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms "Controlling" and "Controlled" shall have meanings correlative thereto.

    "Credit Event" shall have the meaning assigned to such term in Section
4.01.

    "Credit Exposure" shall mean, with respect to any Lender at any time, the aggregate principal amount at such time of all outstanding Loans made by such Lender, plus the aggregate amount at such time of such Lender's L/C Exposure, plus the aggregate amount at such time of such Lender's Swingline Exposure.

    "Debentures" shall mean any debentures issued by Holdings in exchange for shares of Preferred Stock of Holdings.

     "Default" shall mean any event or condition that upon notice, lapse of time or both would constitute an Event of Default.

    "Disqualified Stock" shall mean, with respect to any person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable for Indebtedness or Disqualified Stock or (iii) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to ninety-one days after the Maturity Date. Disqualified Stock shall not include (i) Preferred Stock of Holdings or (ii) any Capital Stock that is not otherwise Disqualified Stock if by its terms the holders thereof have the right to require the issuer to repurchase such stock upon a change of control.

    "dollars" or "$" shall mean lawful money of the United States of America.

    "Dollar Equivalent" shall mean, on or as of any particular date with respect to an amount in an Alternate Currency, the amount in dollars, as conclusively determined by the Issuing Bank, that is required for the Issuing Bank to purchase such Alternate Currency amount as of such date on the basis of the spot exchange rate therefor in the interbank currency market where the foreign currency and exchange operations of the Issuing Bank are customarily conducted with respect to such Alternate Currency.

    "Domestic Subsidiary" shall mean any Subsidiary incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia.

    "environment" shall mean ambient air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, the workplace or as otherwise defined in any Environmental Law.

    "Environmental Claim" shall mean any written accusation, allegation, notice of violation, claim, demand, order, directive, cost recovery action or other cause of action by, or on behalf of, any Governmental Authority or any judicial or other proceeding by any other person for damages, injunctive or equitable relief, personal injury (including sickness, disease or death), Remedial Action costs, property damage, natural resource damages, nuisance, pollution, any adverse effect on the environment caused by any Hazardous Material, or for fines, penalties or restrictions, resulting from or based upon (a) the existence, or the continuation of the existence, of a Release (including sudden or non-sudden, accidental or non-accidental Releases), (b) exposure to any Hazardous Material, (c) the presence, use, handling, transportation, storage, treatment or disposal of any Hazardous Material or
(d) the violation or alleged violation of any Environmental Law or Environmental Permit.

    "Environmental Law" shall mean any and all applicable present and future treaties, laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, Release or threatened Release of any Hazardous Material or to health and safety matters relating to Hazardous Materials, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. Sections 9601 et seq. (collectively "CERCLA"), the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Waste Amendments of 1984, 42 U.S.C.

12


Sections 6901 et seq., the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 U.S.C. Sections 1251 et seq., the Clean Air Act of 1970, as amended 42 U.S.C. Sections 7401 et seq., the Toxic Substances Control Act of 1976, 15 U.S.C. Sections 2601 et seq., the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. Sections 651 et seq. (to the extent it regulates occupational exposure to Hazardous Material), the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Sections 11001 et seq., the Safe Drinking Water Act of 1974, as amended, 42 U.S.C. Sections 300(f) et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Sections 5101 et seq., and any similar or implementing state or local law, and all amendments or regulations promulgated under any of the foregoing.

    "Environmental Permit" shall mean any permit, approval, authorization, certificate, license, variance or filing required by or from any Governmental Authority pursuant to any Environmental Law.

    "Equity Issuance" shall mean any issuance or sale by Holdings of any shares of Capital Stock of Holdings, except for (a) any issuance or sale to the Parent Borrower or any Subsidiary, (b) sales or issuances of Capital Stock to management or key employees of Holdings, the Parent Borrower or any Subsidiary under any employee stock option, stock purchase, stock grant or other similar incentive or employee benefit plan in existence from time to time or (c) issuances of Capital Stock by Holdings upon the conversion, exercise or exchange of any class or series of Holdings' Capital Stock pursuant to the terms thereof as set forth in the Certificate of Incorporation of Holdings as the same may be in effect at such time.

    "ERISA" shall mean the Employee Retirement Income Security Act of 1974 and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

    "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) that, together with any Loan Party, is treated as a single employer under Section 414(b) or (c) of the Code, or solely for purposes of
Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

    "ERISA Event" shall mean (a) any "reportable event", as defined in
Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan; (b) the adoption of any amendment to a Plan that would require the provision of security pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA; (c) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (d) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (e) the incurrence of any liability under Title IV of ERISA with respect to the termination of any Plan or the withdrawal or partial withdrawal of any Loan Party or any of its ERISA Affiliates from any Plan or Multiemployer Plan; (f) the receipt by any Loan Party or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (g) the receipt by any Loan Party or any ERISA Affiliate of any notice concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA;
(h) the occurrence of a "prohibited transaction" with respect to which any Loan Party or any of its Subsidiaries is a "disqualified person" (within the meaning of Section 4975 of the Code) or with respect to which any Loan Party or any such Subsidiary could otherwise be liable; and (i) any other event or condition with respect to a Plan or Multiemployer Plan or any plan subject to Title IV of ERISA maintained, or contributed to, by any ERISA Affiliate that could reasonably be expected to result in liability of any Loan Party.

    "Eurodollar Borrowing" shall mean a Borrowing comprised of Eurodollar
Loans.

    "Eurodollar Loan" shall mean any Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II.

    "Event of Default" shall have the meaning assigned to such term in
Article VII.

    "Exchange Rate Protection Agreement" shall mean any currency hedging agreement or arrangement designed to protect the Borrowers against fluctuations in currency exchange rates and not for speculation.

    "Excluded Taxes" shall have the meaning assigned to such term in Section
2.20.

    "Existing Account Parties" shall mean the Existing Account Parties, other than the Borrowers, set forth on Schedule 1.01(a).

    "Existing Letter of Credit" shall mean each letter of credit that (a) was issued under the Existing Credit Agreement for the account of the Borrowers or any Existing Account Party, (b) is outstanding on the Restatement Effective Date and (c) is listed on Schedule 1.01(b).

    "Fees" shall mean the Commitment Fees, the Administrative Agent Fees, the L/C Participation Fees and the Issuing Bank Fees.

    "Financial Officer" of any corporation shall mean the chief financial officer, principal accounting officer, treasurer or controller of such corporation.

    "Foreign Subsidiary" shall mean any Subsidiary that is not a Domestic Subsidiary.

    "GAAP" shall mean generally accepted accounting principles applied on a consistent basis. All accounting terms shall be interpreted and all accounting determinations hereunder shall be made in accordance with Section 1.02.

    "Governmental Authority" shall mean any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

    "Guarantee" of or by any person shall mean any obligation, contingent or otherwise, of such person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness or (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness; provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of

14

the primary obligation in respect of which such Guarantee is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Parent Borrower in good faith.

    "Guarantee Agreements" shall mean the Holdings Guarantee Agreement and the Subsidiary Guarantee Agreement.

    "Guarantors" shall mean Holdings and the Subsidiary Guarantors.

    "Hazardous Materials" shall mean all explosive or radioactive substances or wastes, hazardous or toxic substances or wastes, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls ("PCBs") or PCB-containing materials or equipment, radon gas and all other substances, pollutants, solid, liquid or gaseous wastes of any nature regulated pursuant to any Environmental Law.

    "Holdings Guarantee Agreement" shall mean the Amended and Restated Holdings Guarantee Agreement, substantially in the form of Exhibit H, made by Holdings in favor of the Collateral Agent for the benefit of the Secured Parties.

    "Indebtedness" of any person shall mean, without duplication, (a) all obligations of such person for borrowed money, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such person upon which interest charges are customarily paid (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business), (d) all obligations of such person under conditional sale or other title retention agreements relating to property or assets purchased by such person, (e) all obligations of such person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such person, whether or not the obligations secured thereby have been assumed; provided, however, that the amount of Indebtedness of such person shall be the lesser of (i) the fair market value of such asset at such date of determination and (ii) the amount of such Indebtedness, (g) all Guarantees by such person of Indebtedness of others, (h) all Capital Lease Obligations of such person, (i) all obligations of such person in respect of interest rate protection agreements, foreign currency exchange agreements or other interest or exchange rate hedging arrangements and (j) all obligations of such person as an account party in respect of letters of credit and bankers' acceptances.
 The Indebtedness of any person shall include the Indebtedness of any partnership in which such person is a general partner, other than to the extent that the instrument or agreement evidencing such Indebtedness expressly limits the liability of such person in respect thereof.

    "Indemnity, Subrogation and Contribution Agreement" shall mean the Indemnity, Subrogation and Contribution Agreement, substantially in the form of Exhibit D, among the Borrowers, the Subsidiary Guarantors and the Collateral Agent.

    "Initial Public Offering" shall mean a fully distributed initial public offering of common stock of Holdings pursuant to an effective registration statement under the Securities Act of 1933.

    "Institutional Investors" shall mean 399 Venture Partners and certain other institutional investors.

    "Insurance Proceeds" shall have the meaning assigned to such term in the Mortgages.

    "Intercompany Indebtedness" shall mean any Indebtedness of (a) any Loan Party or (b) any of the Subsidiaries, that, in any such case, is owing to any Loan Party.

    "Interest Coverage Ratio" shall have the meaning assigned to such term in
Section 6.09.

    "Interest Payment Date" shall mean, with respect to any Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months' duration been applicable to such Borrowing, and, in addition, the date of any prepayment of a Eurodollar Borrowing or conversion of such Borrowing to a Borrowing of a different Type.

    "Interest Period" shall mean (a) as to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter (or 9 or 12 months if such 9- or 12-month period is consented to by each Lender), as the applicable Borrower may elect and (b) as to any ABR Borrowing, the period commencing on the date of such Borrowing and ending on the earliest of
(i) the next succeeding March 31, June 30, September 30 or December 31 and
(ii) the Maturity Date; provided, however, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

    "Interest Rate Protection Agreement" shall mean any interest rate hedging agreement or arrangement designed to protect the Borrowers against fluctuations in interest rates and not for speculation.

    "Issuing Bank" shall mean, as the context may require, (a)(i) with respect to Letters of Credit issued pursuant to this Restated Credit Agreement, The First National Bank of Chicago or any successor appointed pursuant to Section 2.23(i), and (ii) with respect to each Existing Letter of Credit, The Chase Manhattan Bank Delaware or (b) collectively, all the foregoing.

    "Issuing Bank Fees" shall have the meaning assigned to such term in
Section 2.05(c).

    "Joint Venture" shall mean any person of which securities or other ownership interests representing at least 20% but no greater than 50% of the equity or ordinary voting power are owned, controlled or held by Holdings, the Parent Borrower or any Subsidiary, provided that

16

neither Chang Chun Universal Flooring Co. Ltd. nor Chang Chun Wood Product Co. Ltd. shall be deemed a "Joint Venture" for purposes of this Restated Credit Agreement.

    "L/C Commitment" shall mean the commitment of the Issuing Bank to issue Letters of Credit pursuant to Section 2.23.

    "L/C Commitment Letter" shall mean the letter dated August 8, 1997, between the Parent Borrower and The First National Bank of Chicago, as Issuing Bank.

    "L/C Disbursement" shall mean a payment or disbursement made by the Issuing Bank pursuant to a Letter of Credit.

    "L/C Exposure" shall mean at any time the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate principal amount of all L/C Disbursements that have not yet been reimbursed at such time. The L/C Exposure of any Lender at any time shall mean its Pro Rata Percentage of the aggregate L/C Exposure at such time.

    "L/C Participation Fee" shall have the meaning assigned to such term in
Section 2.05(c).

    "Lenders" shall mean (a) the financial institutions listed on Schedule
2.01 (other than any such financial institution that has ceased to be a party hereto pursuant to an Assignment and Acceptance) and (b) any financial institution that has become a party hereto pursuant to an Assignment and Acceptance. Unless the context clearly indicates otherwise, the term "Lenders" shall include the Swingline Lender.

    "Letter of Credit" shall mean (a) any letter of credit issued pursuant to
Section 2.23 and (b) any Existing Letter of Credit.

    "LHL" shall mean LIFESTYLE HOLDINGS LTD., a Delaware corporation and a wholly owned subsidiary of the Parent Borrower.

    "LIBO Rate" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of the Telerate Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not so available at such time for any reason, then the "LIBO Rate" with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits approximately equal in principal amount to the Administrative Agent's portion of such Eurodollar Borrowing and for a maturity comparable to such Interest Period are offered to the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

    "Lien" shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

    "Loan Documents" shall mean this Restated Credit Agreement, the Letters of Credit, the Guarantee Agreements, the Security Documents and the Indemnity, Subrogation and Contribution Agreement.

    "Loan Parties" shall mean the Borrowers and the Guarantors.

    "Loans" shall mean the loans made by the Lenders to the Borrowers pursuant to Section 2.01. Each Loan shall be a Eurodollar Loan or an ABR Loan.

    "Management Agreement" shall mean the Management Agreement dated as of August 5, 1996, between Holdings and the Parent Borrower, as the same may be amended, supplemented or otherwise renewed or replaced from time to time in accordance with the terms thereof and hereof.

    "Management Investors" shall mean any officers or employees of Holdings, the Parent Borrower or the Subsidiaries who own or acquire Capital Stock of Holdings on or after the Acquisition Date and any of their Permitted Transferees.

    "Margin Stock" shall have the meaning assigned to such term in Regulation
U.

    "Masco" shall mean Masco Corporation, a Delaware corporation.

    "Masco Investors" shall mean Masco and its Permitted Transferees.

    "Masco Notes" shall mean the senior pay-in-kind notes of Holdings issued to Masco on the Acquisition Date in the original principal amount of $285,000,000 as heretofore or hereafter amended, restated, supplemented or replaced, and any additional senior pay-in-kind notes or other instruments issued pursuant to the terms thereof or in substitution thereof.

    "Master Servicer" shall mean LFI Servicing Corporation or any successor thereto or other special purpose wholly owned Subsidiary formed for purposes of acting as a master servicer under any Permitted Receivables Financing.

    "Material Adverse Effect" shall mean (a) a materially adverse effect on the business, assets, operations, properties or financial condition of Holdings, the Parent Borrower and the Subsidiaries, taken as a whole, (b) material impairment of the ability of the Loan Parties to perform their obligations under the Loan Documents or (c) material impairment of the rights of or remedies available to the Lenders under any Loan Document.

    "Maturity Date" shall mean August 15, 2003.

    "Moody's" shall mean Moody's Investors Service, Inc. and its successors.

    "Mortgaged Properties" shall mean the owned real properties of the Loan Parties specified on Schedule 1.01(c).

18

    "Mortgages" shall mean the mortgages, deeds of trust, assignments of leases and rents, modifications and other security documents, and amendments dated the date hereof and delivered pursuant to clause (i) of Section 4.02(j), or any such mortgages, deeds of trust, assignments of leases and rents, modifications and other security documents delivered pursuant to
Section 5.11, each (other than the amendments dated the date hereof) substantially in the form of Exhibit E.

    "Multiemployer Plan" shall mean a multiemployer plan as defined in
Section 4001(a)(3) of ERISA to which any Loan Party is obligated to contribute.

    "Net Cash Proceeds" shall mean (a) with respect to any Asset Sale, the cash proceeds thereof (including cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring person of Indebtedness or other obligations relating to the properties or assets that are subject to the Asset Sale or received in any other non-cash form (collectively, "Deferred Cash")) net of (i) costs of sale (including payment of legal, title and recording tax expenses, commissions and other fees directly incurred in connection therewith and the outstanding principal amount of, premium or penalty, if any, interest and other amounts on any Indebtedness (other than Loans) required to be repaid under the terms thereof or by applicable law as a result of such Asset Sale), (ii) taxes paid or payable in the year such Asset Sale occurs or in the following year as a result thereof, (iii) amounts (A) provided as a reserve, in accordance with GAAP, against any liabilities under any indemnification obligations associated with such Asset Sale or (B) held in escrow pursuant to an agreement relating to such Asset Sale (provided that, to the extent and at the time any such amounts are released from such reserve or escrow, such amounts shall constitute Net Cash Proceeds (net of any taxes paid or payable)) and (iv) payments to holders of minority interests in the asset subject to such Asset Sale or in the entity selling the asset and (b) with respect to any Equity Issuance or any issuance or other disposition of Indebtedness for borrowed money, the cash proceeds thereof (including Deferred Cash) net of underwriting discounts and commissions or placement fees, attorneys' fees, accountants' fees, filing and registration fees, trustee fees and other fees and expenses directly incurred in connection therewith net of any taxes paid or payable as a result thereof.

    "90%-Owned Foreign Subsidiary" shall mean a Foreign Subsidiary of which securities or other ownership interests representing at least 90% of the equity or at least 90% of the ordinary voting power are, at the time any determination is being made, owned, controlled or held by the Parent Borrower or any wholly owned Subsidiary or any director holding qualifying shares or any Nominee Shareholders.

    "Nominee Shareholder" shall mean any person holding shares of any person for the benefit of the Parent Borrower or any wholly owned Subsidiary to the extent (a) required by applicable law or (b) in the case of any Foreign Subsidiary, advisable for legal, tax, accounting or other similar reasons, with the consent of the Administrative Agent.

    "Obligations" shall mean (a) the due and punctual payment of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by any Borrower under this Restated Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral and (iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Loan Parties to the Secured Parties under this Restated Credit Agreement and the other Loan Documents, (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Borrowers under or pursuant to this Restated Credit Agreement or the other Loan Documents and (c) all obligations of the Borrowers, monetary or otherwise, under each Exchange Rate Protection Agreement and each Interest Rate Protection Agreement entered into with a counterparty that was a Lender (or any Affiliate of a Lender) at the time such Exchange Rate Protection Agreement and such Interest Rate Protection Agreement was entered into.

    "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

    "Perfection Certificate" shall mean the Perfection Certificate substantially in the form of Annex 2 to the Security Agreement.

    "Permitted Acquisition" shall mean any acquisition of an Acquired Entity in which any Borrower or any Subsidiary Guarantor is (a) in the case of an asset or stock purchase, the purchaser of assets or stock, or (b) in the case of a merger or consolidation, the surviving entity or the owner of all the capital stock of the surviving or resulting entity, so long as (a) such acquisition was not preceded by an unsolicited tender offer for such Acquired Entity by the Borrowers or any Subsidiary, (b) after giving effect to such acquisition, (i) the Parent Borrower shall be in compliance, on a pro forma basis, with all covenants set forth in this Restated Credit Agreement, including the covenants contained in Sections 6.09 and 6.10 (it being understood that any such acquisition that occurs prior to September 30, 1997, shall be deemed to occur on September 30, 1997, for purposes of testing such compliance), which shall be recomputed as at the last day of the most recently ended fiscal quarter of the Parent Borrower as if such acquisition had occurred on the first day of each relevant period for purposes of testing such compliance, and the Parent Borrower shall have delivered to the Administrative Agent an officers' certificate to such effect for any acquisition in excess of $10,000,000, and (ii) on the date of such acquisition and immediately after giving effect thereto (including the effect of any Indebtedness incurred or assumed thereby), no Default or Event of Default shall have occurred and be continuing and (c) in the case of an asset acquisition, such assets are to be used, and in the case of an acquisition of capital stock or other equity interests, the person so acquired is engaged in, a similar or a reasonably related line of business or lines of business.

    "Permitted Encumbrances" shall have the meaning assigned to such term in the Mortgages.

    "Permitted Foreign Indebtedness" shall mean Indebtedness under each loan facility permitting borrowings by or letters of credit issued on behalf of a Foreign Subsidiary, which may be supported by an unsecured Guarantee of any Loan Party, a letter of credit issued for the account of any Loan Party or a pledge of or a security interest in any assets of such Foreign Subsidiary.

    "Permitted Foreign Investments" shall mean (a) any investments in, or loans or advances to, any Foreign Subsidiary by the Parent Borrower or any Domestic Subsidiary or

20

(b) any letters of credit or Guarantees to support Permitted Foreign Indebtedness issued by or for the account of the Parent Borrower or any Domestic Subsidiary. For purposes of determining the amount of any Permitted Foreign Investment outstanding at any time, (i) the amount of any investment, loan or advance made pursuant to clause (a) above shall equal the aggregate amount of the consideration (whether in cash or property, valued at the time each such investment, loan or advance is made) paid for such investment, loan or advance (net of any return of capital or principal of (but not dividends or interest on) such investment, loan or advance) and (ii) the amount of any Permitted Foreign Investment pursuant to clause (b) above shall be the face amount of any such letter of credit or Guarantee.

    "Permitted Investments" shall mean:

         (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

         (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody's;

         (c) investments in (i) certificates of deposit, banker's acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus profits of not less than $250,000,000 or (ii) Eurocurrency time deposits maturing within 360 days from the date of acquisition thereof with any branch or office of (A) any commercial bank organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development, and comparable in credit quality to the investments permitted under the preceding clause (i), or (B) any Lender;

         (d) repurchase obligations with a term of not more than 30 days for, and secured by, underlying securities of the types described in clause (a) above entered into with a bank meeting the qualifications described in clause (c) above;

         (e) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or "A-1" by Moody's;

         (f) investments in money market funds complying with the risk limiting conditions of Rule 2a-7 (or any successor rule) of the Securities and Exchange Commission under the Investment
    Company Act of 1940, as amended;

         (g) in the case of any Foreign Subsidiary, investments comparable in credit quality and tenor to those referred to above and customarily used by corporations for cash management purposes in any jurisdiction outside the United States of America; and

         (h) other investment instruments approved in writing by the Required Lenders.

    "Permitted Receivables Financing" shall mean (a) the Receivables Financing, (b) any factoring or similar arrangement entered into by Holdings or any Borrower from time to time and (c) any subsequent financing secured substantially by receivables (and related assets) originated by Holdings and/or any Borrower in any amount, provided that such financing is non-recourse to the Parent Borrower and its Subsidiaries (other than any Receivables Subsidiary or any Acquired Entity) except to a limited extent customary for such financings.

    "Permitted Transferee" shall mean (a) with respect to 399 Venture Partners, (i) Citicorp or any direct or indirect wholly owned subsidiary of Citicorp, and (ii) any officer, director or employee of 399 Venture Partners, Citicorp or any wholly owned subsidiary of Citicorp; (b) with respect to Masco, any direct or indirect majority owned subsidiary of Masco (provided Masco Controls such subsidiary); and (c) with respect to any officer, director or employee of Holdings, the Parent Borrower, any of the Subsidiaries, 399 Venture Partners or Citicorp or any wholly owned subsidiary of Citicorp, (i) any spouse, parent or lineal descendant (including by adoption and stepchildren) of such officer, director or employee and (ii) any trust, corporation or partnership a majority in interest of the beneficiaries, stockholders or partners of which consists of such employees, officers or directors or one or more of the persons described in clause
(c)(i).

    "person" shall mean any natural person, corporation, business trust, joint venture, association, company, partnership or government, or any agency or political subdivision thereof.

    "Plan" shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 307 of ERISA, and in respect of which any Loan Party is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

    "Pledge Agreement" shall mean the Amended and Restated Pledge Agreement, substantially in the form of Exhibit G, among Holdings, the Borrowers, the Subsidiaries party thereto and the Collateral Agent for the benefit of the Secured Parties.

    "Preferred Stock" shall mean the preferred stock of Holdings.

    "Pro Rata Percentage" of any Lender at any time shall mean the percentage of the Total Commitment represented by such Lender's Commitment.

    "Properties" shall have the meaning given such term in Section 3.17.

    "Receivables Financing" shall mean (a) the sale by Holdings and certain of the Subsidiaries of accounts receivable to the Receivables Subsidiary pursuant to the Receivables Sale Agreement, (b) the sale of such accounts receivable (or participation interests therein) by the Receivables Subsidiary pursuant to the Receivables Pooling Agreement and (c) the servicing of such accounts receivable pursuant to the Receivables Servicing Agreement.

    "Receivables Pooling Agreement" shall mean the Pooling Agreement relating to the Receivables Financing, among the Receivables Subsidiary, the Master Servicer and the Receivables Trustee, as amended, restated, supplemented or replaced from time to time.

22

    "Receivables Sale Agreement" shall mean the Receivables Sale Agreement relating to the Receivables Financing, among the Receivables Subsidiary, Holdings and the Subsidiaries party thereto, as amended, restated, supplemented or replaced from time to time.

    "Receivables Servicing Agreement" shall mean the Master Servicing Agreement relating to the Receivables Financing, among the Receivables Subsidiary, the Master Servicer, Holdings, the Subsidiaries party thereto and the Receivables Trustee, as amended, restated, supplemented or replaced from time to time.

    "Receivables Subsidiary" shall mean LFI Receivables Corporation or any successor thereto or other bankruptcy-remote, special-purpose wholly owned Subsidiary formed for purposes of a Permitted Receivables Financing.

    "Receivables Trustee" shall mean the trustee on behalf of the holders of participation interests in the receivables sold pursuant to the Permitted Receivables Financing.

    "Refinancing Indebtedness" shall have the meaning given such term is
Section 6.01(r).

    "Register" shall have the meaning given such term in Section 9.04(d).

    "Regulation G" shall mean Regulation G of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

    "Regulation U" shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

    "Regulation X" shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

    "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, emanating or migrating of any Hazardous Material in, into, onto or through the environment.

    "Remedial Action" shall mean (a) "remedial action" as such term is defined in CERCLA, 42 U.S.C. Section 9601(24), and (b) all other actions required by any Governmental Authority or voluntarily undertaken to: (i) cleanup, remove, treat, abate or in any other way address any Hazardous Material in the environment; (ii) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material so it does not migrate or endanger or threaten to endanger public health, welfare or the environment; or (iii) perform studies and investigations in connection with, or as a precondition to, (i) or (ii) above.

    "Required Lenders" shall mean, at any time, Lenders having Loans (excluding Swingline Loans), L/C Exposures, Swingline Exposures and unused Commitments representing more than 50% of the sum of all Loans outstanding (excluding Swingline Loans), the L/C Exposure, the Swingline Exposure and unused Total Commitments at such time.

    "Responsible Officer" of any corporation shall mean any executive officer or Financial Officer of such corporation and any other officer or similar official thereof responsible for the administration of the obligations of such corporation in respect of this Restated Credit Agreement.

     "Restatement Effective Date" shall have the meaning assigned to such term in Section 4.02.

    "Restricted Payment" shall mean, without duplication, (a) all investments, loans or advances made by the Parent Borrower or any Subsidiary in or to Holdings, other than those specifically permitted by Section 6.04(b)(i), (ii), (iii) and (iv); (b) all dividends, distributions and repurchases of stock by the Parent Borrower or any Subsidiary, other than those specifically permitted by Section 6.06(a)(i) through 6.06(a)(iii) (other than any such payment or distribution that is made under Section 6.06(a)(ii) in reliance on Section 6.04(b)(v)); and (c) all payments by the Parent Borrower or any Subsidiary that would be prohibited by Section 6.08 but for the exception in Section 6.08(b)(ii).

    "Restricted Payments Basket" shall mean a cumulative amount equal to (a) the sum of:

         (i) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the Acquisition Date to the end of the most recent fiscal quarter for which financial statements have been delivered pursuant to and in accordance with Section 5.04 (or, in the event that such Consolidated Net Income shall be a deficit, minus 100% of such deficit); plus

         (ii) the aggregate Net Cash Proceeds received by the Parent Borrower or any Subsidiary as capital contributions or from the issuance or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Acquisition Date (other than an issuance or sale to a Subsidiary or an employee stock ownership plan or other trust established by the Parent Borrower or any Subsidiary to the extent the purchase by such plan or trust is financed by Indebtedness of such plan or trust and for which the Parent Borrower or Subsidiary is liable, directly or indirectly, as a guarantor or otherwise (including by the making of cash contributions to such plan or trust which are used to pay interest or principal on such Indebtedness)); plus

         (iii) upon any Restricted Payment Election under
    Section 6.05(f), up to 50% of the Net Cash Proceeds received by the Parent Borrower or any Subsidiary from Asset Sales not prohibited by this Restated Credit Agreement, subject to the requirements of Section 6.05(f), minus (b) the cumulative amount, without duplication, of all Restricted Payments made by the Borrowers during the period (treated as one accounting period) subsequent to the Acquisition Date.

    "S&P" shall mean Standard and Poor's Ratings Group, a division of McGraw-Hill, Inc., and its successors.

    "Secured Parties" shall have the meaning assigned to such term in the Security Agreement.

    "Security Agreement" shall mean the Amended and Restated Security Agreement, substantially in the form of Exhibit H, among Holdings, the Borrowers, the Subsidiaries party thereto and the Collateral Agent for the benefit of the Secured Parties.

    "Security Documents" shall mean the Mortgages, the Security Agreement, the Pledge Agreement and each of the security agreements, mortgages and other instruments and

24

documents executed and delivered pursuant to any of the foregoing or pursuant to Section 5.11.

    "Significant Foreign Subsidiary" shall mean, at any date of determination, a Foreign Subsidiary with respect to which the sum of (a) such Foreign Subsidiary's net worth, as determined in accordance with GAAP plus
(b) the aggregate amount of outstanding advances to such Foreign Subsidiary from Holdings, the Parent Borrower or any Subsidiary as of the last day of the most recent fiscal period for which financial statements have been delivered pursuant to Section 5.04(a) or (b) is equal to or greater than $4,000,000.

    "Simmons" shall mean Simmons Upholstered Furniture Corporation, a Delaware corporation and a wholly owned subsidiary of Holdings.

    "Specified HFG Assets" shall mean the assets of the Specified HFG Companies set forth on Schedule 1.01(d).

    "Specified HFG Companies" shall mean the corporations set forth on
Schedule 1.01(e).

    "Statutory Reserves" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board or successor banking authority to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate for Eurocurrency Liabilities (as defined in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation
D. Eurodollar Loans shall be deemed to constitute Eurocurrency Liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

    "Stockholders' Agreement" shall mean the Stockholders' Agreement dated as of the Acquisition Date hereof, among Holdings, Masco, the Institutional Investors and the Management Investors, as the same may be amended, restated, supplemented or otherwise renewed or replaced from time to time in accordance with the terms thereof and hereof.

    "Subordinated Notes" shall mean the 10-7/8% Senior Subordinated Notes due 2006 issued on the Acquisition Date in the aggregate principal amount of $200,000,000 and shall include any substantially identical notes issued in exchange therefor after the Acquisition Date, pursuant to the indenture governing such notes.

    "subsidiary" shall mean, with respect to any person (herein referred to as the "parent"), any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held, or (b) that is, at the time any determination is made, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent, provided that the term "subsidiary", when used in respect of Holdings, the Parent Borrower or any of its subsidiaries, shall not include any foreign joint venture in which Holdings, the Parent Borrower or any such subsidiary owns less than or equal to 50% of the equity interest in such joint venture.

    "Subsidiary" shall mean any subsidiary of the Parent Borrower.

    "Subsidiary Guarantee Agreement" shall mean the Amended and Restated Subsidiary Guarantee Agreement, substantially in the form of Exhibit I, made by the Subsidiary Guarantors in favor of the Collateral Agent for the benefit of the Secured Parties.

    "Subsidiary Guarantor" shall mean each Subsidiary that is or becomes a party to a Subsidiary Guarantee Agreement.

    "Swingline Commitment" shall mean the commitment of the Swingline Lender to make loans pursuant to Section 2.22, as the same may be reduced from time to time pursuant to Section 2.09 .

    "Swingline Exposure" shall mean at any time the aggregate principal amount at such time of all outstanding Swingline Loans. The Swingline Exposure of any Lender at any time shall equal its Pro Rata Percentage of the aggregate Swingline Exposure at such time.

    "Swingline Loan" shall mean any loan made by the Swingline Lender pursuant to Section 2.22(a).

    "Tax Sharing Agreement" shall mean the Tax Sharing Agreement dated as of the Acquisition Date, among Holdings, the Parent Borrower, the Receivables Subsidiary and Simmons, as the same may be amended, restated, supplemented or otherwise renewed or replaced from time to time in accordance with the terms thereof and hereof.

    "399 Investors" shall mean 399 Venture Partners and its Permitted
Transferees.

    "Total Commitment" shall mean, at any time, the aggregate amount of the Lenders' Commitments, as in effect at such time.

    "Total Debt" shall mean, at any time, all Indebtedness of the Parent Borrower and its Subsidiaries of the type referred to in clauses (a), (b),
(c), (e), (h) and (j) (provided that obligations in respect of letters of credit shall not be included in Total Debt except to the extent of any unreimbursed drawings thereunder) of the definition of the term "Indebtedness".

    "Total Debt Ratio" shall mean, as of any date, the ratio of (a) Total Debt as of the last day of the fiscal quarter most recently ended as of such date to (b) Consolidated EBITDA for the period of four fiscal quarters most recently ended as of such date.

    "Tranche A Term Loans" shall have the meaning assigned to such term in the preamble to this Restated Credit Agreement.

    "Tranche B Term Loans" shall have the meaning assigned to such term in the preamble to this Restated Credit Agreement.

    "Transactions" shall have the meaning assigned to such term in Section
3.02.

26

    "Transition Services Agreement" shall mean the Transition Services Agreement dated as of the Acquisition Date, between Holdings and Masco, as amended, supplemented or otherwise renewed or replaced from time to time in accordance with the terms thereof and hereof.

    "Type", when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, the term "Rate" shall include the Adjusted LIBO Rate and the Alternate Base Rate.

    "wholly owned subsidiary" of any person shall mean a subsidiary of such person of which securities or other ownership interests representing 100% of the equity or 100% of the ordinary voting power or 100% of the general partnership interests are, at the time any determination is being made, owned, controlled or held by such person or one or more wholly owned subsidiaries of such person or by any director holding qualifying shares or any Nominee Shareholder. The term "wholly owned", when used to modify the term "Subsidiary" or "Domestic Subsidiary", shall have a correlative meaning.

    "Withdrawal Liability" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

    SECTION 1.02. Terms Generally. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Restated Credit Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, (a) any reference in this Restated Credit Agreement to any Loan Document shall mean such document as amended, restated, supplemented or otherwise modified from time to time, (b) all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that for purposes of determining compliance with the covenants contained in Article VI, all accounting terms herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP as in effect on the date of this Restated Credit Agreement and applied on a basis consistent with the application used in the financial statements referred to in Section 3.05(a) and (c) (i) all references herein to Holdings on an unconsolidated basis shall be deemed to exclude any investment by Holdings in any of its subsidiaries and (ii) all financial terms and all financial statements with respect to Holdings, the Parent Borrower and the Subsidiaries on a consolidated basis shall exclude Simmons.

                                 ARTICLE II

                                 The Credits

    SECTION 2.01. Commitments. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, to make Loans to the Borrowers, at any time and from time to time on or after the date hereof, and until the earlier of the Maturity Date and the termination of the Commitment of such Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in (i) such Lender's Credit Exposure exceeding (ii) such Lender's Commitment. Within the limits set forth in the immediately preceding sentence and subject to the terms, conditions and limitations set forth herein, the Borrowers may borrow, pay or prepay and reborrow Loans.

    SECTION 2.02. Loans. (a) Each Loan (other than Swingline Loans) shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Commitments; provided, however, that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). Except for Loans deemed made pursuant to Section 2.02(f) and Swingline Loans, the Loans comprising any Borrowing shall be in an aggregate principal amount that is (i) not less than $5,000,000 (in the case of Eurodollar Borrowings) and $1,000,000 (in the case of ABR Borrowings) and, in each case, in an integral multiple of $1,000,000 or (ii) equal to the remaining available balance of the applicable Commitment.

    (b) Subject to Sections 2.08 and 2.15, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the applicable Borrower may request pursuant to Section 2.03. Each Lender may at its option make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan, provided that any exercise of such option shall not affect the obligation of the Borrowers to repay such Loan in accordance with the terms of this Restated Credit Agreement. Borrowings of more than one Type may be outstanding at the same time; provided, however, that the Borrowers shall not be entitled to request any Borrowing that, if made, would result in more than twelve Eurodollar Borrowings outstanding hereunder at any time. For purposes of the foregoing, Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.

    (c) Except with respect to Loans made pursuant to Section 2.02(f), each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to such account in New York City as the Administrative Agent may designate not later than 12:00
(noon), New York City time, and the Administrative Agent shall by 1:00 p.m., New York City time, credit the amounts so received to an account in the name of the Parent Borrower (acting as agent for and on behalf of itself and the Subsidiary Borrowers), maintained with the Administrative Agent and designated in the applicable Borrowing Request or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders.

    (d) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with paragraph (c) above and the Administrative Agent may, in reliance upon such assumption, make available to the applicable Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and the Borrowers severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day

28

from the date such amount is made available to the Borrowers until the date such amount is repaid to the Administrative Agent at (i) in the case of the Borrowers, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds (which determination shall be conclusive absent manifest error). If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender's Loan as part of such Borrowing for purposes of this Restated Credit Agreement.

    (e) Notwithstanding any other provision of this Restated Credit Agreement, the Borrowers shall not be entitled to request any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

    (f) If the Issuing Bank shall not have received from the Borrowers the payment required to be made by Section 2.23(e) within the time specified in such Section, the Issuing Bank will promptly notify the Administrative Agent of the L/C Disbursement and the Administrative Agent will promptly notify each Lender of such L/C Disbursement and its Pro Rata Percentage thereof. Each Lender shall pay by wire transfer of immediately available funds to the Administrative Agent not later than 2:00 p.m., New York City time, on such date (or, if such Lender shall have received such notice later than 12:00
(noon), New York City time, on any day, not later than 10:00 a.m., New York City time, on the immediately following Business Day), an amount equal to such Lender's Pro Rata Percentage of such L/C Disbursement (it being understood that such amount shall be deemed to constitute an ABR Loan of such Lender and such payment shall be deemed to have reduced the L/C Exposure), and the Administrative Agent will promptly pay to the Issuing Bank amounts so received by it from the Lenders. The Administrative Agent will promptly pay to the Issuing Bank any amounts received by it from the Borrowers pursuant to
Section 2.23(e) prior to the time that any Lender makes any payment pursuant to this paragraph (f); any such amounts received by the Administrative Agent thereafter will be promptly remitted by the Administrative Agent to the Lenders that shall have made such payments and to the Issuing Bank, as their interests may appear. If any Lender shall not have made its Pro Rata Percentage of such L/C Disbursement available to the Administrative Agent as provided above, such Lender and the Borrowers severally agree to pay interest on such amount, for each day from and including the date such amount is required to be paid in accordance with this paragraph to but excluding the date such amount is paid, to the Administrative Agent for the account of the Issuing Bank at (i) in the case of the Borrowers, a rate per annum equal to the interest rate applicable to Loans pursuant to Section 2.06(a), and (ii) in the case of such Lender, for the first such day, the Federal Funds Effective Rate, and for each day thereafter, the Alternate Base Rate.

    SECTION 2.03. Borrowing Procedure. In order to request a Borrowing (other than a Swingline Loan or a deemed Borrowing pursuant to Section 2.02(f), as to which this Section 2.03 shall not apply), the applicable Borrower shall notify the Administrative Agent by telephone of its intent to request a Borrowing and shall hand deliver or telecopy to the Administrative Agent a duly completed Borrowing Request (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before a proposed Borrowing, and (b) in the case of an ABR Borrowing, not later than 12:00 noon, New York City time, one Business Day before a proposed Borrowing. Each Borrowing Request shall be irrevocable, shall be signed by or on behalf of the applicable Borrower and shall specify the following information: (i) whether the Borrowing then being requested is to be a Eurodollar Borrowing or an ABR Borrowing; (ii) the date of such Borrowing (which shall be a Business Day), (iii) the number and location of the account to which funds are to be disbursed (which shall be an account that complies with the requirements of Section 2.02(c)); (iv) the amount of such Borrowing; and (v) if such Borrowing is to be a Eurodollar Borrowing, the Interest Period with respect thereto; provided, however, that, notwithstanding any contrary specification in any Borrowing Request, each requested Borrowing shall comply with the requirements set forth in Section 2.02. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any Eurodollar Borrowing is specified in any such notice, then the applicable Borrower shall be deemed to have selected an Interest Period of one month's duration. The Administrative Agent shall promptly advise the applicable Lenders of any notice given pursuant to this Section 2.03 (and the contents thereof), and of each Lender's portion of the requested Borrowing.

    SECTION 2.04. Evidence of Debt; Repayment of Loans. (a) The Borrowers, jointly and severally, unconditionally promise to pay to the Administrative Agent for the account of each Lender (i) the then unpaid principal amount of each Swingline Loan, on the last day of the Interest Period applicable to such Loan or, if earlier, on the Maturity Date, and (iii) the then unpaid principal amount of each Loan on the Maturity Date.

    (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid such Lender from time to time under this Restated Credit Agreement.

    (c) The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrowers or any Guarantor and each Lender's share thereof. Notwithstanding any other provision of this Restated Credit Agreement, it is understood and agreed that each Loan made hereunder shall be deemed made for the account of all the Borrowers, jointly and severally, and the Administrative Agent and the Lenders shall not have any obligation to maintain any accounts with respect to any Borrowing (or any portion thereof) made by any individual Borrower.

    (d)  The entries made in the accounts maintained pursuant to paragraphs
(b) and (c) above shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrowers to repay the Loans in accordance with their terms.

    (e) Notwithstanding any other provision of this Restated Credit Agreement, in the event any Lender shall request and receive a promissory note payable to such Lender and its registered assigns, the interests represented by such note shall at all times (including after any assignment of all or part of such interests pursuant to Section 9.04) be represented by one or more promissory notes payable to the payee named therein or its registered assigns.

    SECTION 2.05. Fees. (a) The Borrowers agree to pay to the Administrative Agent (for the benefit of each Lender), on the last day of March, June, September and December in each year, on each date on which the Commitment of such Lender shall expire or be terminated or reduced as provided herein and on the Maturity Date, a commitment fee (a "Commitment Fee") on the average daily unused amount of the Commitment of such Lender

30

(other than the Swingline Commitment) during the preceding quarter (or applicable shorter period) at a rate per annum equal to the Applicable Percentage. All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. The Commitment Fee due to each Lender shall commence to accrue on the Restatement Effective Date and shall cease to accrue on the date on which the Commitment of such Lender shall expire or be terminated as provided herein or on the Maturity Date. For purposes of calculating Commitment Fees only, no portion of the Commitments shall be deemed utilized under Section 2.17 as a result of outstanding Swingline Loans.

    (b) The Borrowers agree to pay to the Administrative Agent, for its own account, the administration fee set forth in the Commitment Letter at the times and in the amounts specified therein (the "Administrative Agent Fees").

    (c) The Borrowers agree to pay (i) to the Administrative Agent (for the benefit of each Lender), on the last day of March, June, September and December of each year, on the date on which the Commitment of such Lender shall be terminated as provided herein and on the Maturity Date, a fee (an "L/C Participation Fee") calculated on such Lender's Pro Rata Percentage of the average daily aggregate L/C Exposure (excluding the portion thereof attributable to unreimbursed L/C Disbursements) during the preceding quarter (or applicable shorter period) at a rate equal to the Applicable Percentage from time to time used to determine the interest rate on Revolving Credit Borrowings comprised of Eurodollar Loans pursuant to Section 2.06, and (ii) to the Issuing Bank with respect to each Letter of Credit the fronting fees, payable on the last day of March, June, September and December of each year, the date on which the Commitment shall be terminated as provided herein and on the Maturity Date, set forth in the L/C Commitment Letter plus, in connection with the issuance, amendment or transfer of any Letter of Credit or any L/C Disbursement, the agreed-upon documentary and processing charges as set forth in the L/C Commitment Letter (collectively, the "Issuing Bank Fees"). All L/C Participation Fees and Issuing Bank Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days.

      (d) All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders, except that the Issuing Bank Fees shall be paid directly to the Issuing Bank, and except as set forth in the Commitment Letter.

    SECTION 2.06.  Interest on Loans.  (a)  Subject to the provisions of
Section 2.07, the Loans comprising each ABR Borrowing, including each Swingline Loan, shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when the Alternate Base Rate is determined by reference to the Prime Rate and over a year of 360 days at all other times) at a rate per annum equal to the Alternate Base Rate plus the Applicable Percentage with respect to ABR Loans in effect from time to time.

    (b) Subject to the provisions of Section 2.07, the Loans comprising each Eurodollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Percentage with respect to Eurodollar Loans in effect from time to time.

      (c) Interest on each Loan shall be payable on the Interest Payment Dates applicable to such Loan except as otherwise provided in this Restated Credit Agreement. The applicable Alternate Base Rate or Adjusted LIBO Rate for each Interest Period or day within an Interest

Period, as the case may be, shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

    SECTION 2.07. Default Interest. If the Borrowers shall default in the payment of the principal of, or interest on, any Loan or any other amount becoming due hereunder, by acceleration or otherwise, or under any other Loan Document, the Borrowers agree to pay on demand from time to time interest, to the extent permitted by law, on such defaulted amount to but excluding the date of actual payment (after as well as before judgment) (a) in the case of overdue principal, at the rate otherwise applicable to such Loan pursuant to
Section 2.06 plus 2.00% per annum and (b) in all other cases, at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when the Alternate Base Rate determined by reference to the Prime Rate and over a year of 360 days at all other times) equal to the sum of the Alternate Base Rate plus 2.00%.

    SECTION 2.08. Alternate Rate of Interest. In the event, and on each occasion, that on or before the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing the Administrative Agent shall have determined, or shall have been advised by the Required Lenders or the applicable Lender required to make a Eurodollar Loan, that dollar deposits in the principal amounts of the Loans comprising such Borrowing are not generally available in the London interbank market, or that the rates at which such dollar deposits are being offered will not adequately and fairly reflect the cost to any Lender of making or maintaining its Eurodollar Loan during such Interest Period, or that reasonable means do not exist for ascertaining the Adjusted LIBO Rate, the Administrative Agent shall, as soon as practicable thereafter, give written or telecopy notice of such determination to the Borrowers and the Lenders. In the event of any such determination, until the Administrative Agent shall have advised the Borrowers and the Lenders that the circumstances giving rise to such notice no longer exist, any request by the Borrowers for a Eurodollar Borrowing pursuant to Section 2.03 or 2.10 shall be deemed to be a request for an ABR Borrowing, provided that if the circumstances giving rise to such determination do not affect all the Lenders, then requests by the Borrowers for Eurodollar Borrowings may be made to Lenders that are not affected thereby and such unaffected Lender shall remain obligated to make the Eurodollar Loan contained in such request on the terms and subject to the conditions set forth in this Restated Credit Agreement. Each determination by the Administrative Agent hereunder shall be conclusive absent manifest error.

    SECTION 2.09. Termination and Reduction of Commitments. (a) The Commitments, the Swingline Commitment and the L/C Commitment shall automatically terminate on the Maturity Date. Notwithstanding the foregoing, all the Commitments shall automatically terminate at 5:00 p.m., New York City time, on September 30, 1997, if the Restatement Effective Date shall not have occurred by such time.

    (b) Upon at least three Business Days' prior irrevocable notice to the Administrative Agent given by telephone (promptly confirmed by written or telecopy notice), the Borrowers may at any time in whole permanently terminate, or from time to time in part permanently reduce the Commitments; provided, however, that (i) each partial reduction of the Commitments shall be in an integral multiple of $1,000,000 and in a minimum amount of $5,000,000 and (ii) the Total Commitment shall not be reduced to an amount that is less than the Aggregate Credit Exposure at the time.

    (c) On or prior to August 15, 2002, the Borrowers shall permanently reduce the Total Commitments to an aggregate amount not greater than $325,000,000.

32

    (d) Not less than one year following receipt by the Parent Borrower or any Subsidiary of any Net Cash Proceeds from any Asset Sale, the Borrowers shall permanently reduce the Commitments by an amount equal to 50% of such Net Cash Proceeds, but only as and to the extent provided in Section 6.05(f).

    (e) Each reduction in the Total Commitment hereunder shall be made ratably among the Lenders in accordance with their respective Commitments. The Borrowers shall pay to the Administrative Agent for the account of the applicable Lenders, on the date of each termination or reduction, the Commitment Fees on the amount of the Commitments so terminated or reduced accrued to but excluding the date of such termination or reduction.

    SECTION 2.10. Conversion and Continuation of Borrowings. The applicable Borrower shall have the right at any time upon prior irrevocable notice to the Administrative Agent given by telephone (promptly confirmed by written or telecopy notice) (a) not later than 12:00 (noon), New York City time, one Business Day prior to conversion, to convert any Eurodollar Borrowing into an ABR Borrowing, (b) not later than 11:00 a.m., New York City time, three Business Days prior to conversion or continuation, to convert any ABR Borrowing into a Eurodollar Borrowing or to continue any Eurodollar Borrowing as a Eurodollar Borrowing for an additional Interest Period, and (c) not later than 11:00 a.m., New York City time, three Business Days prior to conversion, to convert the Interest Period with respect to any Eurodollar Borrowing to another permissible Interest Period, subject in each case to the following:

         (i) each conversion or continuation shall be made pro rata among the Lenders in accordance with the respective principal amounts of the Loans comprising the converted or continued
    Borrowing;

         (ii) if less than all the outstanding principal amount of any Borrowing shall be converted or continued, then each resulting Borrowing shall satisfy the limitations specified in Sections 2.02(a) and 2.02(b) regarding the principal amount and maximum number of Borrowings of the relevant Type;

         (iii) each conversion shall be effected by each Lender and the Administrative Agent by recording for the account of such Lender the new Loan of such Lender resulting from such conversion and reducing the Loan (or portion thereof) of such Lender being converted by an equivalent principal amount; accrued interest on any Eurodollar Loan (or portion thereof) being converted shall be paid by the Borrowers at the time of conversion;

         (iv) if any Eurodollar Borrowing is converted at a time other than the end of the Interest Period applicable thereto, the Borrowers shall pay, upon demand, any amounts due to the Lenders pursuant to Section 2.16;

         (v) any portion of a Borrowing maturing or required to be repaid in less than one month may not be converted into or continued as a Eurodollar Borrowing;

         (vi) any portion of a Eurodollar Borrowing that cannot be converted into or continued as a Eurodollar Borrowing by reason of the immediately preceding clause shall be automatically converted at the end of the Interest Period in effect for such Borrowing into an ABR Borrowing; and

         (vii) upon notice to the Borrowers from the Administrative Agent given at the request of the Required Lenders, after the occurrence and during the continuance of a Default or Event of Default, no outstanding Loan may be converted into, or continued as, a Eurodollar Loan.

    Each notice pursuant to this Section 2.10 shall be irrevocable and shall refer to this Restated Credit Agreement and specify (i) the identity and amount of the Borrowing that the applicable Borrower requests be converted or continued, (ii) whether such Borrowing is to be converted to or continued as a Eurodollar Borrowing or an ABR Borrowing, (iii) if such notice requests a conversion, the date of such conversion (which shall be a Business Day) and
(iv) if such Borrowing is to be converted to or continued as a Eurodollar Borrowing, the Interest Period with respect thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Eurodollar Borrowing, the applicable Borrower shall be deemed to have selected an Interest Period of one month's duration. The Administrative Agent shall advise the Lenders of any notice given pursuant to this Section 2.10 and of each Lender's portion of any converted or continued Borrowing. If the applicable Borrower shall not have given notice in accordance with this Section 2.10 to continue any Eurodollar Borrowing into a subsequent Interest Period (and shall not otherwise have given notice in accordance with this Section 2.10 to convert such Borrowing), such Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be converted into an ABR Borrowing.

    SECTION 2.11.  [Intentionally Omitted].

    SECTION 2.12. Optional Prepayment. (a) The Borrowers shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, upon at least one Business Day's prior notice (in the case of an ABR Borrowing) and three Business Days' prior notice (in the case of a Eurodollar Borrowing) to the Administrative Agent given by telephone (promptly confirmed by written or telecopy notice) before 11:00 a.m., New York City time; provided, however, that each partial prepayment shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 (in the case of repayments of Eurodollar Borrowings) and $1,000,000 (in the case of repayments of ABR Borrowings).

    (b) Each notice of prepayment shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the Borrowers to prepay such Borrowing by the amount stated therein on the date stated therein. All prepayments under this
Section 2.12 shall be subject to Section 2.16 but otherwise without premium or penalty. All prepayments of Eurodollar Borrowings under this Section 2.12 shall be accompanied by accrued interest on the principal amount being prepaid to the date of payment.

    SECTION 2.13. Mandatory Prepayments. (a) In the event of any termination of all the Commitments, the Borrowers shall repay or prepay all outstanding Borrowings and all outstanding Swingline Loans on the date of such termination. In the event of any partial reduction of the Commitments, then (i) at or prior to the effective date of such reduction, the Administrative Agent shall notify the Borrowers and the Lenders of the Aggregate Credit Exposure after giving effect thereto and (ii) if the Aggregate Credit Exposure would exceed the Total Commitment after giving effect to such reduction or termination, then the Borrowers shall, on the date of such reduction or termination, repay or prepay Borrowings or Swingline Loans (or a combination thereof) in an amount sufficient to eliminate such excess. If following any reduction of the Total Commitment and any payments required pursuant to this

34

Section 2.13(a), the Total Commitment is less than the aggregate L/C Exposure, the Borrowers shall, on the date of such reduction, provide cash collateral, in accordance with Section 2.23(j), in an amount equal to the amount by which the aggregate L/C Exposure exceeds the Total Commitment upon such date of reduction.

    (b) The Borrowers shall deliver to the Administrative Agent, at the time of each prepayment required under this Section 2.13, (i) a certificate signed by a Financial Officer of the Parent Borrower setting forth in reasonable detail the calculation of the amount of such prepayment and (ii) to the extent reasonably practicable, at least three days prior written notice of such prepayment. Each notice of prepayment shall specify the prepayment date, the Type of each Loan being prepaid, the principal amount of each Loan (or portion thereof) to be prepaid and the amount, if any, to be deposited in the Prepayment Account. All prepayments of Borrowings under this Section
2.13 shall be subject to Section 2.13(c) and Section 2.16, but shall otherwise be without premium or penalty. All prepayments of Eurodollar Borrowings under this Section 2.13 shall be accompanied by accrued interest on the principal amount being prepaid to the date of payment.

    (c) Amounts to be applied pursuant to this Section 2.13 to the prepayment of Loans shall be applied, as applicable, first to reduce outstanding ABR Loans. Any amounts remaining after each such application shall, at the option of the Parent Borrower, be applied to prepay Eurodollar Loans, immediately and/or shall be deposited in the Prepayment Account (as defined below). The Administrative Agent shall apply any cash deposited in the Prepayment Account to prepay Eurodollar Loans, in each case on the last day of their respective Interest Periods (or, at the direction of the Parent Borrower, on any earlier date) until all outstanding Loans have been prepaid or until all the allocable cash on deposit with respect to such Loans has been exhausted. For purposes of this Restated Credit Agreement, the term "Prepayment Account" shall mean an account established by the Parent Borrower with the Administrative Agent and over which the Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal for application in accordance with this paragraph (c). The Administrative Agent will, at the request of the Parent Borrower, invest amounts on deposit in the Prepayment Account in Permitted Investments that mature prior to the last day of the applicable Interest Periods of the Eurodollar Borrowings to be prepaid; provided, however, that (i) the Administrative Agent shall not be required to make any investment that, in its sole judgment, would require or cause the Administrative Agent to be in, or would result in any, violation of any law, statute, rule or regulation and
(ii) the Administrative Agent shall have no obligation to invest amounts on deposit in the Prepayment Account if a Default or Event of Default shall have occurred and be continuing. The Administrative Agent shall provide to the Parent Borrower statements with regard to the Prepayment Account in accordance with the Administrative Agent's customary practice. The Borrowers shall indemnify the Administrative Agent for any losses relating to the investments so that the amount available to prepay Eurodollar Borrowings on the last day of the applicable Interest Period is not less than the amount that would have been available had no investments been made pursuant hereto. Other than any interest earned on such investments, the Prepayment Account shall not bear interest. Interest or profits, if any, on such investments shall be deposited in the Prepayment Account and reinvested and disbursed as specified above. If the maturity of the Loans has been accelerated pursuant to Article VII, the Administrative Agent may, in its sole discretion, apply all amounts on deposit in the Prepayment Account to satisfy any of the Obligations. The Borrowers hereby grant to the Administrative Agent, for its benefit and the benefit of the Issuing Bank, the Swingline Lender and the Lenders, a security interest in the Prepayment Account to secure the Obligations.

    SECTION 2.14. Reserve Requirements; Change in Circumstances. (a) Notwithstanding any other provision of this Restated Credit Agreement, if after the date of this Restated Credit Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) shall change the basis of taxation of payments to any Lender or the Issuing Bank of the principal of or interest on any Eurodollar Loan made by such Lender or any Fees or other amounts payable hereunder (other than changes in respect of Excluded Taxes and taxes described in Section 2.20), or shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by any Lender or the issuance of Letters of Credit by the Issuing Bank (except any such reserve requirement which is reflected in the Adjusted LIBO Rate) or shall impose on such Lender or the Issuing Bank or the London interbank market any other condition affecting this Restated Credit Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein, and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan or increase the cost to any Lender or the Issuing Bank of issuing or maintaining any Letter of Credit or purchasing or maintaining a participation therein or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise), in each case by an amount deemed by such Lender or the Issuing Bank, as the case may be, to be material, then the Borrowers agree to pay to such Lender or the Issuing Bank, as the case may be, upon demand such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

    (b) If any Lender or the Issuing Bank shall have determined that the adoption after the date hereof of any law, rule, regulation or guideline regarding capital adequacy, or any change after the date hereof in any such law, rule, regulation or guideline (whether such law, rule, regulation or guideline has been adopted) or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by any Lender (or any lending office of such Lender) or the Issuing Bank or any Lender's or the Issuing Bank's holding company with any request or directive regarding capital adequacy issued or adopted after the date hereof (whether or not having the force of law) of any Governmental Authority has or would have the effect of reducing the rate of return on such Lender's or the Issuing Bank's capital or on the capital of such Lender's or the Issuing Bank's holding company, if any, as a consequence of this Restated Credit Agreement or the Loans made or participations in Letters of Credit purchased by such Lender pursuant hereto or the Letters of Credit issued by the Issuing Bank pursuant hereto to a level below that which such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company could have achieved but for such applicability, adoption, change or compliance (taking into consideration such Lender's or the Issuing Bank's policies and the policies of such Lender's or the Issuing Bank's holding company with respect to capital adequacy) by an amount deemed by such Lender or the Issuing Bank to be material, then from time to time the Borrowers agree to pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company for any such reduction suffered.

    (c) A certificate of a Lender or the Issuing Bank setting forth (i) the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as applicable, as specified in paragraph (a) or (b) above and (ii) a reasonably detailed explanation of the calculation of such amount or amounts shall be delivered to the Borrowers and shall be conclusive absent manifest error. The Borrowers shall pay such Lender or the Issuing Bank

36

the amount shown as due on any such certificate delivered by it within 10 days after its receipt of the same.

    (d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital shall not constitute a waiver of such Lender's or the Issuing Bank's right to demand such compensation, provided that the Borrowers shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Parent Borrower of the event giving rise to such increased costs or reductions and of such Lender's or the Issuing Bank's intention to claim compensation therefor. The protection of this Section shall be available to each Lender and the Issuing Bank regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition that shall have occurred or been imposed; provided, however, that the Borrowers shall be entitled to reimbursement of any compensation paid to any Lender or the Issuing Bank under this Section for costs that are ultimately reimbursed or credited to such Lender or the Issuing Bank.

    SECTION 2.15. Change in Legality. (a) Notwithstanding any other provision of this Restated Credit Agreement, if, after the date hereof, any change in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written notice to the Borrowers and to the Administrative Agent:

         (i) such Lender may declare that Eurodollar Loans will not thereafter (for the duration of such unlawfulness) be made by such Lender hereunder (or be continued for additional Interest Periods and ABR Loans will not thereafter (for such duration) be converted into Eurodollar Loans), whereupon any request for a Eurodollar Borrowing (or to convert an ABR Borrowing to a Eurodollar Borrowing or to continue a Eurodollar Borrowing for an additional Interest Period) shall, as to such Lender only, be deemed a request for an ABR Loan (or to convert a Eurodollar Loan into an ABR Loan, as the case may be), unless such declaration shall be subsequently withdrawn; and

         (ii) such Lender may require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below.

In the event any Lender shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal that would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.

    (b) For purposes of this Section 2.15, a notice to the Borrowers by any Lender shall be effective as to each Eurodollar Loan made by such Lender, if lawful, on the last day of the Interest Period currently applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt by the Borrowers.

    SECTION 2.16. Indemnity. The Borrowers jointly and severally shall indemnify each Lender against any loss or expense that such Lender may reasonably sustain or incur as a consequence of (a) any event, other than a default by such Lender in the performance of its obligations hereunder or a suspension or limitation under Section 2.08 of the right to select a Eurodollar Loan, which results in (i) such Lender receiving or being deemed to receive any amount on account of the principal of any Eurodollar Loan prior to the end of the Interest Period in effect therefor (it being understood that amounts held in the Prepayments Account shall not be deemed received by any Lender for purposes of this Section), (ii) the conversion of any Eurodollar Loan to an ABR Loan, or the conversion of the Interest Period with respect to any Eurodollar Loan, in each case other than on the last day of the Interest Period in effect therefor, or (iii) any Eurodollar Loan to be made by such Lender (including any Eurodollar Loan to be made pursuant to a conversion or continuation under Section 2.10) not being made after notice of such Loan shall have been given by the applicable Borrower hereunder (any of the events referred to in this clause (a) being called a "Breakage Event") or
(b) any default in the making of any payment or prepayment of Eurodollar Loans required to be made hereunder. In the case of any Breakage Event, such loss shall be an amount equal to the excess, as reasonably determined by such Lender, of (i) its cost of obtaining funds for the Eurodollar Loan that is the subject of such Breakage Event for the period from the date of such Breakage Event to the last day of the Interest Period in effect (or that would have been in effect) for such Loan over (ii) the amount of interest that would be realized by such Lender in redeploying the funds released or not utilized by reason of such Breakage Event for such period. A certificate of any Lender (i) setting forth any amount or amounts which such Lender is entitled to receive pursuant to this Section 2.16 and (ii) a reasonably detailed explanation of the calculation of such amount or amounts shall be delivered to the Borrowers and shall be conclusive absent manifest error.

    SECTION 2.17.  Pro Rata Treatment.  Except as provided below in this
Section 2.17 with respect to Swingline Loans and as required under Section 2.15, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans, each payment of the Commitment Fees, each reduction of the Commitments and each conversion of any Borrowing to or continuation of any Borrowing as a Borrowing of any Type shall be allocated pro rata among the Lenders, in the case of principal and interest payments, in accordance with their respective applicable outstanding Loans and, in the case of all other payments, the Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Loans). For purposes of determining the available Commitments of the Lenders at any time, each outstanding Swingline Loan shall be deemed to have utilized the Commitments of the Lenders (including those Lenders which shall not have made Swingline Loans) pro rata in accordance with such Lender's respective Commitment. Each Lender agrees that in computing such Lender's portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender's percentage of such Borrowing to the next higher or lower whole dollar amount.

    SECTION 2.18. Sharing of Setoffs. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Borrowers or any other Loan Party, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Loan or Loans or L/C Disbursement as a result of which the unpaid principal portion of its Loans and participations or other interests of a type permitted to be held by such Lender in L/C

38

Disbursements shall be proportionately less than the unpaid principal portion of the Loans and participations or interests in L/C Disbursements of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation or interest in the Loans and participations or interests in L/C Disbursements, as the case may be, of such other Lender, so that the aggregate unpaid principal amount of the Loans and participations or interests in L/C Disbursements and participations or interests in Loans and participations or interests in L/C Disbursements held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Loans and participations or interests in L/C Disbursements then outstanding as the principal amount of its Loans and participations or interests in L/C Disbursements prior to such exercise of banker's lien, setoff or counterclaim or other event was to the principal amount of all Loans and participations or interests in L/C Disbursements outstanding prior to such exercise of banker's lien, setoff or counterclaim or other event; provided, however, that if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.18 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. The Borrowers and Holdings expressly consent to the foregoing arrangements and agree that any Lender holding a participation or interest in a Loan or L/C Disbursement deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the Borrowers and Holdings to such Lender by reason thereof as fully as if such Lender had made a Loan directly to the Borrowers in the amount of such participation.

    SECTION 2.19. Payments. (a) The Borrowers shall make each payment (including principal of or interest on any Borrowing or any L/C Disbursement or any Fees or other amounts) hereunder and under any other Loan Document not later than 12:00 (noon), New York City time, on the date when due in immediately available dollars, without setoff or counterclaim. Each such payment (other than (i) Issuing Bank Fees, which shall be paid directly to the Issuing Bank, (ii) principal of and interest on Swingline Loans, which shall be paid directly to the Swingline Lender except as otherwise provided in Section 2.22(e) and (iii) other payments that are specifically required to be paid directly to a Lender) shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York.

    (b) Whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

    SECTION 2.20. Taxes. (a) Any and all payments by or on behalf of the Borrowers or any Loan Party hereunder and under any other Loan Document shall be made, in accordance with Section 2.19, free and clear of and without deduction for any and all current or future taxes, levies, imposts, deductions, charges or withholdings, and all interests, penalties or similar liabilities with respect thereto, excluding (i) taxes, levies, imposts, deductions, charges and withholdings imposed on the net income or net profits of the Administrative Agent, any Lender or the Issuing Bank (or any transferee or assignee thereof, including a participation holder (any such entity a "Transferee")), however denominated, and all interest, penalties or similar liabilities with respect thereto, and (ii) franchise taxes, levies, imposts, deductions, charges and withholdings based or imposed on the net income or net profits or in lieu of net income or net profits of the Administrative Agent, any Lender or the Issuing Bank (or Transferee) and all interest, penalties or similar liabilities with respect thereto, (the taxes, levies, imposts, deductions, charges and withholdings and other liabilities referred to in the foregoing clauses (i) and (ii) individually or collectively being called "Excluded Taxes"), in each case imposed (a) by the U.S. or any political subdivision or taxing authority thereof or therein; (b) by any jurisdiction under the laws of which the Administrative Agent, such Lender or the Issuing Bank (or Transferee) or its lending office or office through which it is issuing any Letter of Credit is organized or in which its lending office or office through which it is issuing any Letter of Credit is located, managed or controlled or in which its principal office is located or any political subdivision or taxing authority thereof or therein; or (c) by reason of any connection between the jurisdiction imposing such tax and the Administrative Agent, such Lender, the Issuing Bank, such Transferee, such lending office or office through which it is issuing any Letter of Credit, other than a connection arising solely from this Restated Credit Agreement or any transaction hereunder (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities, collectively or individually, being called "Taxes"). If the Borrowers or any Loan Party shall be required to deduct any Taxes from or in respect of any sum payable hereunder or under any other Loan Document to the Administrative Agent, any Lender or the Issuing Bank (or any Transferee), (i) the sum payable shall be increased by the amount (an "additional amount") necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.20) the Administrative Agent, such Lender or the Issuing Bank (or Transferee), as the case may be, shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrowers or such Loan Party shall make such deductions and
(iii) the Borrowers or such Loan Party shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

    (b) In addition, the Borrowers agree to pay to the relevant Governmental Authority in accordance with applicable law any current or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies (including mortgage recording taxes and similar fees) that arise from any payment made hereunder or under any other Loan Document or from the execution, delivery or registration of, or otherwise solely with respect to, this Restated Credit Agreement or any other Loan Document ("Other Taxes").

    (c) The Borrowers shall indemnify the Administrative Agent, each Lender and the Issuing Bank (or Transferee) for the full amount of Taxes and Other Taxes paid by the Administrative Agent, such Lender or the Issuing Bank (or Transferee), as the case may be, and any liability (including penalties, interest and expenses (including reasonable attorney's fees and expenses) other than those resulting solely from a failure by the Administrative Agent, such Lender or the Issuing Bank (or Transferee), as the case may be, to pay any Taxes or Other Taxes which it is required to pay and for which it received an indemnity payment) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability prepared by the Administrative Agent, a Lender or the Issuing Bank (or Transferee), or the Administrative Agent on its behalf, absent manifest error, shall be final, conclusive and binding for all purposes. Such indemnification shall be made within 30 days after the date the Administrative Agent, any Lender or the Issuing Bank (or Transferee), as the case may be, makes written demand therefor. If the Administrative Agent, any Lender or the Issuing Bank (or

40

any Transferee) shall become aware that it is entitled to receive a refund or other tax credit or benefit in respect of any Taxes or Other Taxes (including any Taxes or Other Taxes that were not correctly or legally asserted by the relevant Government Authority), it shall promptly notify the Borrowers thereof and, in the case of a refund, shall within 30 days after receipt of a request by the Borrowers, apply for such refund at the Borrowers' expense.
If the Administrative Agent, any Lender or the Issuing Bank (or any Transferee) receives a refund or other tax credit or benefit in respect of any Taxes or Other Taxes (including any Taxes or Other Taxes that were not correctly or legally asserted by the relevant Government Authority) for which the Administrative Agent, such Lender or the Issuing Bank (or such Transferee) has received payment from the Borrowers hereunder, it shall promptly notify the Borrowers thereof and shall promptly repay such refund or, in the case of a tax credit or other benefit shall repay the amount of the tax credit or benefit received promptly following the date on which such tax credit or other benefit is offset against such party's tax liability, in each case to the Borrowers without interest and net of any expenses incurred, except to the extent interest shall have explicitly accompanied such refund or other tax credit or benefit, provided that the Borrowers, upon the request of such Lender, the Issuing Bank or the Administrative Agent, agree to return the amount of such refund or other tax benefit or credit (plus any penalties, interest or other charges required to be paid) to such Lender, the Issuing Bank or the Administrative Agent in the event such Lender, the Issuing Bank or the Administrative Agent is required to repay such amount to the relevant taxing authority.

    (d) As soon as practicable after the date of any payment of Taxes or Other Taxes by the Borrowers or any other Loan Party to the relevant Governmental Authority, the Borrowers or such other Loan Party will deliver to the Administrative Agent, at its address referred to in Section 9.01, the original or a certified copy of any receipt issued by such Governmental Authority or other proof reasonably acceptable to the indemnified party evidencing payment thereof.

    (e) Each Lender (or Transferee) or successor Issuing Bank that is organized under the laws of a jurisdiction other than the United States, any State thereof or the District of Columbia (a "Non-U.S. Lender") shall deliver to the Borrowers and the Administrative Agent two copies of either United States Internal Revenue Service Form 1001 or Form 4224, or, in the case of a Non-U.S. Lender claiming exemption from U.S. Federal withholding tax under
Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a Form W-8, or any subsequent versions thereof or successors thereto (and, if such Non-U.S. Lender delivers a Form W-8, a certificate representing that such Non-U.S. Lender is not a bank for purposes of Section 881(c) of the Code), is not a 10-percent shareholder (within the meaning of
Section 871(h)(3)(B) of the Code) of the Borrowers and is not a controlled foreign corporation related to the Borrowers (within the meaning of Section 864(d)(4) of the Code)), properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or reduced rate of, U.S. Federal withholding tax on payments of interest by the Borrowers under this Restated Credit Agreement and the other Loan Documents, provided, that if such Non-U.S. Lender is a bank for purposes of Section 881(c) of the Code, such Non-U.S. Lender shall make whole the Borrowers for reliance on such certificate. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Restated Credit Agreement (or, in the case of a Transferee that is a participation holder, on or before the date such participation holder becomes a Transferee hereunder) and on or before the date, if any, such Non-U.S. Lender changes its applicable lending office by designating a different lending office (a "New Lending Office").
In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Notwithstanding any other provision of this Section 2.20(e), a Non-U.S. Lender shall not be required to deliver any form pursuant to this
Section 2.20(e) that such Non-U.S. Lender  is not legally able to deliver.

    (f) The Borrowers shall not be required to indemnify any Non-U.S. Lender or to pay any additional amounts to any Non-U.S. Lender, in respect of United States Federal withholding tax pursuant to paragraph (a) or (c) above to the extent that (i) the obligation to withhold amounts with respect to United States Federal withholding tax existed on the date such Non-U.S. Lender became a party to this Restated Credit Agreement (or, in the case of a Transferee that is a participation holder, on the date such participation holder became a Transferee hereunder) or, with respect to payments to a New Lending Office, the date such Non-U.S. Lender designated such New Lending Office with respect to a Loan; provided, however, that this paragraph (f) shall not apply (x) to any Transferee or New Lending Office that becomes a Transferee or New Lending Office as a result of an assignment, participation, transfer or designation made at the request of the Borrowers and (y) to the extent the indemnity payment or additional amounts any Transferee, or any Lender (or Transferee), acting through a New Lending Office, would be entitled to receive (without regard to this paragraph (f)) do not exceed the indemnity payment or additional amounts that the person making the assignment, participation or transfer to such Transferee, or Lender (or Transferee) making the designation of such New Lending Office, would have been entitled to receive in the absence of such assignment, participation, transfer or designation or (ii) the obligation to pay such additional amounts would not have arisen but for a failure by such Non-U.S. Lender to comply with the provisions of paragraph
(e) above.

    (g) Nothing contained in this Section 2.20 shall require any Lender or the Issuing Bank (or any Transferee) or the Administrative Agent to make available any of its tax returns (or any other information that it deems to be confidential or proprietary).

    SECTION 2.21. Assignment of Commitments Under Certain Circumstances; Duty to Mitigate. (a) In the event (i) any Lender or the Issuing Bank delivers a certificate requesting compensation pursuant to Section 2.14, (ii) any Lender or the Issuing Bank delivers a notice described in Section 2.15 or the Administrative Agent delivers a notice described in Section 2.08, (iii) the Borrowers are required to pay any additional amount or indemnification payment to any Lender or the Issuing Bank or any Governmental Authority on account of any Lender or the Issuing Bank pursuant to Section 2.20 or (iv) any Lender or the Issuing Bank shall refuse to consent to a proposed change, waiver, discharge, termination or assignment that requires such Lender's or the Issuing Bank's consent and that has been approved by the Required Lenders as provided in Section 9.08(c), the Borrowers may, at their sole expense and effort (including with respect to the processing and recordation fee referred to in Section 9.04(b)), upon notice to such Lender or the Issuing Bank and the Administrative Agent, require such Lender or the Issuing Bank to transfer and assign, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all of its interests, rights and obligations under this Restated Credit Agreement to one or more assignees that shall assume such assigned obligations (any of which assignees may be another Lender, if one or more Lenders accept such assignment), provided that
(A) such assignment shall not conflict with any law, rule, regulation or order of any court or other Governmental Authority having jurisdiction, (B) the Borrowers shall have received the prior written consent of the Administrative Agent (and, if a Commitment is being assigned, of the Issuing Bank and the Swingline Lender), which consents shall not unreasonably be withheld, (C) the Borrowers or such assignee or assignees shall have paid to the affected Lender or the Issuing Bank in immediately available funds an amount equal to the sum of the principal of, and interest accrued to the date of such payment on, the outstanding Loans or L/C Disbursements of such Lender or the Issuing Bank, respectively, plus all Fees and other amounts accrued for the account of such Lender or the Issuing Bank hereunder (including any amounts then due pursuant to requests or notices previously provided under
Section 2.14 and Section 2.16), and (D) in the case of any refusal to consent contemplated by clause (iv) above, such assignment is also made in accordance with Section 9.08(c) and provided further that, if prior to any such

42

transfer and assignment the circumstances or event that resulted in such Lender's or the Issuing Bank's claim for compensation under Section 2.14 or notice under Section 2.08 or 2.15 or the amounts paid pursuant to Section 2.20, as the case may be, cease to cause such Lender or the Issuing Bank to suffer increased costs or reductions in amounts received or receivable or reduction in return on capital, or cease to have the consequences specified in Section 2.08 or 2.15, or cease to result in amounts being payable under
Section 2.20, as the case may be (including as a result of any action taken by such Lender or the Issuing Bank pursuant to paragraph (b) below), or if such Lender or the Issuing Bank shall waive its right to claim further compensation under Section 2.14 in respect of such circumstances or event or shall withdraw its notice under Section 2.08 or 2.15 or shall waive its right to further payments under Section 2.20 in respect of such circumstances or event, or shall grant the consent or waiver requested pursuant to Section 9.04(i) or 9.08(b) as the case may be, then such Lender or the Issuing Bank shall not thereafter be required to make any such transfer and assignment hereunder.

    (b) If (i) any Lender or the Issuing Bank shall request compensation under Section 2.14, (ii) any Lender or the Issuing Bank delivers a notice described in Section 2.15 or the Administrative Agent delivers a notice described in Section 2.08 or (iii) the Borrowers are required to pay any additional amount or an indemnification payment to any Lender or the Issuing Bank or any Governmental Authority on account of any Lender or the Issuing Bank, pursuant to Section 2.20, then such Lender or the Issuing Bank upon the request of the Borrowers shall use reasonable efforts (which shall not require such Lender or the Issuing Bank to incur an unreimbursed loss or unreimbursed cost or expense or otherwise take any action inconsistent with its internal policies or legal or regulatory restrictions or suffer any disadvantage or burden deemed by it to be significant) (A) to file any certificate or document reasonably requested in writing by the Borrowers or
(B) to assign its rights and delegate and transfer its obligations hereunder to another of its offices, branches or affiliates, if such filing or assignment would reduce its claims for compensation under Section 2.14 or enable it to withdraw its notice pursuant to Section 2.15 or Section 2.08 or would reduce amounts payable pursuant to Section 2.20, as the case may be, in the future. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender or the Issuing Bank in connection with any such filing or assignment, delegation and transfer.

    SECTION 2.22. Swingline Loans. (a) Swingline Commitment. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, the Swingline Lender agrees to make loans to any Borrower at any time and from time to time on and after the Restatement Effective Date and until the earlier of the Maturity Date and the termination of the Commitments in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of all Swingline Loans exceeding $25,000,000 in the aggregate or (ii) the Aggregate Credit Exposure, after giving effect to any Swingline Loan, exceeding the Total Commitment. Each Swingline Loan shall be in a principal amount that is an integral multiple of $500,000 or such lesser amount necessary to reimburse a Letter of Credit pursuant to Section 2.23(e).
 The Swingline Commitment may be terminated or reduced from time to time as provided herein. Within the foregoing limits, the Borrowers may borrow, pay or prepay and reborrow Swingline Loans hereunder, subject to the terms, conditions and limitations set forth herein.

    (b) Swingline Loans. The applicable Borrower shall notify the Administrative Agent by telecopy, or by telephone (confirmed by telecopy), not later than 2:00 p.m., New York City time, on the day of a proposed Swingline Loan. Such notice shall be delivered on a Business Day, shall be irrevocable and shall refer to this Restated Credit Agreement and shall specify the requested date (which shall be a Business Day) and amount of such Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any notice received from any Borrower pursuant to this paragraph
(b). The Swingline Lender shall make each Swingline Loan available to the applicable Borrower by means of a credit to the general deposit account of the Parent Borrower (acting as agent for and on behalf of itself and the Subsidiary Borrowers) with the Swingline Lender by 3:00 p.m. on the date such Swingline Loan is so requested.

    (c) Prepayment. The Borrowers shall have the right at any time and from time to time to prepay any Swingline Loan, in whole or in part, upon giving notice to the Swingline Lender and the Administrative Agent by telephone (promptly confirmed by written or telecopy notice) before 12:00 (noon), New York City time on the date of prepayment.

    (d) Interest. Each Swingline Loan shall be an ABR Loan and, subject to the provisions of Section 2.07, shall bear interest as provided in Section 2.06(a) and (c).

    (e) Participations. The Swingline Lender may by written notice given to the Administrative Agent not later than 10:00 a.m., New York City time, on any Business Day require the Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Lenders will participate. The Administrative Agent will, promptly upon receipt of such notice, give notice to each Lender, specifying in such notice such Lender's Pro Rata Percentage of such Swingline Loan or Loans. In furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender's Pro Rata Percentage of such Swingline Loan or Loans. Each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.02(c) with respect to Loans made by such Lender (and Section 2.02(c) shall apply, mutatis mutandis, to the payment obligations of the Lenders) and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Lenders. The Administrative Agent shall notify the Parent Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from any Borrower (or other party on behalf of any Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrowers (or other party liable for obligations of the Borrowers) of any default in the payment thereof.

    SECTION 2.23. Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, (i) each of the Existing Letters of Credit shall, upon the initial funding of Loans on the Restatement Effective Date and without any further action on the part of the Issuing Bank or any other person, be deemed for all purposes (other than with respect to

44

issuance fees to the extent previously paid in connection with the original issuance of such Existing Letter of Credit) to be a Letter of Credit hereunder and (ii) any Borrower may request the issuance of a Letter of Credit for its own account or the account of any Subsidiary (provided that a Borrower shall be a co-applicant and co-obligor with respect to each Letter of Credit issued for the account of or in favor of any such Subsidiary), in a form reasonably acceptable to the Administrative Agent and the Issuing Bank (which may include electronic transmission, pursuant to negotiated arrangements between the Borrowers and the Issuing Bank), at any time and from time to time while the Commitments remain in effect. This Section shall not be construed to impose an obligation upon the Issuing Bank to issue any Letter of Credit that is inconsistent with the terms and conditions of this Restated Credit Agreement.

    (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. In order to request the issuance of a Letter of Credit (or to amend, renew or extend an existing Letter of Credit), a Borrower shall hand deliver or telecopy (or transmit by electronic transmission, pursuant to negotiated arrangements between the Borrowers and the Issuing Bank) to the Issuing Bank and the Administrative Agent (at least one Business Day in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, the date of issuance, amendment, renewal or extension, the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) below), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare such Letter of Credit, and all such information shall be included on the Issuing Bank's standard form of application and reimbursement agreement, provided, however, that to the extent of any inconsistency between the provisions of such standard forms and the provisions of this Restated Credit Agreement, the latter shall govern in all respects. The Issuing Bank shall provide to the Administrative Agent on a weekly basis and on the last day of each March, June, September and December, a report describing any issuances, disbursements or other activity with respect to all outstanding Letters of Credit for the period through, but not including, the last day of such March, June, September or December, as the case may be. A Letter of Credit shall be issued, amended, renewed or extended only if, and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrowers shall be deemed to represent and warrant that, after giving effect to such issuance, amendment, renewal or extension (i) the L/C Exposure shall not exceed $50,000,000 and (ii) the Aggregate Credit Exposure shall not exceed the Total Commitment. If the Administrative Agent determines that, after giving effect to the issuance, amendment, renewal or extension of any Letter of Credit, that the Aggregate Credit Exposure shall exceed the Total Commitment, it shall promptly provide the Issuing Bank
written notice to such effect.     Each Letter of Credit shall provide for
payments of drawings in dollars or an Alternate Currency.

    (c) Expiration Date. Each Letter of Credit shall expire at the close of business on the earlier of the date one year after the date of the issuance of such Letter of Credit and the date that is five Business Days prior to the Maturity Date, unless such Letter of Credit expires by its terms on an earlier date. Each Letter of Credit may, upon the request of the applicable Borrower, include a provision whereby such Letter of Credit shall be renewed automatically for additional consecutive periods of 12 months or less (but not beyond the date that is five Business Days prior to the Maturity Date) unless the Issuing Bank notifies the beneficiary thereof at least 30 days prior to the then-applicable expiration date that such Letter of Credit will not be renewed.

    (d) Participations. By the issuance of a Letter of Credit and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Lender, and each such Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender's Pro Rata Percentage of the aggregate amount available to be drawn under such Letter of Credit, effective upon the issuance of such Letter of Credit. In addition, the Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from the Issuing Bank, a participation in each Existing Letter of Credit equal to such Lender's Pro Rata Percentage of the face amount of such Existing Letter of Credit, effective on the Restatement Effective Date. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender's Pro Rata Percentage of each L/C Disbursement made by the Issuing Bank and not reimbursed by the Borrowers (or, if applicable, another party pursuant to its obligations under any other Loan Document) forthwith on the date due as provided in Section 2.02(f). Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

    (e) Reimbursement. If the Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, the Borrowers shall pay to the Administrative Agent an amount equal to such L/C Disbursement not later than 3:00 p.m. on the day that the Borrowers shall have received notice from the Issuing Bank that payment of such draft will be made (it being understood that such L/C Disbursement will be made prior to or promptly after the delivery of such notice), or, if the Borrowers shall have received such notice later than 3:00 p.m., New York City time, on any Business Day, not later than 1:00 p.m., New York City time, on the immediately following Business Day.

    (f) Obligations Absolute. The Borrowers' obligations to reimburse L/C Disbursements as provided in paragraph (e) above shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Restated Credit Agreement, under any and all circumstances whatsoever, and irrespective of:

         (i) any lack of validity or enforceability of any Letter of Credit or any Loan Document, or any term or provision therein;

         (ii) any amendment or waiver of or any consent to departure from all or any of the provisions of any Letter of Credit or any Loan Document;

         (iii) the existence of any claim, setoff, defense or other right that the Borrowers, any other party guaranteeing, or otherwise obligated with, the Borrowers, any Subsidiary or other Affiliate thereof or any other person may at any time have against the beneficiary under any Letter of Credit, the Issuing Bank, the Administrative Agent or any Lender or any other person, whether in connection with this Restated Credit Agreement, any other Loan Document or any other related or unrelated agreement or transaction;

         (iv) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

46

         (v) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit; and

         (vi) any other act or omission to act or delay of any kind of the Issuing Bank, the Lenders, the Administrative Agent or any other person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of the Borrowers' obligations hereunder.

    Without limiting the generality of the foregoing, it is expressly understood and agreed that the absolute and unconditional obligation of the Borrowers hereunder to reimburse L/C Disbursements will not be excused by the gross negligence or wilful misconduct of the Issuing Bank. However, the foregoing shall not be construed to excuse or release any claims of Borrowers against the Issuing Bank, the Lenders, the Administrative Agent or any other person for any gross negligence or wilful misconduct or to excuse or release the Issuing Bank from liability to the Borrowers to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrowers to the extent permitted by applicable law) suffered by the Borrowers that are caused by the Issuing Bank's gross negligence or wilful misconduct in determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. It is understood that the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary and, in making any payment under any Letter of Credit (i) the Issuing Bank's exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever and (ii) any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute wilful misconduct or gross negligence of the Issuing Bank.

    (g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall as promptly as possible give telephonic notification, confirmed by telecopy, to the Administrative Agent and the Borrowers of such demand for payment and whether and when the Issuing Bank has made or will make an L/C Disbursement thereunder, provided that any failure to give or delay in giving such notice shall not relieve the Borrowers of their obligation to reimburse the Issuing Bank and the Lenders with respect to any such L/C Disbursement. The Administrative Agent shall promptly give each Lender notice thereof.

    (h) Interim Interest. If the Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, then, unless the Borrowers shall reimburse such L/C Disbursement in full on such date, the unpaid amount thereof shall bear interest for the account of the Issuing Bank, for each day from and including the date of such L/C Disbursement, to but excluding the earlier of the date of payment by the Borrowers or the date on which interest shall commence to accrue thereon as provided in Section 2.02(f), at the rate per annum that would apply to such amount if such amount were an ABR Loan.

    (i) Resignation or Removal of the Issuing Bank. The Issuing Bank may resign at any time by giving 60 days' prior written notice to the Administrative Agent, the Lenders and the Borrowers, and may be removed at any time by the Parent Borrower by notice to the Issuing Bank, the Administrative Agent and the Lenders. Subject to the last sentence of this clause (i), upon the acceptance of any appointment as the Issuing Bank hereunder by a Lender that shall agree to serve as successor Issuing Bank, such successor shall succeed to and become vested with all the interests, rights and obligations of the retiring Issuing Bank and the retiring Issuing Bank shall be discharged from its obligations to issue additional Letters of Credit hereunder. At the time such removal or resignation shall become effective, the Borrowers shall pay all accrued and unpaid fees pursuant to
Section 2.05(c)(ii). The acceptance of any appointment as the Issuing Bank hereunder by a successor Lender shall be evidenced by an agreement entered into by such successor, in a form satisfactory to the Borrowers and the Administrative Agent, and, from and after the effective date of such agreement, (i) such successor Lender shall have all the rights and obligations of the previous Issuing Bank under this Restated Credit Agreement and the other Loan Documents and (ii) references herein and in the other Loan Documents to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the resignation or removal of the Issuing Bank hereunder, the retiring Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Restated Credit Agreement and the other Loan Documents with respect to Letters of Credit issued by it prior to such resignation or removal, but shall not be required to issue additional Letters of Credit.

    (j) Cash Collateralization. If any Event of Default shall occur and be continuing, the Borrowers shall, on the Business Day they receive notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders holding participations in outstanding Letters of Credit representing greater than 50% of the aggregate undrawn amount of all outstanding Letters of Credit) thereof and of the amount of the L/C Exposure at such time, deposit in an account with the Collateral Agent, for the benefit of the Lenders, an amount in cash equal to the L/C Exposure as of such date. Such deposit shall be held by the Collateral Agent as collateral for the payment and performance of the Obligations. The Collateral Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits in Permitted Investments, which investments shall be made at the option and sole discretion of the Collateral Agent, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall (i) be applied by the Administrative Agent to reimburse the Issuing Bank for L/C Disbursements for which it has not been reimbursed, (ii) be held for the satisfaction of the reimbursement obligations of the Borrowers for the L/C Exposure at such time and (iii) if the maturity of the Loans has been accelerated (but subject to the consent of Lenders holding participations in outstanding Letters of Credit representing greater than 50% of the aggregate undrawn amount of all outstanding Letters of Credit), be applied to satisfy the Obligations. If the Borrowers are required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrowers within three Business Days after all Events of Default have been cured or waived. If the Borrowers are required to provide an amount of cash collateral hereunder pursuant to Section 2.13(a), such amount shall be returned to the Borrowers from time to time to the extent that the amount of such cash collateral held by the Collateral Agent

48

exceeds the excess, if any, of the aggregate L/C Exposure over the Total Commitment, provided that such return shall not be required at any time that an Event of Default has occurred and is continuing.

    (k) Alternate Currency Letter of Credit. In the event that an Alternate Currency Letter of Credit is issued, the following provisions shall apply:

         (i) such Alternate Currency Letter of Credit shall constitute a Letter of Credit for all purposes of this Restated Credit Agreement and the other Loan Documents;

         (ii) for purposes of determining the L/C Exposure for any purpose other than expressly provided below, the amount of such Letter of Credit and of any unreimbursed L/C Disbursements in respect thereof shall be, as of any date of determination, the Dollar Equivalent of the Alternate Currency amount determined at least every 30 days or more frequently at the Administrative Agent's request;

         (iii) for purposes of calculating Commitment Fees, L/C Participation Fees and fronting fees payable to the Issuing Bank, the amount of such Letter of Credit and of any unreimbursed L/C Disbursements in respect thereof shall be the Dollar Equivalent of the Alternate Currency amount thereof as of the last Business Day of each December, March, June and September (or the date on which such Letter of Credit was issued or such L/C Disbursement was made, if such date is more recent than such last Business
    Day) during the period for which such fees are being calculated;

         (iv) the obligation of the Borrowers to reimburse L/C Disbursements under such Alternate Currency Letter of Credit, and to pay fees in respect thereof and interest or other amounts thereon, shall be payable only in dollars and shall not be discharged by paying an amount in an Alternate Currency. The obligation of the Borrowers to reimburse any such L/C Disbursement shall be in an amount of dollars equal to the Dollar Equivalent of the Alternate Currency amount thereof determined as of the date on which such L/C Disbursement is made, and any interest on the unreimbursed amount thereof shall accrue on the unreimbursed portion of such Dollar Equivalent amount;

         (v) the obligation of each Lender with a Commitment to pay its Pro Rata Percentage of any unreimbursed L/C Disbursement under such Alternate Currency Letter of Credit shall be payable only in dollars and shall be in an amount equal to such Pro Rata Percentage of the Dollar Equivalent amount of such unreimbursed Letter of Credit Disbursement determined as provided in clause (iv) above. Under no circumstances shall the provisions hereof permitting the issuance of Alternate Currency Letters of Credit be construed, by implication or otherwise, as imposing any obligation upon any Lender to make any Loan or other payment under any Loan Document, or to accept any payment from the Borrowers in respect of any Obligations, in any currency other than dollars, it being understood that the parties intend all Obligations to be denominated and payable only in dollars;

         (vi) as of the date of issuance of any Alternate Currency Letter of Credit, the Dollar Equivalent of the L/C Exposure in respect of all Alternate Currency Letters of Credit shall not exceed $40,000,000 after giving effect to such issuance.

                                   ARTICLE III

                          Representations and Warranties

    Each of Holdings and the Borrowers represents and warrants to the Administrative Agent, the Collateral Agent, the Issuing Bank and each of the Lenders that:

    SECTION 3.01. Organization; Powers. Each of Holdings, the Borrowers and the Subsidiaries (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (c) is qualified to do business in, and is in good standing in, every jurisdiction where the nature of its business so requires and (d) has the corporate power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated hereby to which it is or will be a party and, in the case of the Borrowers, to borrow hereunder, except in each case where the failure to satisfy any of the above could not reasonably be expected to result in a Material Adverse Effect.

    SECTION 3.02. Authorization. The execution, delivery and performance by each Loan Party of each of the Loan Documents to which such Loan Party is a party, and in the case of Borrowers, the borrowings hereunder (collectively, the "Transactions") (a) have been duly authorized by all requisite corporate action on the part of such Loan Party and (b) will not (i) violate (A) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of Holdings, any Borrower or any Subsidiary, (B) any order of any Governmental Authority or (C) any provision of any indenture, agreement or other instrument to which Holdings, any Borrower or any Subsidiary is a party or by which any of them or any of their property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any such indenture, agreement or other instrument, except where any such conflict, violation, breach, default or right referred to in clause (i) or (ii), individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by Holdings, any Borrower or any Subsidiary (other than any Lien created hereunder or under the Security Documents).

    SECTION 3.03. Enforceability. This Restated Credit Agreement has been duly executed and delivered by Holdings and each Borrower and constitutes, and each other Loan Document when executed and delivered by each Loan Party thereto will constitute, a legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its respective terms, subject (a) as to enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally, from time to time in effect and
(b) to general principles of equity (whether enforcement is sought by a proceeding in equity or at law) .

    SECTION 3.04. Governmental Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the Transactions or the other transactions contemplated hereby, except for (a) the filing of appropriate Uniform Commercial Code financing statements, (b) recordation of the Mortgages and related Uniform Commercial Code financing statements, (c) such as have been made or obtained and are in full force and effect, (d) filings required

50

pursuant to the Securities Act of 1933, the Securities Act of 1934 or any state "blue sky" laws in connection with the registration of any securities to be exchanged for the Masco Notes, (e) filings by Holdings pursuant to the Small Business Investment Act of 1958, as amended, and (f) such actions, consents, approvals and filings the failure of which to obtain or make could not reasonably be expected to result in a Material Adverse Effect.

    SECTION 3.05. Financial Statements. The Parent Borrower has heretofore furnished to the Lenders the consolidated balance sheets and statements of income, stockholders' equity and cash flows of the Parent Borrower and its subsidiaries on a consolidated basis (i) as of and for the fiscal year ended December 31, 1996, audited by and accompanied by the opinion of Coopers & Lybrand LLP, independent public accountants, and (ii) as of and for the two fiscal quarter period ended June 30, 1997, certified by its chief financial officer. Such financial statements present fairly the financial condition and results of operations and cash flows of the Parent Borrower and its consolidated Subsidiaries as of such dates and for such periods. Such financial statements were prepared in accordance with GAAP (except for the absence of footnote disclosure and subject to year-end audit adjustments in the case of the financial statements referred to in clause (ii)).

    SECTION 3.06. No Material Adverse Change. There has been no material adverse change in the business, assets, operations, properties, financial condition, contingent liabilities or material agreements of Holdings, the Parent Borrower and the Subsidiaries, taken as a whole, since December 31, 1996.

    SECTION 3.07. Title to Properties; Possession Under Leases. (a) Each of Holdings, the Borrowers and the Subsidiaries has good title to (and with respect to owned real property good and marketable title to), or valid leasehold interests in, all its material properties and assets (including all Mortgaged Properties and all properties listed on Schedules 3.20(a) and 3.20(b)), except where lack of such title or valid leasehold interest does not materially interfere with its ability to conduct its business as currently conducted. All interests of such persons in such material properties and assets are free and clear of Liens, other than Liens expressly permitted by Section 6.02 and, in addition, with respect to the Mortgaged Properties, Permitted Encumbrances.

    (b) Except as set forth on Schedule 3.07(b), each of Holdings, the Borrowers and the Subsidiaries has complied with all material obligations under all material leases to which it is a party and all such leases are in full force and effect. Each of Holdings, the Borrowers and the Subsidiaries enjoys peaceful and undisturbed possession under all such material leases, except where failure to enjoy such possession does not materially interfere with its ability to conduct its business as currently conducted.

    (c) Except as set forth on Schedule 3.07(c), neither Holdings nor any Borrower has received any notice of, nor has any knowledge of, any pending or contemplated condemnation proceeding affecting the Mortgaged Properties or any sale or disposition thereof in lieu of condemnation.

    (d) Except as set forth on Schedule 3.07(d), none of Holdings, the Borrowers or any of the Subsidiaries is obligated under any right of first refusal, option or other contractual right to sell, assign or otherwise dispose of any Mortgaged Property or any interest therein.

    SECTION 3.08. Subsidiaries. (a) Schedule 3.08 sets forth as of the Restatement Effective Date a list of all Subsidiaries of the Parent Borrower and the percentage ownership interest of Holdings, the Parent Borrower and any other person therein. The shares of Capital Stock or other ownership interests so indicated on Schedule
3.08 are fully paid and non-assessable and are owned, as of the Restatement Effective Date, by Holdings, the Parent Borrower or a subsidiary of Holdings or the Parent Borrower, as applicable, directly or indirectly, free and clear of all Liens (other than Liens permitted under the Loan Documents). Holdings owns 100% of the issued and outstanding shares of Capital Stock of the Parent Borrower and the Parent Borrower owns directly or indirectly 100% of the issued and outstanding shares of Capital Stock of each Subsidiary Borrower. As of the Restatement Effective Date, the only direct or indirect subsidiary of Holdings other than the Parent Borrower and the Subsidiaries is Simmons.

    (b) As of the Restatement Effective Date, none of the Subsidiaries is subject to a consensual encumbrance or restriction that limits such Subsidiary's ability to make an Upstream Payment.

    (c) Each of Dixie Furniture Company, Incorporated, Henry Link Corporation, Link-Taylor Corporation and Young-Hinkle Corporation does not have assets (other than the rights associated with each such company's name) in excess of $5,000, does not have any employees and does not conduct any business.

    SECTION 3.09. Litigation; Compliance with Laws. (a) Except as set forth on Schedule 3.09, there are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of Holdings or any Borrower, threatened against or affecting Holdings or any Borrower or any Subsidiary or any business, property or rights of any such person (i) that involve any Loan Document or the Transactions or (ii) as to which there is a reasonable likelihood of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

    (b) None of Holdings, the Borrowers or any of the Subsidiaries or any of their respective material properties or assets is in violation of, nor will the continued operation of their material properties and assets as currently conducted violate, any law, rule or regulation (including any zoning, building, Environmental Law, ordinance, code or approval or any building permits) or any restrictions of record or agreements affecting the Mortgaged Property, or is in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority, where such violation or default could reasonably be expected to result in a Material Adverse Effect.

    (c) None of Holdings, the Borrowers or any of the Subsidiaries is in violation of any zoning or building law, ordinance, rule, regulation or restriction affecting a Mortgaged Property or any building permit, including certificates of occupancy, where such violation could reasonably be expected to result in a Material Adverse Effect.

    SECTION 3.10. Agreements. (a) None of Holdings, the Borrowers or any of the Subsidiaries is a party to any agreement or instrument or subject to any corporate restriction that has resulted or could reasonably be expected to result in a Material Adverse Effect.

    (b) None of Holdings, the Borrowers or any of the Subsidiaries is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other material agreement or instrument to which it is a party or by which

52

it or any of its properties or assets are bound, where such default could reasonably be expected to result in a Material Adverse Effect.

    SECTION 3.11.  Federal Reserve Regulations.   (a)  None of Holdings, the
Borrowers or any of the Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

    (b) No part of the proceeds of any Loan or any Letter of Credit will be used for the purpose of buying or carrying Margin Stock.

    SECTION 3.12. Investment Company Act; Public Utility Holding Company Act. None of Holdings, the Borrowers or any Subsidiary is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

    SECTION 3.13. Use of Proceeds. The Borrowers will use the proceeds of the Loans and will request the issuance of Letters of Credit (a) to refinance the loans outstanding under the Existing Credit Agreement, (b) to pay certain costs, fees and charges in connection with the Transactions and (c) for ongoing general corporate purposes, including the financing of Permitted Acquisitions.

    SECTION 3.14. Tax Returns. Each of Holdings, the Borrowers and the Subsidiaries has filed or caused to be filed all Federal, state or other material tax returns required to have been filed by it and has paid or caused to be paid all taxes due and payable by it and all assessments received by it to the extent that such failure to file or nonpayment could reasonably be expected to result in a Material Adverse Effect.

    SECTION 3.15. No Material Misstatements. None of (a) the Confidential Information Memorandum as of the date thereof and the Restatement Effective Date or (b) any other information, reports, financial statements, exhibits or schedules, taken as a whole, furnished by or on behalf of Holdings or any Borrower to the Administrative Agent or any Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto contained, contains or will contain any material misstatement of fact or omitted, omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not materially misleading, provided that to the extent any such information, report, financial statement, exhibit or schedule was based upon or constitutes a forecast or projection, each of Holdings and the Borrowers represents only that it acted in good faith and utilized reasonable assumptions and due care in the preparation of such information, report, financial statement, exhibit or schedule.

    SECTION 3.16. Employee Benefit Plans. Except to the extent failure to comply could not reasonably be expected to result in a Material Adverse Effect, each of Holdings and the Borrowers is in compliance with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder. Neither Holdings nor any Borrower is aware of any circumstances or event with respect to any employee benefit plan maintained or contributed to by an ERISA Affiliate that could result in a liability that could reasonably be expected to have a Material Adverse Effect. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, could reasonably be expected to result in a Material Adverse Effect.

    SECTION 3.17.  Environmental Matters.  Except as set forth on Schedule
3.17:

         (a) The properties owned or operated by Holdings, the Borrowers and the Subsidiaries (the "Properties") do not contain any Hazardous Materials in amounts or concentrations that
    (i) constitute or constituted a violation of, (ii) require Remedial Action under, or (iii) could reasonably be expected to give rise to liability under, Environmental Laws, which violations, Remedial Actions and liabilities, in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

         (b) The Properties and all operations of the Borrowers and the Subsidiaries are in compliance, and in the last three years have been in compliance, with all Environmental Laws and all necessary Environmental Permits have been obtained and are in effect, except to the extent that such non-compliance or failure to obtain any necessary permits, in the aggregate, could not be reasonably expected to result in a Material Adverse Effect;

         (c) There have been no Releases or threatened Releases at, from, under or proximate to the Properties or otherwise in connection with the operations of the Borrowers or the Subsidiaries, which Releases or threatened Releases, in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

         (d) None of Holdings, the Borrowers or any of the Subsidiaries has received any notice of an Environmental Claim in connection with the Properties or the operations of the Borrowers or the Subsidiaries or with regard to any person whose liabilities for environmental matters Holdings, the Borrowers or the Subsidiaries has retained or assumed, in whole or in part, contractually, by operation of law or otherwise, which, in the aggregate, could reasonably be expected to result in a Material Adverse Effect, nor do Holdings, the Borrowers or the Subsidiaries have reason to believe that any such notice will be received or is being threatened; and

         (e) Hazardous Materials have not been transported from the Properties, nor have Hazardous Materials been generated, treated, stored or disposed of at, on or under any of the Properties, in a manner that could reasonably be expected to give rise to liability under any Environmental Law, nor have the Borrowers or the Subsidiaries retained or assumed any liability, contractually, by operation of law or otherwise, with respect to the generation, treatment, storage or disposal of Hazardous Materials, in each case, which transportation, generation, treatment, storage or disposal, or retention or assumption of liabilities, in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

    SECTION 3.18. Insurance. Schedule 3.18 sets forth a true, complete and correct description of all insurance maintained by or for Holdings, any Borrower or any Domestic Subsidiary as of the Restatement Effective Date. As of such date, such insurance is in full force and effect and all premiums that have become due and payable have been duly paid. Holdings, the Borrowers and the Subsidiaries have insurance in such amounts and covering such risks and liabilities as are in accordance with normal industry practice.

    SECTION 3.19. Security Documents. (a) The Pledge Agreement is effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Pledge Agreement) and, when such Collateral is delivered to the Collateral Agent, the Pledge Agreement shall

54

constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of the pledgors thereunder in such Collateral, in each case prior and superior in right to any other person.

    (b) The Security Agreement is effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Security Agreement) owned by the Grantors on the Restatement Effective Date and, when financing statements in appropriate form are filed in the offices specified on Schedule 6 to the Perfection Certificate, the Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in such Collateral (other than the Intellectual Property, as defined in the Security Agreement) that may be perfected by filing, recording or registering a financing statement under the Uniform Commercial Code as in effect in the United States (or any political subdivision thereof) and its territories and possessions, in each case prior and superior in right to any other Lien on any Collateral other than Liens expressly permitted by Section 6.02.

    (c) The security agreement executed pursuant to the Existing Credit Agreement and filed in the United States Patent and Trademark Office and the United States Copyright Office on August 26, 1996, constitutes a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in the Patents, Trademarks (other than "intent to use" Trademark applications) and Copyrights (each, as defined in the Security Agreement) material to the Borrowers' or Guarantors' business on the Acquisition Date and in which a security interest may be perfected by filing, recording or registration of the Security Agreement in the United States Patent and Trademark Office and the United States Copyright Office, in each case prior and superior in right to any other person other than Liens permitted by Section 6.02 (it being understood and agreed that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office will not be required to perfect a lien on registered trademarks, trademark applications and copyrights acquired or developed by the grantors after the Acquisition Date).

    (d) The Mortgages, as amended by the amendments thereto on the date hereof (the "Mortgage Amendments"), are effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable Lien on all of the Loan Parties' right, title and interest in and to the Mortgaged Properties thereunder and the proceeds thereof, and when the Mortgage Amendments are filed in the offices specified on Schedule 3.19(d) and the proper amount of mortgage recording or similar taxes (if any) are paid and when the financing statements are duly filed in the appropriate public records, the Mortgages shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Mortgaged Property and the proceeds thereof, in each case prior and superior in right to any other person other than Permitted Encumbrances.

    SECTION 3.20.  Location of Real Property and Leased Premises. (a)
Schedule 3.20(a) lists completely and correctly in all material respects as of the Restatement Effective Date the address of all real property owned by Holdings, the Borrowers and the Subsidiaries.

    (b) Schedule 3.20(b) lists completely and correctly in all material respects as of the Restatement Effective Date the address of all real property leased by Holdings, the Borrowers and the Subsidiaries.

    SECTION 3.21. Labor Matters. As of the date hereof and the Restatement Effective Date, there are no strikes or lockouts against Holdings, any Borrower or any Subsidiary pending or, to the knowledge of Holdings or any Borrower, threatened. The hours worked by and payments made to employees of Holdings, the Borrowers and the Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters in any case where a Material Adverse Effect could reasonably be expected to occur as a result of such violation. Except as set forth on Schedule 3.21, all payments due from Holdings, any Borrower or any Subsidiary, or for which any claim may be made against Holdings, any Borrower or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of Holdings, such Borrower or such Subsidiary.

    SECTION 3.22. Solvency. (a) Immediately following the making of each Loan made on the Restatement Effective Date and after giving effect to the application of the proceeds of such Loans, (i) the fair value of the assets of each Loan Party will exceed its debts and liabilities, subordinated, contingent or otherwise; (ii) the present fair saleable value of the property of each Loan Party will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) each Loan Party will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) each Loan Party will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Closing Date.

                                 ARTICLE IV

                            Conditions of Lending

    The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder are subject to the satisfaction of the following conditions:

    SECTION 4.01. All Credit Events. On the date of each Borrowing (other than (i) any Borrowing made pursuant to Section 2.02(f) or (ii) any continuation or conversion of a Borrowing pursuant to Section 2.10 into a Borrowing that does not increase the aggregate principal amount of Loans outstanding), including each Borrowing of a Swingline Loan and on the date of each issuance of a Letter of Credit (each such event being called a "Credit Event"):

         (a) The Administrative Agent shall have received a notice of such Borrowing as required by Section 2.03 (or such notice shall have been deemed given in accordance with Section 2.03) or, in the case of the issuance of a Letter of Credit, the Issuing Bank and the Administrative Agent shall have received a notice requesting the issuance of such Letter of Credit as required by
    Section 2.23(b) or, in the case of the Borrowing of a Swingline Loan, the Swingline Lender and the Administrative Agent shall have received a notice requesting such Swingline Loan as required by Section 2.22(b).

         (b)  The representations and warranties set forth in
    Article III hereof shall be true and correct in all material respects on and as of the date of such Credit Event with the same effect as though made on and as of such date, except to the extent such

56

    representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects on such earlier date).

         (c) Each Borrower and each other Loan Party shall be in compliance with all the terms and provisions set forth herein and in each other Loan Document on its part to be observed or performed, and at the time of and immediately after such Credit Event, no Event of Default or Default shall have occurred and be continuing.

Each Credit Event shall be deemed to constitute a representation and warranty by each Borrower and Holdings on the date of such Credit Event as to the matters specified in paragraphs (b) (except as aforesaid) and (c) of this
Section 4.01.

    SECTION 4.02. Restatement Credit Event. On the date this Restated Credit Agreement becomes effective (the "Restatement Effective Date"):

         (a) The Administrative Agent shall have received, on behalf of itself, the Lenders and the Issuing Bank, a favorable written opinion of Davis, Polk & Wardwell, counsel for Holdings and the Borrowers, substantially to the effect set forth in Exhibit J, dated the Restatement Effective Date, addressed to the Issuing Bank, the Administrative Agent and the Lenders, and covering such other matters relating to the Loan Documents and the Transactions as the Administrative Agent shall reasonably request, and Holdings and the Borrowers hereby request such counsel to deliver such opinion.

         (b) All legal matters incident to this Restated Credit Agreement, the Borrowings and extensions of credit hereunder and the other Loan Documents shall be satisfactory to the Lenders, to the Issuing Bank and to Cravath, Swaine & Moore, counsel for the Administrative Agent.

         (c) The Administrative Agent shall have received (i) a certificate as to the good standing of each Loan Party as of a recent date, from the Secretary of State of the state of its organization; (ii) a certificate of the Secretary or Assistant Secretary of each Loan Party dated the Restatement Effective Date and certifying (A) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such Loan Party is a party and, in the case of the Borrowers, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (B) that the certificate or articles of incorporation of such Loan Party have not been amended since the Acquisition Date, (C) that the by-laws of such Loan Party have not been amended since the Acquisition Date and (D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection therewith on behalf of such Loan Party; (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to (ii) above; and
    (iv) such other documents as the Lenders, the Issuing Bank or Cravath, Swaine & Moore, counsel for the Administrative Agent, may reasonably request.

         (d) The Administrative Agent shall have received a certificate, dated the Restatement Effective Date and signed by a Financial Officer of Holdings and the

    Parent Borrower, confirming compliance with the conditions precedent set forth in paragraphs (b) and (c) of Section 4.01.

         (e) The Administrative Agent shall have received all Fees and other amounts due and payable on or prior to the Restatement Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrowers hereunder or under any other Loan Document.

         (f) The Pledge Agreement shall have been duly executed by the Loan Parties party thereto and delivered to the Collateral Agent, and all the outstanding Capital Stock of the Borrowers and the Subsidiaries shall have been duly and validly pledged thereunder to the Collateral Agent for the ratable benefit of the Secured Parties and certificates representing such shares, accompanied by instruments of transfer or stock powers endorsed in blank, shall be in the actual possession of the Collateral Agent, provided that (i) neither the Parent Borrower nor any Domestic Subsidiary shall be required to pledge more than 65% of the Capital Stock of any Foreign Subsidiary, (ii) no Foreign Subsidiary shall be required to pledge the Capital Stock of any of its Foreign Subsidiaries, and (iii) the Capital Stock of the Receivables Subsidiary and Master Servicer shall not be required to be pledged.

         (g) The Security Agreement shall have been duly executed by the Loan Parties party thereto and shall have been delivered to the Collateral Agent and each document (including each Uniform Commercial Code financing statement) required by law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Collateral Agent for the benefit of the Secured Parties a valid, legal and perfected first priority security interest in and lien on the Collateral described in such agreement, subject to Liens permitted by Section 6.02, shall have been delivered to the Collateral Agent.

         (h) The Collateral Agent shall have received with respect to the Existing Credit Agreement the results of a search of the Uniform Commercial Code (or equivalent filings) filings made with respect to the Loan Parties in the states (or other jurisdictions) in which the chief executive office of each such person is located, any offices of such persons in which records have been kept relating to Accounts (as defined in the Security Agreement) and the other jurisdictions in which Uniform Commercial Code filings (or equivalent filings) are to be made pursuant to the preceding paragraph, together with copies of the financing statements (or similar documents) disclosed by such search, and accompanied by evidence satisfactory to the Collateral Agent that the Liens indicated in any such financing statement (or similar document) would be permitted under
    Section 6.02 or have been released.

         (i) The Collateral Agent shall have received a Perfection Certificate with respect to the Loan Parties dated the Restatement Effective Date and duly executed by a Responsible
    Officer of Holdings or the Parent Borrower.

         (j) (i) Each of the Security Documents, as amended, relating to each of the Mortgaged Properties shall remain in full force and effect, (ii) each of such Mortgaged Properties shall not be subject to any Lien other than those permitted under
    Section 6.02 and other than Permitted Encumbrances, and
    (iii) each of the amendments to such Security Documents shall have been filed and recorded in the recording office

58

    as specified on Schedule 3.19(d) and, in connection therewith, the Collateral Agent shall have received evidence satisfactory to it of each such filing and recordation.

         (k)  Each of the Holdings Guarantee Agreement and the
    Subsidiary Guarantee Agreement shall have been duly executed by the Loan Parties party thereto and shall have been delivered to the Collateral Agent.

         (l) The Indemnity, Subrogation and Contribution Agreement shall have been duly executed by the Loan Parties party thereto and shall have been delivered to the Collateral Agent.

         (m) The Administrative Agent shall have received a certificate as to coverage under the insurance policies required by Section 5.02 and the applicable provisions of the Security Documents, each of which shall be endorsed or otherwise amended to include a "standard" or "New York" lender's loss payable endorsement (in the case of each property or boiler policy) and to name the Collateral Agent as additional insured, in form and substance reasonably satisfactory to the Administrative Agent.

         (n) There shall have been no material adverse change in the business, assets, operations, properties, financial condition, contingent liabilities, prospects or material agreements of Holdings, the Parent Borrower and the Subsidiaries, taken as a whole, since December 31, 1996.

         (o) Substantially contemporaneously with the Restatement Effective Date, the Borrowers shall have repaid in full the principal of all loans outstanding, interest thereon and other amounts due and payable under the Existing Credit Agreement and under each other agreement related thereto, and the Administrative Agent shall have received duly executed documentation either evidencing or necessary for the cancelation of all commitments under the Existing Credit Agreement.


                                  ARTICLE V

                            Affirmative Covenants

    Each of Holdings and the Borrowers covenants and agrees with each Lender that so long as this Restated Credit Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document have been paid in full and all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, each of Holdings and the Borrowers will, and will cause each of the Subsidiaries (other than the Receivables Subsidiary and the Master Servicer) to:

    SECTION 5.01. Existence; Businesses and Properties; Compliance with Laws. (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise expressly permitted under Section 6.05.

    (b) Do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business; comply in all material respects with all applicable laws, rules, regulations (including any zoning, building, environmental and safety law, ordinance, code or approval or any building permits or any restrictions of record or agreements affecting the Mortgaged Properties) and decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted except where noncompliance could not reasonably be expected to result in a Material Adverse Effect or, in the case of the Mortgaged Properties, where noncompliance with zoning and building laws, rules and regulations, building permits and certificates of occupancy could not reasonably be expected to result in a material adverse effect on the business, assets, operations or financial condition of the person that has title to the Mortgaged Property; and at all times maintain and preserve all property material to the conduct of such business and keep such property in good repair, working order and condition (reasonable wear and tear excepted) and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted in all material respects at all times.

    SECTION 5.02. Insurance. (a) Keep its insurable properties adequately insured at all times by financially sound and reputable insurers; maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses operating in the same or similar locations, including commercial general liability insurance against claims for bodily injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it; and maintain such other insurance as may be required by law.

    (b) Prior to the Collateral Release Date, cause all property and boiler policies to be endorsed or otherwise amended to include a "standard" or "New York" lender's loss payable endorsement, in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent, which endorsement shall provide that, from and after the Restatement Effective Date, if the insurance carrier shall have received written notice from the Administrative Agent or the Collateral Agent of the occurrence of an Event of Default, the insurance carrier shall pay all proceeds otherwise payable to the Loan Parties under such policies directly to the Collateral Agent; cause all such policies to provide that none of Holdings, the Borrowers, the Administrative Agent, the Collateral Agent or any other party shall be a coinsurer thereunder and to contain a "Replacement Cost Endorsement", without any deduction for depreciation, and such other provisions as the Administrative Agent or the Collateral Agent may reasonably require from time to time to protect their interests; deliver, promptly as available but in no event later than 120 days after the Restatement Effective Date, original or certified copies of all such policies to the Collateral Agent; cause each such policy to provide that it shall not be canceled or not renewed (i) by reason of nonpayment of premium upon not less than 10 days' prior written notice thereof by the insurer to the Administrative Agent and the Collateral Agent (giving the Administrative Agent and the Collateral Agent the right to cure defaults in the payment of premiums) or (ii) for any other reason upon not less than 30 days' prior written notice thereof by the insurer to the Administrative Agent and the Collateral Agent; deliver to the Administrative Agent and the Collateral Agent, (A) prior to the cancelation, or nonrenewal of any such policy of insurance, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Administrative Agent and the Collateral Agent) together with evidence satisfactory to the Administrative Agent and the Collateral Agent of payment of the premium therefor to the extent due and payable and (B) promptly upon any modification of any such policy, a copy of such modified policy.



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60

    (c) Prior to the Collateral Release Date, if at any time the area in which the Premises (as defined in the Mortgages) are located is designated a "flood hazard area" in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), obtain flood insurance in such total amount as the Administrative Agent or the Collateral Agent may from time to time reasonably require, and otherwise comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as it may be amended from time to time.

    (d) Prior to the Collateral Release Date, with respect to any Mortgaged Property, carry and maintain commercial general liability insurance including the "broad form CGL endorsement" and coverage on an occurrence basis against claims made for bodily injury, death and property damage and umbrella liability insurance against such claims, in no event for a combined single limit of less than $25,000,000, naming the Collateral Agent as an additional insured, on forms reasonably satisfactory to the Collateral Agent.

    (e) Notify the Administrative Agent and, prior to the Collateral Release Date, the Collateral Agent immediately whenever any separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 5.02 is taken out by Holdings or the Borrowers; and promptly deliver to the Administrative Agent and, prior to the Collateral Release Date, the Collateral Agent a duplicate original or certified copy of such policy or policies.

    (f) In connection with the covenants set forth in this Section 5.02, it is understood and agreed that:

         (i) none of the Administrative Agent, the Lenders, the Issuing Bank, or their respective agents or employees shall be liable for any loss or damage insured by the insurance policies required to be maintained under this Section 5.02, it being understood that (a) the Borrowers and the other Loan Parties shall look solely to their insurance companies or any other parties other than the aforesaid parties for the recovery of such loss or damage and (b) Holdings and the Borrowers shall use reasonable efforts to cause such insurance policies to waive the insurer's rights of subrogation against the Administrative Agent, the Collateral Agent, the Lenders, the Issuing Bank or their agents or employees. If, however, any such insurance policy does not provide waiver of subrogation rights against such parties, as required above, then Holdings and each Borrower hereby agrees, to the extent permitted by law, to waive its right of recovery, if any, against the Administrative Agent, the Collateral Agent, the Lenders, the Issuing Bank and their agents and employees in respect of any such loss or damage; and

         (ii) the designation of any form, type or amount of insurance coverage by the Administrative Agent or the Collateral Agent under this Section 5.02 shall in no event be deemed a representation, warranty or advice by the Administrative Agent or the Collateral Agent that such insurance is adequate for the purposes of the business of Holdings, the Borrowers and the Subsidiaries or the protection of their properties.

    SECTION 5.03. Obligations and Taxes. Pay its Indebtedness and other monetary obligations promptly and in accordance with their terms and pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before such taxes, assessments and governmental charges shall become delinquent or in default, as well as all lawful claims for


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                                                                              61

labor, materials and supplies or otherwise that, if unpaid, might give rise to a Lien upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to (i) any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and Holdings or such Borrower, as applicable, shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP and such contest operates to suspend collection of the contested obligation, tax, assessment or charge and enforcement of a Lien and, in the case of a Mortgaged Property, there is no risk of forfeiture of such property and (ii) any Indebtedness or other obligation or any tax, assessment, charge, levy or claims, the failure to pay and discharge when due which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

    SECTION 5.04. Financial Statements, Reports, etc. In the case of Holdings and the Parent Borrower, furnish to the Administrative Agent and each Lender:

         (a) within 90 days after the end of each fiscal year, its consolidated balance sheet and related statements of income, stockholders' equity and cash flows showing the consolidated financial condition of such Person and its consolidated subsidiaries as of the close of such fiscal year and the consolidated results of its operations and the operations of such subsidiaries during such year (and showing, on a comparative basis, the figures for the previous year), all audited by Coopers and Lybrand LLP or other independent public accountants of recognized national standing acceptable to the Required Lenders and accompanied by an opinion of such accountants (which shall not be qualified in any material respect) to the effect that such consolidated financial statements fairly present in all material respects the financial condition and results of operations of such Person and its consolidated subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

         (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, its unaudited consolidated balance sheet and related statements of income, stockholders' equity and cash flows showing the consolidated financial condition of such Person and its consolidated subsidiaries as of the close of such fiscal quarter and the consolidated results of its operations and the operations of such subsidiaries during such fiscal quarter and the then elapsed portion of the fiscal year (and showing, on a comparative basis, such information as of and for the corresponding dates and periods of the preceding fiscal year), all certified by a Financial Officer of such Person as fairly presenting in all material respects the consolidated financial condition and results of operations of such Person and its consolidated subsidiaries on a consolidated basis in accordance with GAAP (except for the absence of footnote disclosure) consistently applied, subject to year-end audit adjustments;

         (c) concurrently with any delivery of financial statements under subparagraph (a) or (b) above, a certificate of the Financial Officer certifying such statements and (i) certifying that no Event of Default or Default has occurred or, if an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto, (ii) setting forth computations in reasonable detail satisfactory to the Administrative Agent demonstrating compliance with the covenants contained in Sections 6.09, 6.10 and 6.11 and (iii) setting forth any change in the Applicable Percentage;

62

         (d) concurrently with the delivery of financial statements under subparagraph (a) above, a certificate of the accounting firm opining on such statements (which certificate may be limited to accounting matters and disclaim responsibility for legal interpretations) (i) certifying whether such accounting firm has become aware of the occurrence of any Event of Default or Default and (ii) confirming the accuracy of the computations referred to in clauses (ii) and (iii) of sub-paragraph (c) above;

         (e) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by Holdings, any Borrower or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed to its shareholders generally, as the case may be;

         (f) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of Holdings, any Borrower or any Subsidiary, or compliance with the terms of any Loan Document, or, if available, such financial statements showing the results of operations of Simmons, in each case as the Administrative Agent or any Lender may reasonably request; and

         (g) prior to the beginning of each fiscal year, a copy of the budget for its consolidated balance sheet and related statements of income and cash flows for each quarter of such fiscal year.

    SECTION 5.05.  Litigation and Other Notices.  Furnish to the
Administrative Agent, the Issuing Bank and each Lender written notice of the following promptly after (and, in any event, no later than five days after) any Responsible Officers of Holdings or the Parent Borrower obtains knowledge thereof:

         (a) any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;

         (b) the filing or commencement of, or any written threat or notice of intention of any person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against Holdings, any Borrower or any Subsidiary that could reasonably be expected to result in a Material Adverse Effect; and

         (c) any development that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

    SECTION 5.06. Employee Benefits. (a) Comply in all material respects with the applicable provisions of ERISA and the Code to the extent failure to comply could reasonably be expected to result in a Material Adverse Effect and (b) furnish to the Administrative Agent promptly, and in any event within 10 days, after any Responsible Officer of Holdings or any Borrower knows or has reason to know that, any ERISA Event has occurred that, alone or together with any other ERISA Event, could reasonably be expected to result in liability of Holdings or the Borrowers in an aggregate amount exceeding $5,000,000, a statement of a Financial Officer of Holdings or the Parent Borrower, as applicable, setting forth details as to such ERISA Event and the action, if any, that Holdings or the Parent Borrower, as applicable, has taken or proposes to take with respect thereto.



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    SECTION 5.07.  Maintaining Records; Access to Properties and Inspections.
 Keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of law are made in relation to its business and activities. Each Loan Party and each Subsidiary
(a) will permit any representatives designated by the Administrative Agent or any Lender to visit and inspect the financial records and the properties of Holdings, any Borrower or any Subsidiary at reasonable times and as often as reasonably requested and to make extracts from and copies of such financial records, and (b) will permit any representatives designated by the Administrative Agent or any Lender to discuss the affairs, finances and condition of Holdings, any Borrower or any Subsidiary with the officers thereof and independent accountants therefor; provided, however, that the number of visits pursuant to clause (a) above in any year shall not exceed two, unless (i) a Default or Event of Default shall have occurred and be continuing or (ii) the Collateral Agent, or the Required Lenders through the Administrative Agent, determines in good faith that any material event or material change has occurred with respect to Holdings, the Borrowers and the Subsidiaries and that as a result of such event or change more frequent visits are necessary or prudent.

    SECTION 5.08. Use of Proceeds. Use the proceeds of the Loans and request the issuance of Letters of Credit only for the purposes set forth in
Section 3.13.

    SECTION 5.09. Compliance with Environmental Laws. Comply, and cause all lessees and other persons occupying its Properties to comply, in all material respects with all Environmental Laws and Environmental Permits applicable to its operations and Properties and the operations conducted thereon; obtain and renew all material Environmental Permits necessary for its Properties; and conduct any Remedial Action in accordance with Environmental Laws, except where noncompliance with Environmental Laws and Environmental Permits or the failure to obtain or renew such Environmental Permits or conduct such Remedial Action, in the aggregate, could not be reasonably expected to result in a Material Adverse Effect.

    SECTION 5.10. Preparation of Environmental Reports. If a Default caused by reason of a breach of Section 3.17 or 5.09 relating to the presence of Hazardous Materials at any Properties shall have occurred and be continuing, at the request of the Required Lenders through the Administrative Agent, provide to the Lenders within 90 days after such request, at the expense of the Borrowers, an environmental site assessment report for the Properties which are the subject of such Default prepared by an environmental consulting firm reasonably acceptable to the Administrative Agent and indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance or Remedial Action in connection with such Properties.

    SECTION 5.11. Further Assurances. Execute any and all further documents, financing statements, agreements and instruments, and take all further action (including, prior to the Collateral Release Date, filing Uniform Commercial Code and other financing statements, mortgages and deeds of trust) that may be required under applicable law, or that the Required Lenders, the Administrative Agent or the Collateral Agent may reasonably request, in order to effectuate the transactions contemplated by the Loan Documents and, prior to the Collateral Release Date, in order to grant, preserve, protect and perfect the validity and first priority of the security interests created or intended to be created by the Security Documents (subject to Liens permitted by Section 6.02). Holdings and the Borrowers will cause any subsequently acquired or organized Domestic Subsidiary to execute a Subsidiary Guarantee Agreement, Indemnity Subrogation and Contribution Agreement and any


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64

applicable Security Document in favor of the Collateral Agent. In addition, prior to the Collateral Release Date, upon consummation of any acquisition of any new business unit, except where financing for such acquisition is obtained through secured financing permitted by Section 6.01, Holdings and each Borrower will, at its cost and expense, promptly secure the Obligations by pledging or creating, or causing to be pledged or created, perfected security interests with respect to all equipment, inventory and other tangible personal property (other than receivables) so acquired. Such security interests and Liens will be created under the Security Documents and other security agreements and other instruments and documents in form and substance reasonably satisfactory to the Collateral Agent, and Holdings and each Borrower shall deliver or cause to be delivered to the Lenders all such instruments and documents (including legal opinions and lien searches) as the Collateral Agent shall reasonably request to evidence compliance with this Section. Holdings and each Borrower agree to provide such evidence as the Collateral Agent shall reasonably request as to the perfection and priority status of each such security interest and Lien. Prior to the Collateral Release Date, each Loan Party agrees promptly to notify the Collateral Agent if any material portion of the Collateral owned or held by such Loan Party is damaged or destroyed.

    SECTION 5.12. Subsidiaries. In the event that any of Dixie Furniture Company, Incorporated, Henry Link Corporation, Link-Taylor Corporation or Young-Hinkle Corporation (a) acquires or otherwise obtains any assets (other than rights associated with each such company's name) in excess of $5,000,
(b) hires or otherwise retains any employees or (c) conducts any business, cause such company to become a Subsidiary Guarantor in accordance with
Section 5.11 as if such company were a subsequently acquired or organized Domestic Subsidiary.

                                 ARTICLE VI

                             Negative Covenants

    Each of Holdings and the Borrowers covenants and agrees with each Lender that, so long as this Restated Credit Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document have been paid in full and all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, neither Holdings nor the Borrowers will, nor will they cause or permit any of the Subsidiaries (other than the Receivables Subsidiary and the Master Servicer, except in the case of Section 6.13) to:

    SECTION 6.01. Indebtedness. Incur, create, assume or permit to exist any Indebtedness, except:

         (a) Indebtedness existing on the date hereof and set forth on Schedule 6.01(a);

         (b) Indebtedness created hereunder and under the other Loan
    Documents;

         (c) in the case of Holdings, the Masco Notes and the Debentures;

         (d) (i) in the case of the Parent Borrower, the Subordinated Notes and (ii) in the case of the Subsidiary Guarantors, the Guarantees guaranteeing the Subordinated Notes;

         (e) Permitted Foreign Indebtedness in an aggregate principal amount at any time outstanding not to exceed $75,000,000 (less, without duplication, the aggregate amount of Indebtedness of Foreign Subsidiaries pursuant to Section 6.01(o) outstanding at such time and the aggregate outstanding amount of Permitted Foreign Investments made pursuant to Section 6.04(k));

         (f) other unsecured or subordinated Indebtedness of any type, provided that there may not be outstanding at any time more than $100,000,000 in aggregate principal amount of such Indebtedness that, by its terms, matures prior to the Maturity Date;

         (g) intercompany loans and advances, letters of credit and guarantees in support of Indebtedness permitted by Section
    6.04(b), (c), (j), (k), (m) and (p);

         (h) Indebtedness consisting of purchase money Indebtedness (including Indebtedness that is in existence with respect to any asset or other property at the time such asset or other property is acquired), industrial revenue bonds or Capital Lease Obligations incurred after the Restatement Effective Date to finance capital expenditures, provided that the Indebtedness incurred shall not exceed the purchase price of the assets financed thereby;

         (i) Indebtedness pursuant to Exchange Rate Protection
    Agreements and Interest Rate Protection Agreements;

         (j) Indebtedness of Holdings, the Parent Borrower and the Subsidiaries owed to (including obligations in respect of letters of credit for the benefit of) any person providing worker's compensation, health, disability or other employee benefits or property, casualty or liability insurance to Holdings, the Parent Borrower or any Subsidiary, pursuant to reimbursement or indemnification obligations to such person, in each case incurred in the ordinary course of business;

         (k) Indebtedness of Holdings, the Parent Borrower or any Subsidiary in respect of performance bonds, bid bonds, appeal bonds, surety bonds and similar obligations and trade related letters of credit, in each case provided in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business;

         (l) Indebtedness that is secured solely by newly acquired real property or by real property of any Acquired Entity and which is nonrecourse to the Borrowers and the Guarantors (other than such Acquired Entity);

         (m) Indebtedness issued by Holdings or the Parent Borrower, in lieu of the payment of cash, in connection with the purchase or redemption of Capital Stock held by directors, officers, employees or consultants of Holdings, the Parent Borrower or any Subsidiary or their Permitted Transferees;

         (n) Indebtedness incurred pursuant to any Permitted
    Receivables Financing from time to time;

         (o) Indebtedness not in excess of $15,000,000, which Indebtedness is guaranteed by Masco, or with respect to which Masco has provided credit support, in


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66

    either case pursuant to the terms of the Acquisition Agreement (the "Masco Guarantees");

         (p) Indebtedness incurred pursuant to any sale and lease-back transaction permitted by Section 6.03;

         (q) secured Indebtedness in addition to that permitted by clauses (a) through (p) above in an aggregate principal amount not to exceed $25,000,000 at any time outstanding; and

         (r) extensions, renewals or refinancings of Indebtedness under the above paragraphs so long as, in the case of paragraphs
    (c) and (d) above, (A) such Indebtedness ("Refinancing Indebtedness") is in an aggregate principal amount not greater than the aggregate principal amount of the Indebtedness being extended, renewed or refinanced plus the amount of any premiums required to be paid thereon and fees and expenses associated therewith, (B) such Refinancing Indebtedness has a final maturity that is not less than six months after the Maturity Date, (C) the interest rate applicable to such Refinancing Indebtedness is a market interest rate (as determined in good faith by the Board of Directors of the Parent Borrower) as of the time of such extension, renewal or refinancing, (D) if the Indebtedness being extended, renewed or refinanced is subordinated to the Obligations, such Refinancing Indebtedness is subordinated to the Obligations to the same extent as the Indebtedness being extended, renewed or refinanced and (E) at the time and after giving effect to such extension, renewal or refinancing, no Default or Event of Default shall have occurred and be continuing.

    SECTION 6.02. Liens. Create, incur, assume or permit to exist any Lien on any property or assets (including stock or other securities of any person, including any Subsidiary) now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except:

         (a) Liens on property or assets of Holdings, the Parent Borrower and the Subsidiaries existing on the date hereof and set forth on Schedule 6.02(a), provided that such Liens shall secure only those obligations which they secure on the date hereof (and extensions, renewals and refinancings of such obligations permitted by Section 6.01);

         (b) any Lien created under the Loan Documents;

         (c) any Lien existing on any property or asset prior to the acquisition thereof by Holdings, the Parent Borrower or any Subsidiary, provided that (i) such Lien is not created in contemplation of or in connection with such acquisition and
    (ii) such Lien does not apply to any other property or assets of Holdings, any Borrower or any Subsidiary;

         (d) Liens for taxes, assessments, governmental charges and levies not yet due or which are being contested or are unpaid in compliance with Section 5.03;

         (e) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens arising in the ordinary course of business and securing obligations that are not due and payable or which are being contested in compliance with Section 5.03;


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                                                                              67

         (f) Liens of landlords or of mortgagees of landlords arising by operation of law, provided that the (A) rental payments secured thereby are not yet due and payable and (B) the Borrowers use reasonable efforts to obtain a consent from such landlord, in which such landlord or mortgagee acknowledges the Collateral Agent's first priority security interest in the Inventory (as defined in the Security Documents) pledged by each Loan Party to the Collateral Agent and agrees to provide the Collateral Agent with access to the premises covered by such lease in order to enforce such security interest;

         (g) pledges and deposits made in the ordinary course of business in compliance with workmen's compensation, unemployment insurance and other social security or similar laws or regulations;

         (h) pledges and deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

         (i) zoning restrictions, easements, rights-of-way, minor defects or irregularities in title, restrictions on use of real property and other similar encumbrances which, in the aggregate, do not materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of Holdings, the Parent Borrower or the Subsidiaries;

         (j) purchase money security interests in real property, improvements thereto or equipment hereafter acquired (or, in the case of improvements, constructed) by Holdings, any Borrower or any Subsidiary, provided that (i) such security interests secure Indebtedness permitted by Section 6.01(h), (ii) such security interests are incurred, and the Indebtedness secured thereby is created, not later than 120 days after such acquisition (or construction) or are incurred to extend, renew or refinance such security interests and Indebtedness incurred within such period,
    (iii) the Indebtedness secured thereby does not exceed the lesser of the cost or the fair market value of such real property, improvements or equipment at the time of such acquisition (or construction) and (iv) such security interests do not apply to any other property or assets of Holdings, any Borrower or any Subsidiary;

         (k) attachment or judgment Liens securing judgments, unless the aggregate amount of such judgments shall (A) exceed $10,000,000 (except to the extent the Administrative Agent shall have received satisfactory evidence that such judgments are covered by insurance) and (B) remain undischarged for a period of more than 60 consecutive days during which execution shall not be effectively stayed;

         (l) Liens to secure Capital Lease Obligations, industrial revenue bonds or Indebtedness permitted by Sections 6.01(h) or
    (l), provided that such Liens do not extend to any property or assets of Holdings, the Parent Borrower or any Subsidiary other than the property or assets financed thereby;

         (m) rights of first offer or refusal relating to interests in joint ventures;

         (n) UCC filings that relate to the preservation of claims in respect of interests in property subject to operating leases (it being agreed that the permissiveness of such


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68

    filing hereunder shall not be considered a waiver of any claim that the Lenders or the Collateral Agent may have on the property to which such interest relates);

         (o) Liens securing any Indebtedness permitted by Sections 6.01(l), (p) and (q);

         (p) in the case of any Foreign Subsidiary, Liens securing any Permitted Foreign Indebtedness permitted by Section 6.01(e);

         (q) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties in connection with the importation of goods in the ordinary course of business;

         (r) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by Holdings, the Parent Borrower or any of the Subsidiaries in the ordinary course of business;

         (s) Liens on accounts receivables financed in connection with any Permitted Receivables Financing permitted by Section
    6.05; and

         (t) pledges of any Capital Stock of Simmons.

    SECTION 6.03. Sale and Lease-Back Transactions. Enter into any arrangement, directly or indirectly, with any person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred, provided that the Parent Borrower and the Subsidiaries may enter into any such transaction to the extent that the Capital Lease Obligation and Liens associated therewith would be permitted by Sections 6.01(h), 6.01(l) or 6.02(o).

    SECTION 6.04. Investments, Loans and Advances. Purchase, hold or acquire any Capital Stock, evidences of Indebtedness or other securities of, make or permit to exist any loans or advances to, or make or permit to exist any investment or any other interest in, any other person, except:

         (a) investments by Holdings existing on the Closing Date in the Capital Stock of the Parent Borrower and Simmons;

         (b) investments, loans or advances made by any Borrower in or to Holdings, (i) to the extent necessary to enable Holdings to pay fees and expenses payable under the Transition Services
    Agreement (and also to the extent that payment by the Parent
    Borrower of the fees and expenses payable pursuant to the Management Agreement may constitute such investments, loans or advances), (ii) to the extent necessary to enable Holdings to make payments consisting of indemnification obligations, guarantee fees and reimbursement of amounts expended by Masco for the benefit of the Parent Borrower and the Subsidiaries required to be made pursuant to the Acquisition Agreement, (iii) to fund any repurchase, redemption or other payment pursuant to
    Section 6.06(a)(iii), (iv) to the extent necessary to cover any operating expenses of Holdings or (v) for any purpose, with amounts available under the Restricted Payments Basket, provided that after giving effect to any investment, loan or advance made pursuant to this paragraph (b), the Parent Borrower shall be in compliance on a pro forma basis with Sections 6.09 and 6.10.

         (c) investments, loans or advances made by Holdings, any Borrower or any Subsidiary in or to any Borrower or any Subsidiary Guarantor;

         (d) Permitted Investments;

         (e) investments by Holdings, any Borrower or any Subsidiary in (i) the Capital Stock of the Receivables Subsidiary or Master Servicer and (ii) other interests in the Receivables Subsidiary, in each case to the extent necessary in connection with or required by the terms of the Permitted Receivables Financing;

         (f) investments consisting of noncash consideration received in connection with a sale of assets permitted by Section 6.05;

         (g) investments arising from transactions by any Loan Party or any of the Subsidiaries with customers or suppliers (including Affiliates to the extent permitted by Section 6.07) in the ordinary course of business, including endorsements of negotiable instruments and debt obligations and other investments received in connection with the bankruptcy or reorganization of customers and suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers, arising in the ordinary course of business, and in the exercise of the reasonable business judgment of such Borrower or such Subsidiary;

         (h) advances to employees made to cover payroll, travel and similar expenses that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP and that are made in the ordinary course of business, provided that in the event it is determined that any item with respect to which any such advance is made will not be treated as such an expense, this clause (h) shall be inapplicable with respect to such advances;

         (i) loans or advances to employees made in the ordinary course of business not exceeding $5,000,000 in the aggregate outstanding at any time;

         (j) investments, loans or advances made by any Foreign
    Subsidiary in or to any other Foreign Subsidiary;

         (k) Permitted Foreign Investments not to exceed $75,000,000 at any time outstanding (less, without duplication, the aggregate outstanding principal amount of Permitted Foreign Indebtedness and the aggregate amount of Indebtedness of Foreign Subsidiaries pursuant to Section 6.01(o) outstanding at such time);

         (l) Capital Expenditures and other purchases permitted hereunder;

         (m) investments, loans and advances existing on the date hereof and as set forth on Schedule 6.04(m) and renewals, replacements and extensions thereof, provided that the amount of any such renewed, replaced or extended investment, loan or advance shall be for an amount no greater than the amount of the investment, loan or advance being renewed or extended;


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70

         (n) investments, loans and advances in or to customers and dealers in the ordinary course of business (including investments, loans and advances existing on the date hereof and set forth on Schedule 6.04(n)) not exceeding in the aggregate
    $75,000,000 at any time outstanding;

         (o) investments, loans and advances in or to suppliers in the ordinary course of business and investments, loans and advances in or to Joint Ventures engaged in any related business (including investments, loans and advances existing on the date hereof and set forth on Schedule 6.04(o)),not exceeding in the aggregate $80,000,000 at any time outstanding;

         (p) investments, loans and advances in or to a Foreign Subsidiary originally arising from dividend receivables owed by such Foreign Subsidiary or any other Foreign Subsidiary (whether or not thereafter reclassified from a loan or an advance to an investment or vice versa), provided that there shall be no net increase in the aggregate amount of cash investments, cash loans and cash advances to Foreign Subsidiaries as a result of any investments, loans and advances permitted pursuant to this
    Section 6.04(p);

         (q) Permitted Acquisitions; and

         (r) investments, loans or advances in addition to those permitted by clauses (a) through (q) above not exceeding in the aggregate $25,000,000 at any time outstanding.

    SECTION 6.05. Mergers, Consolidations, Sales of Assets and Acquisitions. Merge into or consolidate with any other person, or permit any other person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or any of its assets (whether now owned or hereafter acquired) or any Capital Stock of the Parent Borrower or any Subsidiary, or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or any of the assets of any other person, except that:

         (a) any Loan Party and any Subsidiary may purchase and sell inventory and Permitted Investments and purchase and sell obsolete, worn out and unused assets and scrap in the ordinary course of business;

         (b) if at the time thereof and immediately after giving effect thereto no Event of Default or Default shall have occurred and be continuing, (i) any wholly owned Subsidiary may merge into the Parent Borrower in a transaction in which the Parent Borrower is the surviving corporation, (ii) any wholly owned Subsidiary may merge into or consolidate with any other wholly owned Domestic Subsidiary in a transaction in which the surviving entity is a wholly owned Domestic Subsidiary; (iii) any 90%-Owned Foreign Subsidiary may merge into any other 90%-Owned Foreign Subsidiary in a transaction in which the surviving entity is a 90%-Owned Foreign Subsidiary and no person other than the Parent Borrower, a wholly owned Domestic Subsidiary or a 90%-Owned Foreign Subsidiary receives any consideration (other than interests in the surviving entity to any applicable minority interest holder not exceeding the proportionate interests of such minority interest holder in the applicable Subsidiary) and
    (iv) any direct wholly owned subsidiary of any Foreign Subsidiary may merge into such Foreign Subsidiary or into another direct wholly owned subsidiary of such


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                                                                              71

    Foreign Subsidiary so long as no person other than such Foreign Subsidiary receives any consideration;

         (c) (i) any Loan Party or any Subsidiary may sell, transfer, lease or otherwise dispose of any of its assets to any Borrower or any Subsidiary Guarantor, (ii) any 90%-Owned Foreign Subsidiary may sell, transfer, lease or otherwise dispose of any of its assets to any 90%-Owned Foreign Subsidiary and (iii) any direct wholly owned subsidiary of any Foreign Subsidiary may sell, transfer, lease or otherwise dispose of any of its assets to such Foreign Subsidiary or another wholly owned subsidiary of such Foreign Subsidiary;

         (d) any Loan Party and any Subsidiary may sell accounts receivable and related assets pursuant to any Permitted
    Receivables Financing in effect from time to time;

         (e) any sale and lease-back transaction permitted by Section
    6.03 may be effected;

         (f) any Loan Party and any Subsidiary may sell other assets or Capital Stock of any Subsidiary without limitation, so long as the Net Cash Proceeds received by the Parent Borrower or any Subsidiary of any such Asset Sale are applied as follows:

              (i) at the election of the Parent Borrower (a "Restricted Payment Election"), up to 50% of such Net Cash Proceeds may be added to the Restricted Payments Basket, and used to make Restricted Payments, so long as (A) the Commitments are permanently reduced, simultaneously with such election, by an amount equal to an equivalent percentage of such Net Cash Proceeds pursuant to
         Section 2.09(d) and (B) the Total Debt Ratio, on a pro forma basis after giving effect to such transactions, is less than or equal to 2.50 to 1.00; or

              (ii) to the extent any portion of such Net Cash Proceeds is not (A) added to the Restricted Payments Basket and applied to permanently reduce the Commitments pursuant to paragraph (i) above within one year following the receipt or (B) used by such Loan Party or Subsidiary within one year following receipt to purchase (or enter into binding commitments to purchase) assets used in the business of such Loan Party or Subsidiary or to make an investment, loan or advance in or to another Loan Party that within such one-year period uses the proceeds of such investment to purchase (or enters into binding commitments to purchase) assets used in the business of such other Loan Party, an amount equal to 50% of such unused portion shall be applied to permanently reduce the Commitments pursuant to
         Section 2.09;

         (g) any investments, loans or advances permitted by
    Section 6.04 may be effected;

         (h) any Loan Party or any Subsidiary may lease or sublease properties in which it has interests or lease or sublease any other property in the ordinary course of business;

         (i) a Foreign Subsidiary may issue its Capital Stock (i) to the extent it is required to do so pursuant to director qualification and to local ownership laws in the


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72

    applicable foreign country and (ii) to the management of such Foreign Subsidiary under any employee stock option, stock purchase, stock grant or other similar incentive or employee benefit plan in existence from time to time; and

         (j) Holdings may sell, transfer or otherwise dispose of (including by means of a dividend) the Capital Stock or assets of Simmons;

provided, however, that prior to the Collateral Release Date any sale, transfer or other disposition of assets or stock otherwise permitted by
Section 6.05 (f) above shall not be permitted unless (A) such sale, transfer or other disposition is for consideration at least 75% of which is cash and
(B) such consideration is at least equal to the fair market value of the assets sold, transferred or disposed of (as determined in good faith by the board of directors of the Parent Borrower).

    SECTION 6.06. Dividends and Distributions; Restrictions on Ability of Subsidiaries to Pay Dividends. (a) In the case of the Parent Borrower or any Subsidiary, declare or pay, directly or indirectly, any dividend or make any other distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any shares of its Capital Stock or directly or indirectly redeem, purchase, retire or otherwise acquire for value (or permit any Subsidiary to purchase or acquire for value) any shares of any class of its Capital Stock or set aside any amount for any such purpose; provided, however, that:

         (i) any Subsidiary may declare and pay dividends to, repurchase its Capital Stock from, or make other distributions to, the Parent Borrower or any wholly owned Subsidiary (or, in the case of non-wholly owned Subsidiaries, to or from the Parent Borrower or any Subsidiary and each other owner of Capital Stock of such Subsidiary on a pro rata basis (or more favorable basis from the perspective of the Parent Borrower or such Subsidiary) based on their relative ownership interests);

         (ii) the Parent Borrower may declare and pay dividends or make other distributions to Holdings to the same extent that the Parent Borrower may loan or advance funds to Holdings pursuant to
    Section 6.04(b);

         (iii) the Parent Borrower or a Foreign Subsidiary may purchase or redeem, and the Parent Borrower may make payments of principal and interest on Indebtedness issued pursuant to
    Section 6.01(m) to purchase or redeem, shares of Capital Stock (or options or warrants in respect of such shares) of Holdings, the Parent Borrower, or any Subsidiary (including related stock appreciation rights or similar securities) held by any current or former director, officer, employee or consultant of the Parent Borrower or any Subsidiary (or held by their Permitted Transferees) upon such person's death, disability, retirement or termination of employment or consulting services or under the terms of any agreement under which such shares of stock or related rights or similar securities were issued; and

         (iv) the Parent Borrower or any Subsidiary may declare or pay, directly or indirectly, any other dividend or make any other distribution not specifically authorized pursuant to the above paragraphs (i) through (iii) with amounts then available under the Restricted Payments Basket, provided that after giving effect to any dividend or distribution made pursuant to this clause (iv), the Parent Borrower shall be in compliance on a pro forma basis with Sections 6.09 and 6.10.

    (b) Permit its subsidiaries (other than the Receivables Subsidiary, the Master Servicer and Simmons) to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such subsidiary to (i) pay any dividends or make any other distributions on its Capital Stock or any other equity interest or (ii) make or repay any loans or advances to the Parent Borrower or the parent of such subsidiary (subclauses (i) and (ii) are collectively referred to as an "Upstream Payment") other than encumbrances and restrictions:

         (A)  pursuant to the Loan Documents;

         (B)  existing under, or by reason of, applicable law;

         (C) contained in any debt instrument relating to (i) a person acquired after the date hereof, provided that
              (x) such instrument was in existence at the time of such acquisition and was not created in contemplation of or in connection with such acquisition, (y) the officers of the Parent Borrower reasonably believe at the time of such acquisition that the terms of such instrument will not encumber or restrict the ability of such acquired person to make an Upstream Payment and
              (z) such instrument contains no express encumbrances or restrictions on the ability of such acquired person to make an Upstream Payment and (ii) industrial revenue bonds permitted under Section 6.01(h) or Indebtedness permitted under Section 6.01(l), provided that such instrument contains no express encumbrances or restrictions on the ability of the applicable obligor thereon to make an Upstream Payment;

         (D)  contained in or required by Permitted Foreign
              Indebtedness; and

         (E)  contained in agreements for Asset Sales permitted under
              Section 6.05.

    SECTION 6.07. Transactions with Affiliates. Sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except that Holdings, any Borrower or any Subsidiary may engage in any of the foregoing transactions in the ordinary course of business at prices and on terms and conditions not less favorable to Holdings, such Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties; provided, however, that the foregoing restriction shall not apply to (a) any transactions expressly permitted by this Restated Credit Agreement, including those permitted by Section 6.06 and any Permitted Receivables Financing, (b) transactions among Foreign Subsidiaries, (c) transactions pursuant to agreements entered into or in effect on the Restatement Effective Date and set forth on Schedule 6.07, including amendments thereto entered into after the Restatement Effective Date, provided that the terms of any such amendment are not, in the aggregate, less favorable to the Lenders than the terms of such agreement prior to such amendment, (d) any transactions among the Loan Parties and (e) transactions with Affiliates of Citicorp conducted in the normal course of such Affiliates' banking business.

    SECTION 6.08. Other Indebtedness and Agreements. (a) In the case of the Parent Borrower or any Subsidiary, make any payment or distribution, whether in cash, property, securities or a combination thereof, other than scheduled payments of principal and interest as and when due (to the extent not prohibited by applicable subordination provisions), in respect of, or pay, or offer or commit to pay, or directly or indirectly redeem, repurchase, retire or

74

otherwise acquire for consideration (or set apart any sum for the aforesaid purposes), the Subordinated Notes or any other Indebtedness for borrowed money (other than Intercompany Indebtedness, Indebtedness under Sections 6.01(a), (b), (e), (f), (g), (h), (i), (j), (k), (l), (m), (n), (o), (p) or
(q) or any Refinancing Indebtedness in respect thereof) of any Loan Party or any Subsidiary.

    (b) Notwithstanding anything contained in this Section 6.08 to the contrary, any payment or distribution that would otherwise be prohibited by this Section 6.08 may be effected, in whole or in part, with (i) the Net Cash Proceeds of any public offering of Capital Stock (other than Disqualified Stock) or (ii) amounts then available under the Restricted Payments Basket, provided that (A) no Default or Event of Default shall have occurred and be continuing at the time of any such payment pursuant to this paragraph (b) and
(B) after giving effect to any such payment pursuant to this paragraph (b), the Parent Borrower shall be in compliance on a pro forma basis with Sections
6.09 and 6.10.

    (c) Permit any waiver, supplement, modification, amendment, termination or release of any indenture, instrument or agreement governing the Debentures, the Masco Notes or the Subordinated Notes (or any Indebtedness issued to refinance such Indebtedness in accordance with this Restated Credit Agreement), to the extent that any such waiver, supplement, modification, amendment, termination or release would be adverse to the Lenders in any material respect.

    (d) Permit any waiver, supplement, modification, amendment, termination or release of (i) the certificate of incorporation or by-laws of Holdings, any Borrower or any Subsidiary, (ii) the Acquisition Agreement, (iii) the Stockholders' Agreement, (iv) the Management Agreement, (v) the Transition Services Agreement or (vi) the Tax Sharing Agreement, in each case to the extent that any such waiver, supplement, modification, amendment, termination or release would be adverse to the Lenders in any material respect.

    SECTION 6.09. Interest Coverage Ratio. Permit the ratio (the "Interest Coverage Ratio") of (a) Consolidated EBITDA to (b) Consolidated Interest Expenses for any period of four consecutive fiscal quarters ending on the last day of any fiscal quarter included in any period set forth below to be less than the ratio set forth below for such period:

From and Including:          To and Including:           Interest Coverage Ratio
------------------           ----------------            -----------------------
June 30, 1997                December 30, 1998               2.00 to 1.00
December 31, 1998            December 30, 1999               2.25 to 1.00
December 31, 1999            December 30, 2000               2.50 to 1.00
December 31, 2000            December 30, 2001               2.75 to 1.00
December 31, 2001                                            3.00 to 1.00
and thereafter


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                                                                              75


SECTION 6.10. Total Debt Ratio. Permit the Total Debt Ratio (a) as of the last day of any fiscal quarter included in any period set forth below to be in excess of the ratio set forth below for such period:

From and Including:            To and Including:               Total Debt Ratio
------------------             ----------------                -----------------
June 30, 1997                  December 30, 1998                  5.00 to 1.00
December 31, 1998              December 30, 1999                  4.50 to 1.00
December 31, 1999                                                 4.00 to 1.00
and thereafter

or (b) if the Parent Borrower has made the election referred to in the definition of the term "Collateral Release Date", as of the last day of any fiscal quarter ending after the date of such election to be in excess of 3.00 to 1.00.

    SECTION 6.11. Capital Expenditures. Incur Capital Expenditures in excess of $90,000,000 in any fiscal year commencing with the fiscal year ending December 31, 1997; provided, however, that (a) the amount of permitted Capital Expenditures in any fiscal year shall be increased by the total amount of unused permitted Capital Expenditures for the immediately preceding year (other than amounts referred to in clause (b) of this proviso and less an amount equal to any unused permitted Capital Expenditures carried forward to such preceding year pursuant to this proviso) and (b) Holdings, the Parent Borrower and the Subsidiaries may incur, in the aggregate, an additional $10,000,000 in each fiscal year of Capital Expenditures in connection with matters relating to compliance with any Environmental Law or cleanup of any Hazardous Materials that is not in the ordinary course of business.

    SECTION 6.12. Bank Accounts. Establish or maintain any bank account or similar account with any financial institution that is not a Lender, other than (a) the accounts specified in Section 2A of the Perfection Certificate,
(b) any deposit account used exclusively for the payment of payroll of any Loan Party or any Subsidiary, (c) foreign accounts of any Foreign Subsidiary and (d) other accounts with an aggregate balance of less than $3,000,000.

    SECTION 6.13. Business of Holdings, Borrowers and Subsidiaries. Engage at any time in any business or business activity other than (a) in the case of the Parent Borrower and the Subsidiaries (other than the Receivables Subsidiary and the Master Servicer), the business currently conducted by it and business activities reasonably incidental thereto or related to or derived from any such business or activities; (b) in the case of Holdings,
(i) the ownership of all the outstanding Capital Stock of the Parent Borrower and Simmons, together with activities directly related thereto, (ii) the business currently conducted by the Specified HFG Companies and business activities reasonably incidental thereto or business activities related thereto or derived therefrom, (iii) performance of its obligations under the Loan Documents, under intercompany Indebtedness and under all agreements, Capital Stock and Indebtedness contemplated by the Acquisition Agreement,
(iv) actions required by law to maintain its status as a corporation, (v) actions incidental to the consummation of the Transactions and (vi) sale and servicing obligations under any Permitted Receivables Financing; (c) in the case of the Receivables Subsidiary, the purchase and sale of receivables (or participation interests therein) in connection with any Permitted Receivables Financing, together with activities related thereto; and (d) in the case of the Master Servicer, the servicing obligations under any Permitted Receivables Financing, together with activities related thereto.

76

    SECTION 6.14. Fiscal Year. Change the end of its fiscal year from December 31 to any other date.

                                 ARTICLE VII

                              Events of Default

    In case of the happening of any of the following events ("Events of Default"):

         (a) any representation or warranty made or deemed made by a Loan Party in or in connection with any Loan Document or the borrowings or issuances of Letters of Credit hereunder, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

         (b) default shall be made in the payment of any principal of any Loan or the reimbursement with respect to any L/C
    Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

         (c) default shall be made in the payment of any interest on any Loan or any Fee or L/C Disbursement or any other amount (other than an amount referred to in (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five Business Days;

         (d) default shall be made in the due observance or performance by Holdings, any Borrower or any Subsidiary of any covenant, condition or agreement contained in Section 5.01(a),
    5.05 or 5.08 or in Article VI;

         (e) default shall be made in the due observance or performance by Holdings, any Borrower or any Subsidiary of any covenant, condition or agreement contained in any Loan Document (other than those specified in (b), (c) or (d) above) and such default shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent or any Lender to the Borrowers;

         (f) (i) Holdings, any Borrower or any Subsidiary shall (A) fail to pay any principal or interest, regardless of amount, due in respect of any Indebtedness in a principal amount in excess of $10,000,000, when and as the same shall become due and payable, or (B) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any such Indebtedness if the effect of any failure referred to in this clause (B) is to cause, or to permit the holder or holders of such Indebtedness or a trustee on its or their behalf to cause, such Indebtedness to become due prior to its stated maturity, or (ii) any default or other event shall have occurred under the Receivables Sale Agreement, the Receivables Pooling Agreement or any other document governing any Permitted Receivables Financing if the effect of such default or other event is to cause, or to permit the holder or holders of interests in the receivables purchased thereunder or a trustee on its or their behalf to cause, the termination of any Permitted Receivables Financing;

         (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of Holdings, any Borrower, any Domestic Subsidiary or any Significant Foreign Subsidiary, or of a substantial part of the property or assets of Holdings, any Borrower, any Domestic Subsidiary or any Significant Foreign Subsidiary, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings, any Borrower, any Domestic Subsidiary or any Significant Foreign Subsidiary or for a substantial part of the property or assets of Holdings, any Borrower, any Domestic Subsidiary or any Significant Foreign Subsidiary or (iii) the winding-up or liquidation of Holdings, any Borrower, any Domestic Subsidiary or any Significant Foreign Subsidiary; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

         (h) Holdings, any Borrower, any Domestic Subsidiary or any Significant Foreign Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in (g) above,
    (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings, any Borrower, any Domestic Subsidiary or any Significant Foreign Subsidiary or for a substantial part of the property or assets of Holdings, any Borrower, any Domestic Subsidiary or any Significant Foreign Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing;

         (i) one or more judgments for the payment of money in an aggregate amount in excess of $10,000,000, which amount is not covered by insurance (provided that in the event such a judgment is covered by insurance, the Administrative Agent is provided with satisfactory evidence that the insurance provider will provide the coverage relating thereto) shall be rendered against Holdings, any Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of Holdings, any Borrower or any Subsidiary to enforce any such judgment;

         (j) an ERISA Event shall have occurred that, in the reasonable opinion of the Required Lenders, when taken together with all other such ERISA Events, could reasonably be expected to result in liability of Holdings or the Borrowers in an aggregate amount exceeding $10,000,000;

78

         (k) prior to the Collateral Release Date, any security interest purported to be created by any Security Document in any Collateral having a value, in the aggregate, of more than $10,000,000 shall cease to be, or shall be asserted by any Borrower or any other Loan Party not to be, a valid, perfected, first priority (except as otherwise expressly provided in this Restated Credit Agreement or such Security Document) security interest in the securities, assets or properties covered thereby, except to the extent that any such loss of perfection or priority results from the failure of the Collateral Agent to maintain possession of certificates representing securities pledged under the Pledge Agreement and except to the extent that such loss is covered by a lender's title insurance policy and the Administrative Agent is provided with satisfactory evidence that related insurance provider will provide the coverage relating thereto;

         (l) any Loan Document shall not be for any reason, or shall be asserted by any Loan Party not to be, in full force and effect and enforceable in accordance with its terms; or

         (m) there shall have occurred a Change in Control;

then, and in every such event (other than an event with respect to Holdings or any Borrower described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event, the Administrative Agent may and, at the request of the Required Lenders shall, by written notice to the Borrowers, take either or both of the following actions, at the same or different times: (i) terminate forthwith the Commitments and (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of Holdings and the Borrowers accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by Holdings and the Borrowers, anything contained herein or in any other Loan Document to the contrary notwithstanding; and in any event with respect to Holdings or any of the Borrowers described in paragraph (g) or (h) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of Holdings and the Borrowers accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by Holdings and the Borrowers, anything contained herein or in any other Loan Document to the contrary notwithstanding.

                                ARTICLE VIII

              The Administrative Agent and the Collateral Agent

    In order to expedite the transactions contemplated by this Restated Credit Agreement, The Chase Manhattan Bank is hereby appointed to act as Administrative Agent and Collateral Agent on behalf of the Lenders (for purposes of this Article VIII, the Administrative Agent and the Collateral Agent are referred to collectively as the "Agents") and The First National Bank of Chicago is hereby appointed as the Issuing Bank. The Issuing Bank, each of the Lenders and each assignee of any such Lender hereby irrevocably authorize the Agents to take such actions on behalf of such Lender or assignee or the Issuing Bank and to exercise such


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                                                                              79

powers as are specifically delegated to the Agents by the terms and provisions hereof and of the other Loan Documents, together with such actions and powers as are reasonably incidental thereto. The Administrative Agent is hereby expressly authorized by the Lenders and the Issuing Bank, without hereby limiting any implied authority, (a) to receive on behalf of the Lenders and the Issuing Bank all payments of principal of and interest on the Loans, all payments in respect of L/C Disbursements and all other amounts due to the Lenders hereunder (other than payments that are specifically required to be paid directly to a Lender), and promptly to distribute to each Lender or the Issuing Bank its proper share of each payment so received; (b) to give notice on behalf of each of the Lenders to Holdings and the Borrowers of any Event of Default specified in this Restated Credit Agreement of which the Administrative Agent has actual knowledge acquired in connection with its agency hereunder; and (c) to receive and distribute to each Lender copies of all notices, financial statements and other materials delivered by Holdings, any Borrower or any other Loan Party pursuant to this Restated Credit Agreement or the other Loan Documents as received by the Administrative Agent. Without limiting the generality of the foregoing, the Agents are hereby expressly authorized to execute any and all documents (including releases) with respect to the Collateral and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Restated Credit Agreement and the Security Documents.

    Neither the Agents nor any of their respective directors, officers, employees or agents shall be liable as such for any action taken or omitted by any of them except for its or his own gross negligence or wilful misconduct, or be responsible for any statement, warranty or representation herein or the contents of any document delivered in connection herewith, or be required to ascertain or to make any inquiry concerning the performance or observance by the Borrowers or any other Loan Party of any of the terms, conditions, covenants or agreements contained in any Loan Document. The Agents shall not be responsible to the Lenders for the due execution, genuineness, validity, enforceability or effectiveness of this Restated Credit Agreement or any other Loan Documents, instruments or agreements. The Agents shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Required Lenders and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Lenders. Each Agent shall, in the absence of knowledge to the contrary, be entitled to rely on any instrument or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper person or persons. Neither the Agents nor any of their respective directors, officers, employees or agents shall have any responsibility to the Borrowers or any other Loan Party on account of the failure of or delay in performance or breach by any Lender or the Issuing Bank of any of its obligations hereunder or to any Lender or the Issuing Bank on account of the failure of or delay in performance or breach by any other Lender or the Issuing Bank or the Borrowers or any other Loan Party of any of their respective obligations hereunder or under any other Loan Document or in connection herewith or therewith. Each of the Agents may execute any and all duties hereunder by or through agents or employees and shall be entitled to rely upon the advice of legal counsel selected by it with respect to all matters arising hereunder and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

    The Lenders hereby acknowledge that neither Agent shall be under any duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Restated Credit Agreement unless it shall be requested in writing to do so by the Required Lenders.



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80

    Subject to the appointment and acceptance of a successor Agent as provided below, either Agent may resign at any time by notifying the Lenders and the Borrowers. Upon any such resignation, the Required Lenders shall have the right to appoint a successor, provided that such appointment shall require the consent of the Borrowers (which consent shall not be unreasonably withheld), so long as no Default or Event of Default shall have occurred and be continuing. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a bank with an office in New York, New York, having a combined capital and surplus of at least $500,000,000 or an Affiliate of any such bank. Upon the acceptance of any appointment as Agent hereunder by a successor bank, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations hereunder. After the Agent's resignation hereunder, the provisions of this Article and Section 9.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

    With respect to the Loans made by it hereunder, each Agent in its individual capacity and not as Agent shall have the same rights and powers as any other Lender and may exercise the same as though it were not an Agent, and the Agents and their Affiliates may accept deposits from, lend money to and generally engage in any kind of business with Holdings, any Borrower or any Subsidiary or other Affiliate thereof as if it were not an Agent.

    Each Lender agrees (a) to reimburse the Agents, on demand, in the amount of its pro rata share (based on its Commitments hereunder, or if such Commitments have expired or been terminated, based on its outstanding Loans) of any expenses incurred for the benefit of the Lenders by the Agents, including counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, that are required to be but shall not have been reimbursed by the Borrowers and (b) to indemnify and hold harmless each Agent and any of its directors, officers, employees or agents, on demand, in the amount of such pro rata share, from and against any and all liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against it in its capacity as Agent or any of them in any way relating to or arising out of this Restated Credit Agreement or any other Loan Document or any action taken or omitted by it or any of them under this Restated Credit Agreement or any other Loan Document, to the extent the same are required to be but shall not have been reimbursed by the Borrowers or any other Loan Party, provided that no Lender shall be liable to an Agent or any such other indemnified person for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that is determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Agent or any of its directors, officers, employees or agents.

    Each Lender acknowledges that it has, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Restated Credit Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Restated Credit Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.




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                                                                              81

                                 ARTICLE IX

                                Miscellaneous

    SECTION 9.01. Notices. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

         (a) if to the Borrowers or Holdings, to LifeStyle Furnishings International Ltd. at 1300 National Highway, Thomasville, North Carolina 27360, Attention of President (Telecopy No.(910) 476-2656) with a copy to the Attention of General Counsel (Telecopy No. (910) 476-4551);

         (b) if to the Administrative Agent or the Swingline Lender, to Chase Manhattan Agency Services, One Chase Manhattan Plaza, 8th Floor, New York, New York 10005, Attention of Sandra Miklave (Telecopy No. (212) 552-5658), with a copy to The Chase Manhattan Bank, 270 Park Avenue, New York 10017, Attention of William Caggiano (Telecopy No. (212) 972-0009);

         (c) if to the Issuing Bank, to The First National Bank of Chicago, 153 West 51st Street, New York, NY 10019, Attention of Nelson Martinez (Telecopy No. (212) 373-1367); and

         (d) if to a Lender, to it at its address (or telecopy number) set forth on Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto.

All notices and other communications given to any party hereto in accordance with the provisions of this Restated Credit Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or when receipt is acknowledged if sent by telecopy or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.01. All notices, reports, filings or other communications required to be given to the Lenders as a group shall be deemed to have been given on the date of receipt by the Administrative Agent.

    SECTION 9.02. Survival of Agreement. All covenants, agreements, representations and warranties made by the Borrowers or Holdings herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Restated Credit Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and the Issuing Bank and shall survive the making by the Lenders of the Loans and the issuance of Letters of Credit by the Issuing Bank, regardless of any investigation made by the Lenders or the Issuing Bank or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Restated Credit Agreement or any other Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not been terminated. The provisions of Sections 2.14, 2.16, 2.20, 9.05 and 9.16 shall remain operative and in full force and effect regardless of the expiration of the term of this Restated Credit Agreement, the consummation of the transactions contemplated hereby, the repayment of any


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82

of the Loans, the expiration of the Commitments, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Restated Credit Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent, any Lender or the Issuing Bank.

    SECTION 9.03. Binding Effect. This Restated Credit Agreement shall become effective when it shall have been executed by each of the Borrowers, Holdings and the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

    SECTION 9.04. Successors and Assigns. (a) Whenever in this Restated Credit Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrowers, Holdings, the Administrative Agent, the Issuing Bank or the Lenders that are contained in this Restated Credit Agreement shall bind and inure to the benefit of their respective successors and assigns.

    (b) Each Lender may assign to one or more assignees all or a portion of its interests, rights and obligations under this Restated Credit Agreement (including all or a portion of its Commitment, the Loans at the time owing to it and participations in Letters of Credit held by it (it being understood that Commitments, Loans, L/C Disbursements and participations in Letters of Credit may only be assigned in pro rata amounts)); provided, however, that
(i) except in the case of an assignment to a Lender or an Affiliate of such Lender, (A) the Parent Borrower (only so long as an Event of Default pursuant to clause (b), (c), (g) or (h) of Article VII shall not have occurred and be continuing) and the Administrative Agent (and, in the case of any assignment of a Commitment, the Issuing Bank and the Swingline Lender) must give their prior written consent to such assignment (which consent shall not be unreasonably withheld) and (B) the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 (or, if less, the entire remaining amount of such Lender's Commitment), (ii) the parties to each such assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500 and (iii) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. Upon acceptance and recording pursuant to paragraph (e) of this Section 9.04, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Restated Credit Agreement and
(B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Restated Credit Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Restated Credit Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.16, 2.20 and 9.05, as well as to any Fees accrued for its account and not yet paid).

    (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each


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                                                                              83

other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Commitment, and the outstanding balance of its Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (ii) except as set forth in (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Restated Credit Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Restated Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of Holdings, any Borrower or any Subsidiary or the performance or observance by Holdings, any Borrower or any Subsidiary of any of its obligations under this Restated Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Restated Credit Agreement, together with copies of the most recent financial statements referred to in Section 3.05(a) or delivered pursuant to Section 5.04 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Administrative Agent, the Collateral Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Restated Credit Agreement; (vi) such assignee appoints and authorizes the Administrative Agent, the Issuing Bank and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Restated Credit Agreement as are delegated to the Administrative Agent, Issuing Bank and the Collateral Agent, respectively, by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Restated Credit Agreement are required to be performed by it as a Lender.

    (d) The Administrative Agent shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive and Holdings, the Borrowers, the other Loan Parties, the Administrative Agent, the Issuing Bank, the Collateral Agent and the Lenders shall treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Restated Credit Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by Holdings, the Borrowers, the other Loan Parties, the Issuing Bank, the Collateral Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

    (e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) above and, if required, the written consent of the Parent Borrower, the Swingline Lender, the Issuing Bank and the Administrative Agent to such assignment, the Administrative Agent shall (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Lenders, the Issuing Bank and the Swingline Lender. No assignment shall be effective unless and until it has been recorded in the Register as provided in this paragraph (e).



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84

    (f) Each Lender may without the consent of the Parent Borrower, the Swingline Lender, the Issuing Bank or the Administrative Agent sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Restated Credit Agreement (including all or a portion of its Commitment and the Loans owing to it); provided, however, that (i) such Lender's obligations under this Restated Credit Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other entities shall be entitled to the benefit of the cost protection provisions contained in Sections 2.14, 2.16 and 2.20 to the same extent as if they were Lenders, provided that no such participating bank or entity shall be entitled to receive any greater amount pursuant to such Sections than a Lender would have been entitled to receive in respect of the amount of participation sold by such Lender to such participating bank or entity had no sale occurred, and
(iv) Holdings, the Borrowers, the other Loan Parties, the Administrative Agent, the Issuing Bank and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Restated Credit Agreement, and such Lender shall retain the sole right to enforce the obligations of Holdings and the Borrowers relating to the Loans or L/C Disbursements and to approve any amendment, modification or waiver of any provision of this Restated Credit Agreement (other than amendments, modifications or waivers decreasing any fees payable hereunder or the amount of principal of or the rate at which interest is payable on the Loans, extending any scheduled principal payment date or date fixed for the payment of interest on the Loans, increasing or extending the Commitments or releasing all or any substantial part of the Collateral (except as expressly permitted by the Loan Documents)).

    (g) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this
Section 9.04, disclose to the assignee or participant or proposed assignee or participant any information relating to Holdings or the Borrowers furnished to such Lender by or on behalf of Holdings or the Borrowers, provided that, prior to any such disclosure of information, each such assignee or participant or proposed assignee or participant shall execute an agreement in the form of Exhibit K.

    (h) Any Lender may at any time assign all or any portion of its rights under this Restated Credit Agreement to a Federal Reserve Bank to secure extensions of credit by such Federal Reserve Bank to such Lender, provided that no such assignment shall release a Lender from any of its obligations hereunder or substitute any such Bank for such Lender as a party hereto. In order to facilitate such an assignment to a Federal Reserve Bank, the Borrowers shall, at the request of the assigning Lender, duly execute and deliver to the assigning Lender a promissory note or notes, in form and substance reasonably satisfactory to the Borrowers, evidencing the Loans made to the Borrowers by the assigning Lender hereunder.

    (i) Neither Holdings nor any Borrower shall assign or delegate any of its rights or duties hereunder without the prior written consent of the Administrative Agent, the Issuing Bank and each Lender, and any attempted assignment without such consent shall be null and void.

    (j) In the event that S&P, Moody's and Thompson's BankWatch (or InsuranceWatch Ratings Service, in the case of Lenders that are insurance companies (or Best's Insurance Reports, if such insurance company is not rated by Insurance Watch Ratings Service)) shall, after the date that any Lender becomes a Lender, downgrade the long-term certificate deposit ratings of such Lender, and the resulting ratings shall be below BBB-, Baa3 and C (or BB, in the case of a Lender that is an insurance company (or B, in the case of an insurance company not rated by InsuranceWatch Ratings Service)), then the Issuing Bank shall have the right, but


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                                                                              85

not the obligation, at its own expense, upon notice to such Lender and the Administrative Agent, to replace (or to request the Borrowers to use their reasonable efforts to replace) such Lender with an assignee (in accordance with and subject to the restrictions contained in paragraph (b) above), and such Lender hereby agrees to transfer and assign without recourse (in accordance with and subject to the restrictions contained in paragraph (b) above) all its interests, rights and obligations in respect of its Commitment to such assignee; provided, however, that (i) no such assignment shall conflict with any law, rule and regulation or order of any Governmental Authority and (ii) the Issuing Bank or such assignee, as the case may be, shall pay to such Lender in immediately available funds on the date of such assignment the principal of and interest accrued to the date of payment on the Loans made by such Lender hereunder and all other amounts accrued for such Lender's account or owed to it hereunder.

    SECTION 9.05. Expenses; Indemnity. (a) The Borrowers agree to pay all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent, the Issuing Bank and the Swingline Lender in connection with the syndication of the credit facilities provided for herein and the preparation and administration of this Restated Credit Agreement and the other Loan Documents or in connection with any amendments, modifications or waivers of the provisions hereof or thereof or incurred by the Administrative Agent, the Collateral Agent or any Lender in connection with the enforcement or protection of its rights in connection with this Restated Credit Agreement and the other Loan Documents or in connection with the Loans made or Letters of Credit issued hereunder, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore, counsel for the Administrative Agent and the Collateral Agent, and, in connection with any such enforcement or protection, the reasonable fees, charges and disbursements of any other counsel for the Administrative Agent, the Collateral Agent or any Lender, it being understood that, except in the case of enforcement costs upon default by the Borrowers hereunder, such parties and their counsel will, if then requested by the Borrowers, provide good faith estimates of such expenses to the Parent Borrower upon request prior to any such undertaking.

    (b) The Borrowers agree, jointly and severally, to indemnify the Administrative Agent, the Collateral Agent, each Lender and the Issuing Bank, each Affiliate of any of the foregoing persons and each of their respective directors, trustees, officers, employees and agents (each such person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of or as a result of (i) any claim, litigation, investigation or proceeding, whether or not any Indemnitee is a party thereto, relating to the execution or delivery of this Restated Credit Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder, the consummation of the Transactions and the other transactions contemplated thereby or the use of the proceeds of the Loans or issuance of Letters of Credit or (ii) any actual or alleged presence or Release of Hazardous Materials on any property owned or operated by Holdings, the Borrowers or any of the Subsidiaries, or any Environmental Claim related in any way to Holdings, the Borrowers or the Subsidiaries, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee. Notwithstanding any of the foregoing, nothing within this Section 9.05(b) shall constitute a release by the Parent Borrower of any claims arising against any Lender, the Issuing Bank or the Administrative Agent under this Restated Credit Agreement.



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86

    (c) The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Restated Credit Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Restated Credit Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent, any Lender or the Issuing Bank. All amounts due under this Section 9.05 shall be payable on written demand therefor.

    SECTION 9.06. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of Holdings or any Borrower against any of and all the obligations of Holdings or any Borrower now or hereafter existing under this Restated Credit Agreement and other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Restated Credit Agreement or such other Loan Document and although such obligations may be unmatured. The rights of each Lender under this Section 9.06 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

    SECTION 9.07. Applicable Law. THIS RESTATED CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN LETTERS OF CREDIT AND AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT, OR IF NO SUCH LAWS OR RULES ARE DESIGNATED, THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (1993 REVISION), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 500 (THE "UNIFORM CUSTOMS") AND, AS TO MATTERS NOT GOVERNED BY THE UNIFORM CUSTOMS, THE LAWS OF THE STATE OF NEW YORK.

    SECTION 9.08. Waivers; Amendment. (a) No failure or delay of the Administrative Agent, the Collateral Agent, any Lender or the Issuing Bank in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Collateral Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Restated Credit Agreement or any other Loan Document or consent to any departure by any Borrower or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrowers or Holdings in any case shall entitle the Borrowers or Holdings to any other or further notice or demand in similar or other circumstances.

    (b) Neither this Restated Credit Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into


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                                                                              87

by the Borrowers, Holdings and the Required Lenders; provided, however, that no such agreement (i) shall (A) decrease the principal amount of, or extend the maturity of or any date for the payment of any interest on, any Loan or any date for reimbursement of an L/C Disbursement, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan or L/C Disbursement, without the prior written consent of each Lender affected thereby, (B) increase or extend the Commitment of any Lender or decrease or extend the date for payment of the Commitment Fees of such Lender without the prior written consent of such Lender or (C) amend or modify the provisions of Section 2.17 or 9.04(i), the provisions of this Section, the definition of the term "Required Lenders" or release any Guarantor or, prior to the Collateral Release Date, all or any substantial part of the Collateral (except, in each case, as expressly permitted by the Loan Documents), without the prior written consent of each Lender or (ii) shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Collateral Agent, the Issuing Bank or the Swingline Lender hereunder or under any other Loan Document without the prior written consent of the Administrative Agent, the Collateral Agent, the Issuing Bank or the Swingline Lender, as the case may be.

    (c) If, in connection with any proposed change, waiver, discharge or termination of any of the provisions of this Restated Credit Agreement as contemplated by this Section 9.08, or any proposed assignment by Holdings or any Borrower as contemplated by Section 9.04(i), the consent of the Required Lenders is obtained but the consent of one or more other Lenders or of the Issuing Bank whose consent is required is not obtained, then the Borrowers shall have the right, so long as all nonconsenting Lenders whose individual consent is required or the Issuing Bank, as applicable, are treated as described below, to require each such nonconsenting Lender or Issuing Bank to transfer and assign all its interest, rights and obligations under this Restated Credit Agreement to one or more assignees pursuant to and in accordance with Section 2.21, so long as at the time of such transfer and assignment each such assignee consents to the proposed change, waiver, discharge or termination and the assignment.

    (d) Notwithstanding anything to the contrary in Section 9.08(b), upon the delivery of notice by the Parent Borrower to the Administrative Agent that one of the events that triggers a Collateral Release Date has occurred, which such notice shall describe such event in reasonable detail, (i) the Collateral Agent shall (A) release all Liens and security interests in respect of the Collateral held by it on behalf of the Secured Parties and (B) execute all documents reasonably required by the Parent Borrower in order to effectuate such release, (ii) all references to "Collateral" herein shall have no further effect and all covenants and provisions relating to the Collateral shall cease to apply and (iii) the Security Documents shall (A) terminate automatically in accordance with the terms thereof and (B) cease to be Loan Documents hereunder, and each Lender hereby authorizes the Administrative Agent to enter into on its behalf an amendment to this Restated Credit Agreement to effect the foregoing.

    SECTION 9.09. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan or participation in any L/C Disbursement, together with all fees, charges and other amounts which are treated as interest or loan charges on such Loan or participation in such L/C Disbursement under applicable law (collectively, the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan or participation in accordance with applicable law, the rate of interest payable in respect of such Loan or participation hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that

88

would have been payable in respect of such Loan or participation but were not payable as a result of the operation of this Section 9.09 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or participations or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

    SECTION 9.10. Entire Agreement. This Restated Credit Agreement, the Commitment Letter (to the extent it sets forth the fees payable to certain parties hereunder), [the L/C Commitment Letter,] the other Loan Documents and the confidentiality agreements previously signed by the Lenders constitute the entire contract between the parties relative to the subject matter hereof. Any other previous agreement among the parties with respect to the subject matter hereof is superseded by this Restated Credit Agreement and the other Loan Documents. Nothing in this Restated Credit Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Restated Credit Agreement or the other Loan Documents.

    SECTION 9.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO a TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS RESTATED CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS RESTATED CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

    SECTION 9.12. Severability. In the event any one or more of the provisions contained in this Restated Credit Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

    SECTION 9.13. Counterparts. This Restated Credit Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 9.03. Delivery of an executed signature page to this Restated Credit Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Restated Credit Agreement.

    SECTION 9.14. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Restated Credit Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Restated Credit Agreement.

    SECTION 9.15. Jurisdiction; Consent to Service of Process. (a) Each of Holdings and the Borrowers hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Restated Credit Agreement or the other Loan Documents, or for recognition or enforcement of any judgment relating thereto, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Restated Credit Agreement shall affect any right that the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Restated Credit Agreement or the other Loan Documents against the Borrowers, Holdings or their respective properties in the courts of any jurisdiction.

    (b) Each of Holdings and the Borrowers hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Restated Credit Agreement or the other Loan Documents in any New York State or Federal court sitting in New York City. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

    (c) Each party to this Restated Credit Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Restated Credit Agreement will affect the right of any party to this Restated Credit Agreement to serve process in any other manner permitted by law.

    SECTION 9.16. Confidentiality. The Administrative Agent, the Collateral Agent, the Issuing Bank and each of the Lenders and participating institutions pursuant to Section 9.04(f) agrees to keep confidential and not to publish, disclose or otherwise divulge (and to cause its respective officers, directors, employees, agents, affiliates and representatives to keep confidential and not publish, disclose or otherwise divulge) the Information (as defined below), except that the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender shall be permitted to disclose Information (a) to such of its respective officers, directors, employees, agents, affiliates and representatives (including counsel) as need to know such Information (who will be informed of the confidential nature of the Information), (b) to the extent otherwise required by applicable laws and regulations or by any subpoena or similar legal process, or requested by any regulatory authority (in any which event notice thereof will be provided to the Parent Borrower and the applicable party to the extent not prohibited by applicable law), (c) in connection with any suit, action or proceeding relating to the enforcement of its rights hereunder or under the other Loan Documents or (d) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 9.16 or (ii) becomes available, or was available, to the Administrative Agent, the Issuing Bank, any Lender or the Collateral Agent on a nonconfidential basis from a source

90

other than the Borrowers or Holdings or any of their respective affiliates and such source is not bound by a confidentiality agreement to any of the Borrowers or Holdings and is not otherwise prohibited from transmitting the information to a third party. For the purposes of this Section, the term "Information" shall mean all financial statements, certificates, reports, agreements and information (including all analyses, compilations and studies prepared by the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender based on any of the foregoing) that are received from any of the Borrowers or Holdings or any of their respective affiliates or representatives and related to any of the Borrowers or Holdings or any of their respective affiliates, any shareholders of any of the Borrowers or Holdings or any employee, customer or supplier of any of the Borrowers or Holdings or any of their respective affiliates. The provisions of this
Section 9.16 shall remain operative and in full force and effect regardless of the expiration and term of this Restated Credit Agreement.

    SECTION 9.17. Obligations Joint and Several. (a) Each Borrower agrees that it shall, jointly with the other Borrowers and severally, be liable for all the Obligations. Each Borrower further agrees that the Obligations of the other Borrowers may be extended and renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its agreement hereunder notwithstanding any extension or renewal of any Obligation of the other Borrowers.

    (b) Each Borrower waives presentment to, demand of payment from and protest to the other Borrowers of any of the Obligations, and also waives notice of acceptance of its obligations and notice of protest for nonpayment.
 The obligations of a Borrower hereunder shall not be affected by (i) the failure of any Lender or the Administrative Agent to assert any claim or demand or to enforce any right or remedy against the other Borrowers under the provisions of this Restated Credit Agreement or any of the other Loan Documents or otherwise, or (ii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Restated Credit Agreement, any of the other Loan Documents or any other agreement.

    (c) Each Borrower further agrees that its agreement hereunder constitutes a promise of payment when due and not of collection, and waives any right to require that any resort be had by any Lender to any balance of any deposit account or credit on the books of any Lender in favor of any other Borrower or any other person.

    (d) The Obligations of each Borrower hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations of the other Borrowers or otherwise. Without limiting the generality of the foregoing, the obligations of each Borrower hereunder shall not be discharged or impaired or otherwise affected by the failure of the Administrative Agent or any Lender to assert any claim or demand or to enforce any remedy under this Restated Credit Agreement or under any other Loan Document or any other agreement, by any waiver or modification in respect of any thereof, by any default, failure or delay, wilful or otherwise, in the performance of the Obligations of the other Borrowers, or by any other act or omission which may or might in any manner or to any extent vary the risk of such Borrower or otherwise operate as a discharge of such Borrower as a matter of law or equity.

    (e) Each Borrower further agrees that its obligations hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Obligation of the other Borrowers is rescinded or must otherwise be restored by the Administrative Agent or any Lender upon the bankruptcy or reorganization of any of the other Borrowers or otherwise.

    (f) In furtherance of the foregoing and not in limitation of any other right which the Administrative Agent or any Lender may have at law or in equity against any Borrower by virtue hereof, upon the failure of a Borrower to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each other Borrower hereby promises to and will, upon receipt of written demand by the Administrative Agent, forthwith pay, or cause to be paid, in cash the amount of such unpaid Obligations, and thereupon each Lender shall, in a reasonable manner, assign the amount of the Obligations of the other Borrowers owed to it and paid by such Borrower pursuant to this guarantee to such Borrower, such assignment to be pro tanto to the extent to which the Obligations in question were discharged by such Borrower, or make such disposition thereof as such Borrower shall direct (all without recourse to any Lender and without any representation or warranty by any Lender).

    (g) Upon payment by a Borrower of any sums as provided above, all rights of such Borrower against another Borrower, as the case may be, arising as a result thereof by way of right of subrogation or otherwise shall in all respects be subordinated and junior in right of payment to the prior indefeasible payment in full of all the Obligations to the Lenders.

    SECTION 9.18. Replacement of Existing Credit Agreement. Notwithstanding anything to the contrary, the parties hereto acknowledge and agree that this Restated Credit Agreement (a) is set forth in the form of an amendment and restatement agreement for convenience only and (b) replaces the Existing Credit Agreement in its entirety.

92

    IN WITNESS WHEREOF, the parties hereto have caused this Restated Credit Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                       LIFESTYLE FURNISHINGS
                                       INTERNATIONAL LTD., as the
                                       Parent Borrower,

                                         by
                                            /s/ RONALD J. HOFFMAN
                                            ---------------------------------
                                            Name: Ronald J. Hoffman
                                            Title:  Vice President

                                       AMETEX FABRICS, INC.
                                       THE BERKLINE CORPORATION,
                                       DREXEL HERITAGE FURNISHINGS
                                       INC.,
                                       HENREDON FURNITURE INDUSTRIES,
                                       INC.,
                                       INTERIOR FABRIC DESIGN, INC.,
                                       INTRO EUROPE, INC.,
                                       LA BARGE, INC.,
                                       LEXINGTON FURNITURE
                                       INDUSTRIES, INC.,
                                       MAITLAND-SMITH, INC.,
                                       MARBRO LAMP COMPANY,
                                       RAMM, SON & CROCKER, INC.,
                                       ROBERT ALLEN FABRICS, INC.,
                                       ROBERT ALLEN FABRICS OF N.Y.,
                                       INC.,
                                       SUNBURY TEXTILE MILLS, INC.,
                                       UNIVERSAL FURNITURE LIMITED,
                                       each as a Subsidiary Borrower,

                                         by
                                             /s/ RONALD  J.HOFFMAN
                                             -----------------------------
                                             Name:  Ronald J. Hoffman
                                             Title:  Vice President


                                       LIFESTYLE HOLDINGS, LTD.,

                                         by

                                            /s/ RONALD R. KASS
                                            -------------------------------
                                            Name:  Ronald R. Kass
                                            Title:  President

                                       FURNISHINGS INTERNATIONAL
                                       INC.,

                                         by
                                            /s/ RONALD J. HOFFMAN
                                            ------------------------------
                                            Name:  Ronald J. Hoffman
                                            Title:  Vice President

94

                                       THE CHASE MANHATTAN BANK,
                                       individually and as
                                       Administrative Agent,
                                       Collateral Agent and Swingline
                                       Lender,

                                         by
                                           /s/ MARIAN N. SCHULMAN
                                           -------------------------------
                                           Name:  Marian N. Schulman
                                           Title:  Vice President


                                       THE FIRST NATIONAL BANK OF
                                       CHICAGO, individually and as
                                       Issuing Bank,

                                         by
                                            /s/ CHRISTINE DAVIS
                                            -------------------------------
                                           Name: Christine Davis
                                           Title:  Authorized Agent


                                       CIBC INC., individually and as
                                       Co-Agent,

                                         by
                                            /s/ WILLIAM C. HUMPHRIES
                                            -------------------------------
                                            Name:  William C. Humphries
                                            Title: Director, CIBC Wood
                                                   Gundy Securities Corp. as
                                                   Agent

                                       WACHOVIA BANK,

                                         by
                                            /s/ HAYWOOD EDMUNDSON, V
                                            ------------------------------
                                           Name:  Haywood Edmundson, V
                                           Title:  Vice President


                                       COMERICA BANK,

                                         by
                                           /s/ JAMES R. GROSSETT
                                           -----------------------------
                                           Name:  James R. Grossett
                                           Title:  First Vice President


                                       BANK OF TOKYO-MITSUBISHI,
                                       TRUST COMPANY,

                                         by
                                           /s/ PAUL P. MALECKI
                                           ----------------------------
                                           Name:  Paul P. Malecki
                                           Title:  Vice President


                                       CREDIT LYONNAIS,

                                         by
                                           /s/ ALAIN PANIAESE
                                           ----------------------------
                                           Name:  Alain Paniaese
                                           Title:  Executive Vice
                                                   President


                                       DRESDNER BANK,

                                         by
                                           /s/ B. CRAIG ERICKSON
                                           ---------------------------
                                           Name:  B. Craig Erickson
                                           Title:  Vice President


                                         by
                                           /s/ ANTHONY J. BERTI
                                           -----------------------------
                                           Name:  Anthony J. Berti
                                           Title:  Assistant Treasurer

96

                                       FIRST UNION NATIONAL BANK,

                                         by
                                           /s/ RICHARD J. RIZZO, JR.
                                           -------------------------------
                                           Name:  Richard J. Rizzo, Jr.
                                           Title:  Vice President



                                       THE LONG-TERM CREDIT BANK OF
                                       JAPAN, LIMITED, New York
                                       Branch,

                                         by
                                           /s/ SATORU OTSUBO
                                           ------------------------------
                                           Name:  Satoru Otsubo
                                           Title:  Joint General Manager


                                       THE MITSUBISHI TRUST & BANKING
                                       CORPORATION,

                                         by
                                           /s/ TOSHIHIRO HAYASHI
                                           ----------------------------
                                           Name:  Toshihiro Hayashi
                                           Title:  Senior Vice President


                                       SANWA BANK LTD.,
                                         by
                                           /s/ RICHARD H. AULT
                                           ---------------------------
                                           Name:  Richard H. Ault
                                           Title:  Vice President


                                       THE BANK OF NEW YORK,

                                         by
                                           /s/ ANNE MARIE HUGHES
                                           ----------------------------
                                           Name:  Anne Marie Hughes
                                           Title:  Assistant Vice
                                                   President



                                       THE BANK OF SCOTLAND,

                                         by
                                           /s/ ANNIE CHIN TAT
                                           -----------------------------
                                           Name:  Annie Chin Tat
                                           Title:  Vice President

                                       BANQUE NATIONALE DE PARIS,

                                         by
                                           /s/ HENRY F. SETINA
                                           -----------------------------
                                           Name:  Henry F. Setina
                                           Title:  Vice President


                                       DG BANK,

                                         by
                                           /s/ NORAH MCCANN
                                           ----------------------------
                                           Name:  Norah McCann
                                           Title:  Senior Vice President

                                         by
                                           /s/ MARK CONNELLY
                                           ---------------------------
                                           Name:  Mark Connelly
                                           Title:  Vice President


                                       DAI ICHI KANGYO BANK LTD.,

                                         by
                                           /s/ SEIICHIRO INO
                                           --------------------------
                                           Name:  Seiichiro Ino
                                           Title:  Vice President

                                       FIRST AMERICAN NATIONAL BANK,

                                         by
                                           /s/ H. HOPE STEWART
                                           --------------------------
                                           Name:  H. Hope Stewart
                                           Title:  Assistant Vice
                                                   President


                                       SAKURA BANK LTD.,

                                         by
                                           /s/ HIROYASHU IMANISHI
                                           ------------------------------
                                          Name:  Hiroyashu Imanishi
                                           Title:  Vice President &
                                                   Senior Manager


                                       THE SUMITOMO BANK, LTD.,

                                         by
                                           /s/ GARY P. FRANKE
                                           ----------------------------
                                           Name:  Gary P. Franke

98
                                           Title:  Vice President


                                       SUNTRUST BANKS INC.,

                                         by
                                           /s/ JASON P. OWEN
                                           ----------------------------
                                           Name:  Jason P. Owen
                                           Title:  Banking Officer


                                         by
                                           /s/ CHRIS H. COTTER
                                           ---------------------------
                                           Name:  Chris H. Cotter
                                           Title:  Banking Officer



                                       PNC BANK, National
                                       Association,

                                         by
                                           /s/ ROSE M. CRUMP
                                           --------------------------
                                           Name:  Rose M. Crump
                                           Title:  Vice President